As filed with the Securities and Exchange Commission on April 28, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIAA-CREF Life Insurance Company

(Exact name of registrant as specified in its charter)

New York	6311	13-3917848
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

TIAA-CREF Life Insurance Company

730 Third Avenue

New York, NY 10017-3206

(212) 490-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John D. Piller, Sr. Esq.	Ken Reitz, Esq.
TIAA-CREF Life Insurance Company	TIAA-CREF Life Insurance Company
8500 Andrew Carnegie Boulevard, SSC-C2-08	8500 Andrew Carnegie Boulevard, SSC-C2-08
Charlotte, NC 28262-8500	Charlotte, NC 28262-8500
(704) 988-5681	(704) 988-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

Pursuant to Rule 429 under the Securities Act of 1933, this prospectus contained herein also relates to Registration Statement No. 333-210342.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

PROSPECTUS

April 29, 2022 TIAA-CREF INVESTMENT HORIZON ANNUITY

Individual Flexible Premium Modified Guaranteed Annuity Contract

Issued by TIAA-CREF Life Insurance Company (“TIAA Life”) and offered through TIAA-CREF Individual & Institutional Services, LLC (“TC Services”).

This prospectus describes information you should know before investing in the TIAA-CREF Investment Horizon Annuity, an individual flexible premium modified guaranteed annuity contract (the “Contract”) issued by TIAA Life. Before you invest, please read this prospectus carefully and keep it for future reference. Some of the terms and phrases that we use in this prospectus have a particular meaning, and, in the “Definitions” section of this prospectus, we define them so you will know how we are using those terms and phrases.

The Contract is designed for individual investors who desire to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. Whether the Contract is available to you is subject to approval by regulatory authorities in your state. You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts, which are Contracts intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A

To purchase a Contract, you must allocate your initial Premium among one or more Fixed Term Deposit options (each an “FTD”), each of which will grow at a specified guaranteed rate of interest for the stated period. The minimum allocation to an FTD is $5,000. We reserve the right to increase the minimum allocation to an FTD in the future. We currently offer six FTDs, ranging from five year to ten years in duration. We will make the determination as to the interest rates we will declare for each FTD. We cannot predict nor do we guarantee what future interest rates we will declare, but your Contract will have minimum guaranteed interest rates that we will determine when we issue the Contract to you.

Purchasing this Contract involves certain risks. If you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, or apply your Contract Accumulation to an Income Option more than one year before the end of an FTD’s term, we generally will apply a Market Value Adjustment (“MVA”) to the amount being surrendered, withdrawn, or applied to an Income Option. The MVA may be either positive or negative. Accordingly, the amount that you receive could either increase or decrease and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Also, when you surrender your Contract or take withdrawals from an FTD, federal income tax is based on the entire gain in your Contract, not just the gain for that FTD. Withdrawals before age 59 1/2 may also incur a 10% IRS tax penalty on earnings. You should carefully discuss your personal tax situation with your qualified tax advisers before you purchase a Contract.

Additional information about these risks appears under “The Contract”—“Charges,” under “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment,” and under “Federal Income Taxes.”

We offer the Contract through TC Services, which is the principal underwriter. TC Services is not required to sell any specific number or dollar amount of Contracts. There are no arrangements to place funds in an escrow, trust, or similar account. This will be a continuous offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Contract is not a deposit or obligation of, or guaranteed by, any bank or financial institution, and is not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other government agency. It is subject to investment risk, including the possible loss of investment principal.

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This prospectus outlines the terms of the TIAA-CREF Investment Horizon Annuity issued by TIAA Life. It does not constitute an offering in any jurisdiction where such an offering cannot lawfully be made. No dealer, salesman, or anyone else is authorized to give any information or to make any representation about this offering other than what is contained in this prospectus. If anyone does so, you should not rely on it.

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DEFINITIONS

Throughout the prospectus, “TIAA Life,” “we,” and “our” refer to TIAA-CREF Life Insurance Company. “You” and “your” mean any Contract owner or any prospective Contract owner. The terms and phrases below are defined so you will know precisely how we are using them. To understand some definitions, you may have to refer to other terms that we have defined.

Administrative Office. The office you must contact to exercise any of your rights under the Contract. Unless otherwise specified in this prospectus, you should send your completed application and your initial Premium to: New Business Dept., TIAA-CREF Life Insurance Company, P.O. Box 1291, Charlotte, NC, 28201-9908; Telephone: 877-694-0305; you should send all subsequent Premiums and any other requests to: TIAA-CREF Investment Horizon Annuity, P.O. Box 933898, Atlanta, GA 31193-3898.

Annuitant. The natural person whose life is used in determining the annuity payments to be received. The Annuitant may be the Contract owner or another person.

Annuity Starting Date. The date on which you begin to receive income benefits under an Income Option.

Beneficiary. Any person or institution named to receive benefits if you die when you have Contract Accumulation remaining or while any annuity income or death benefit payments remain due.

Business Day. Any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 pm Eastern Time, or an earlier time if we so notify you or when trading closes on the New York Stock Exchange, if earlier.

Calendar Day. Any day of the year. Non-Business Day Calendar Days end at 4:00 pm Eastern Time, or an earlier time if we so notify you.

Contract. The individual flexible premium modified guaranteed annuity contract described in this prospectus.

Contract Accumulation. The sum of your Fixed Term Deposit accumulations, plus the sum of your Short Term Holding Account accumulations.

Contract owner. The person (or persons) who controls all the rights and benefits under a Contract. If there are two Contract owners, one must be designated as the primary Contract owner on the completed application, and the joint Contract owner must be the spouse of the primary Contract owner.

Fixed Term Deposit (“FTD”). One of the options available for allocation of your Premium(s) or Contract Accumulation under the Contract. Each FTD option varies in length (from one year to ten years) and guarantees a specified rate of interest for the specified term.

FTD Value. The portion of the Contract Accumulation allocated to an FTD.

General Account. All of our assets and liabilities other than those allocated to any segregated TIAA-CREF Life Separate Account. The Short Term Holding Account and Contract Accumulations in FTDs are part of our General Account.

Good Order. This means the actual receipt by us, at our Administrative Office, of the instructions relating to a transaction in writing—or when appropriate by telephone or via the Internet—along with all completed forms, documents, information and supporting legal documentation (including any required consents) we require to effect the transaction. Such instructions include, but would not be limited to, a withdrawal request, a request to surrender your Contract, a death benefit claim, and any other administrative request or election you make pursuant to the terms of the Contract or as otherwise noted in the Prospectus. To be “in Good Order,” instructions must be sufficiently clear so that we do not need to exercise any discretion to follow such instructions. With respect to purchase requests, Good Order also generally includes receipt by us of sufficient funds to effect the transaction. We reserve the right to change our requirements for what constitutes Good Order and which documents and forms are required for us to complete a transaction request.

Income Option. Any of the ways you can receive annuity income.

IRC. The Internal Revenue Code of 1986, as amended.

IRS. The Internal Revenue Service.

Market Value Adjustment (“MVA”). An adjustment that either increases or decreases the amount we will pay you if you surrender your Contract more than 30 days before the end of an FTD’s term, make a withdrawal more than 30 days before the end of an FTD’s term, apply the Contract Accumulation to an Income Option more than one year before the end of the FTD’s term, subject to certain exceptions.

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Non-Qualified Contract. A Contract issued in connection with a retirement arrangement other than a Qualified Contract.

Premium. Any amount you invest (i.e., pay) into the Contract.

Qualified Contract. A Contract that is intended to qualify for special Federal income tax treatment under the IRC Section 408 or 408A. We do not currently offer Qualified Contracts.

Second Annuitant. The natural person whose life is used together with the life of the Annuitant in determining the annuity payments to be received under an Income Option under a two-life annuity option. Under a two-life annuity option, the primary Annuitant’s life and the life of the Second Annuitant are used in determining the annuity payments. Under a two-life annuity option, the Second Annuitant will receive annuity payments if the primary Annuitant dies.

Short Term Holding Account. An account that is part of our General Account and that will contain all Contract Accumulation of your Contract that has not been allocated to an available FTD.

Survivor Income Option. An option that continues lifetime annuity payments as long as either the Annuitant or the Second Annuitant is alive.

TIAA Life. TIAA-CREF Life Insurance Company. TIAA Life is a wholly-owned subsidiary of TIAA.

TIAA. Teachers Insurance and Annuity Association of America.

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SUMMARY

You should read this summary together with the detailed information you will find in the rest of the prospectus.

WHAT IS THE TIAA-CREF INVESTMENT HORIZON ANNUITY?

The TIAA-CREF Investment Horizon Annuity is an individual flexible premium modified guaranteed annuity contract that allows you to accumulate funds on a tax-deferred basis for retirement or other long-term investment purposes and to receive future payment of those funds as lifetime income or through other payment options. You generally are not taxed on any earnings or appreciation on the assets in the Contract until money is taken out of the Contract.

Currently, Premiums can be allocated to any of six FTDs ranging from five years to ten years in duration which can be chosen by you. Each FTD guarantees a specified rate of interest.

The Contract is available to you provided that it has been approved by the insurance department of your state of issuance.

WHAT FEES AND EXPENSES MAY BE DEDUCTED FROM MY CONTRACT?

There are certain fees and expenses that may be deducted from your Contract.

•

Premium taxes—We may deduct premium taxes from your Contract Accumulation when it is applied to an Income Option or, or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified annuity contract premium payments and are determined by state insurance laws.

•

Annual maintenance fee—When you have Contract Accumulation remaining in the Contract, we will deduct an annual maintenance fee of $25 from your Contract Accumulation (if your Contract Accumulation is less than $25,000) on each anniversary and upon surrender of your Contract.

•	Charge when systematic interest withdrawals are paid by check—We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

•

Surrender charge—We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

6)	to death benefit payments.

Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

•

Market value adjustment—we will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. We will not apply an MVA upon cancellation of the

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Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

For more details, see “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

WHEN DOES A MARKET VALUE ADJUSTMENT APPLY?

We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term; any withdrawal taken from an FTD more than 30 days before the end of its term; Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. There are certain circumstances where we will not apply an MVA. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”

HOW DO I PURCHASE A CONTRACT?

To purchase a Contract, you must complete an application and make an initial Premium of at least $5,000 for FTDs. We reserve the right to lower the premium amount to $100. Additional Premiums must be at least $5,000 for FTDs and will be allocated to a new FTD. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I CANCEL MY CONTRACT?

You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we get written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. For details, see “The Contract”—“Purchasing a Contract and Remitting Premiums.”

CAN I MAKE CASH WITHDRAWALS FROM THE CONTRACT?

You may surrender your Contract or take cash withdrawals from an FTD at any time that you have Contract Accumulation remaining. All cash withdrawals must be for at least $1,000 from an FTD, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may limit cash withdrawals from your Contract to one per calendar quarter. If you invest in an FTD, a systematic interest withdrawal program is also available at Contract application. For details, see “The Contract”—“Cash Withdrawals.” Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will be subject to an MVA, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement. See “Fixed Term Deposit (“FTD”)”— “Market Value Adjustment.”

Cash withdrawals may be taxed. You may have to pay an IRS tax penalty on earnings if you take a cash withdrawal before age 59 1/ 2.

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WHAT ARE MY OPTIONS AT THE END OF AN FTD’S TERM?

When an FTD nears maturity at the end of the specified term, you have several options. You may receive all or part of your ending FTD Value without a surrender charge or MVA; you may apply all or part of your ending FTD Value to one or more new FTDs that are available to you at that time; or you may do nothing and allow a new FTD to automatically begin. See “Fixed Term Deposit (FTD)”—“Maturity of a Fixed Term Deposit.”

WHAT ARE MY OPTIONS FOR RECEIVING ANNUITY PAYMENTS UNDER THE CONTRACT?

Guaranteed fixed annuity payments are available under the Contract and are payable from our General Account. The Contract offers a variety of Income Options, including: One-Life Annuities, which pay income as long as the Annuitant lives or until the end of a specified guaranteed period, whichever is longer; Fixed-Period Annuities, which pay income for a period of between two and 30 years; and Two-Life Annuities, which pay income as long as the Annuitant lives (or both Annuitants are alive), then continues at either the same or a reduced level for the life of the surviving Annuitant or until the end of a specified guaranteed period, whichever is greater. The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract. For details, see “The Contract”—“Receiving Annuity Payments.”

SUMMARY OF CONTRACT ALLOCATION OPTIONS

	PURPOSE	BENEFIT	DRAWBACKS

Short- Term Holding Account (STHA)	Temporary guaranteed interest account until value is reallocated to a FTD. This is a default account when contract value cannot be allocated to a FTD; you cannot allocate to this account.

–   Up to 45 day flexibility to reallocate assets in this account as you like to any FTD or withdraw value without a Contract charge.

–   After 45 days, we automatically reallocate to the shortest available FTD.

– You cannot leave value in the STHA longer than 45 days. – If we reallocate automatically, you cannot reallocate again until the shortest FTD matures. – Generally, pays lower interest rate than FTDs.

FTD	Provide guaranteed interest rate for terms of 1-10 years, with longer terms usually providing the highest interest rate.	– Lock in a guaranteed rate for the FTD term. – Multiple FTD term options to diversify your interest credit risk.	– FTD account value is less liquid than STHA value. Early withdrawals are subject to a market value adjustment.

Income Options	Provide several other annuity income options.	– Locks in annuity income in the payout option you choose. – Payments are taxed as annuity payments.	– No liquidity. Payments must be made as scheduled.

WHAT DEATH BENEFITS ARE AVAILABLE UNDER THE CONTRACT?

For FTDs, if any Contract owner or Annuitant dies when there is Contract Accumulation remaining, the death benefit will become available to the death benefit payees. The amount of the death benefit is the Contract Accumulation on the first death benefit payable date.

TIAA LIFE AND TIAA

The Contracts are issued by TIAA-CREF Life Insurance Company, a stock life insurance company organized under the laws of the State of New York on November 20, 1996. All of the stock of TIAA Life is held by TIAA. TIAA Life’s headquarters are at 730 Third Avenue, New York, New York 10017-3206. TIAA Life is solely responsible for its contractual obligations.

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TIAA is a stock life insurance company, organized under the laws of the State of New York. It was founded on March 4, 1918, by the Carnegie Foundation for the Advancement of Teaching. TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in the State of New York in 1952. Together, TIAA and CREF, form the principal retirement system for the nation’s education and research communities and form one of the largest retirement systems in the U.S., based on assets under management. CREF does not stand behind TIAA’s guarantees and TIAA does not guarantee CREF products.

THE CONTRACT

The Contract is an individual flexible premium modified guaranteed annuity that accepts after-tax dollars for Non-Qualified Contracts. The material rights, obligations, and benefits of the Contract are described in this prospectus. We offer the Contract in all 50 states and the District of Columbia except Illinois, Indiana, North Dakota, Oregon, and Washington. Contract terms and features may differ due to state laws and regulations. These differences may include, among other things, free look rights, application and calculation of the MVA availability of certain Income Options, and calculation of the surrender charge. You should review your Contract along with this prospectus to understand the product features and charges under your Contract.

You may purchase the Contract only as a Non-Qualified Contract. We do not currently offer Qualified Contracts.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the U.S. government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions, including us, to obtain, verify and record information that identifies each person who opens an account.

What this means for you: When you open an account, we will ask for your name, residential address, date of birth, Social Security number, and other information that will allow us to identify you, such as your home telephone number. Until you provide us with the information that we need, we may not be able to issue a Contract to you or effect any transactions for you.

If we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include canceling your Contract.

THE GENERAL ACCOUNT

All Contract value, including Contract value in the Short Term Holding Account or Fixed Term Deposits (“FTDs”) is part of our General Account. We own the assets in the General Account, and we use these assets to support our insurance and annuity obligations. These assets are subject to our general liabilities from business operations. Subject to applicable law, we have sole discretion over investment of the General Account’s assets. Amounts invested in the Contract do not share in the investment performance of our General Account. Our General Account bears the full investment risk for all Contract obligations. Amounts payable under the Contract are payable from our General Account and are subject to our financial strength and claims-paying ability.

The Contract provides minimum guaranteed interest rates. We anticipate also crediting and changing, from time to time and at our sole discretion, excess current interest rates to be credited under the FTDs and the Short Term Holding Account. You assume the risk that interest credited under the Contract may not exceed minimum guaranteed amounts.

PURCHASING A CONTRACT AND REMITTING PREMIUMS

Minimum Initial Premiums. We will issue you a Contract as soon as we receive in Good Order at our Administrative Office your complete and accurate application, Premium and all other information necessary to process your application. (See “The Contract”—“Purchasing a Contract and Remitting Premiums”.”) Your initial Premium will be allocated to the FTD(s) you select within two Business Days of the Business Day on which it is received by us in Good Order. Initial Premiums must be for at least $5,000 per FTD.

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For your initial Premium, please send your check, payable to TIAA-CREF Life Insurance Company, along with your completed application to:

New Business Dept.

TIAA-CREF Life Insurance Company

P.O. Box 1291

Charlotte, NC 28201-9908

Note that we cannot accept money orders, traveler’s checks, or cash. In addition, we will not accept a third- party check where the relationship of the payor to the Contract owner cannot be identified from the face of the check.

Right to Cancel. You can examine the Contract and return it to us for a full refund of all Premiums paid to the FTDs (less systematic interest withdrawals) until the end of the “free look” period specified in your Contract (which is a minimum of 30 days, but varies by state). We will consider the Contract returned on the date it is postmarked and properly addressed with postage pre-paid or, if it is not postmarked, on the day we receive it at our Administrative Office. We will send you the refund after we receive, in Good Order, written notice of cancellation and the returned Contract. We will not deduct a surrender charge or apply an MVA if you cancel the Contract during the “free look” period. During the “free look” period, you may not make a withdrawal under your Contract.

Additional Premiums. Subsequent Premiums must be for at least $5,000 per FTD and will be allocated to a new FTD. Subsequent Premiums of $25,000 or more may be allocated to a new FTD. We reserve the right to limit Premiums to no more than $500,000 a year. For additional Premiums, please send your check, payable to TIAA-CREF Life Insurance Company, including your Contract number and FTD allocation choice, to:

TIAA-CREF Investment Horizon Annuity

P.O. Box 933898

Atlanta, GA 31193-3898

We will allocate each subsequent Premium to a new FTD, based on your instructions, as of the Business Day we receive it in Good Order. Currently, we will accept Premiums at any time both the Contract owner and the Annuitant is living and there is remaining Contract Accumulation. We reserve the right to not accept additional Premiums under this Contract after you have been given three months’ notice.

If we exercise our right to reject and/or place limitations on the acceptance and/or allocation of additional Premiums, you may be unable to, or limited in your ability to, increase your Contract Accumulation through additional Premiums. Before you purchase the Contract and determine the amount of your initial Premium, you should consider the fact that we may suspend, reject or limit additional Premiums at some point in the future. You should consult with your registered representative before purchase.

Electronic Payment. You may make initial or additional Premium payments by electronic payment. A federal wire transfer is usually received on a “same” day basis and an Automated Clearing House (“ACH”) transfer is usually received by the second day after transmission. Be aware that your bank may charge you a fee to wire funds, although ACH transfers are usually less expensive than a federal wire. This is what you need to do:

(1)	If you are sending in an initial Premium, send your completed application to us at our Administrative Office;

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(2)	Instruct your bank to wire or transfer money to:

Wells Fargo

ABA Number 121000248

San Francisco, CA

Account of: TIAA-CREF Life Insurance Company

Account Number: 2000035305820

(3)	Specify on the wire or transfer:

•	Your name, address and Social Security Number(s) or Taxpayer Identification Number(s)

•	Indicate if the Premium is for a new application or for an existing Contract (provide Contract number and FTD allocation choice, if existing)

Certain Restrictions. You may only open one Contract in any calendar year. Also, your Contract may not contain more than 120 FTDs at any one time.

If mandated under applicable law, including federal laws designed to counter terrorism and prevent money laundering, we may be required to reject a Premium payment. We may also be required to block a Contract owner’s account and refuse to pay any request for surrenders, withdrawals, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about you and your Contract to government regulators.

We may deduct any charges for premium taxes from your initial or subsequent Premium before we allocate it under the Contract. (See “The Contract”—“Charges”—“Premium Taxes.”)

More About Remitting Premiums. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

SHORT TERM HOLDING ACCOUNT (“STHA”)

The Short Term Holding Account (“STHA”) is a part of our General Account. You cannot elect to allocate Contract value to the STHA. Premiums are generally allocated to FTDs. However, premiums paid less than one year before your scheduled Annuity Starting Date may only be allocated to the STHA. When a FTD matures, proceeds from that FTD are placed in the STHA unless you have already reallocated such proceeds to another FTD or there are no new FTDs available to you at that time. If FTDs become available to you while you have a Contract Accumulation in the Short-Term Holding Account, we will mail you a notice after which you will have at least 15 days, but not more than 45 days, to allocate your Short Term Holding Account accumulation among the available FTDs. If we do not receive valid instructions from you in that time frame, your entire Contract Accumulation in the Short Term Holding Account will be applied to a new FTD with the shortest term then available.

Contract Accumulations in the STHA earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

FIXED TERM DEPOSIT (“FTD”)

Fixed Terms. An FTD is an investment option for a period of years during which we will credit a specified interest rate. Currently, you can choose from FTDs of five years to ten years (whole years only). If the crediting rate for an FTD is lower than your Contract’s minimum guaranteed interest rate, that FTD will be temporarily unavailable. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available to you. We reserve the right to stop offering any FTD at any time. If you allocate any part of a Premium to an unavailable FTD, we will not consider your allocation instructions to be in Good Order and will not process your allocation instructions.

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Crediting Interest. Each FTD to which you allocate any portion of a Premium or your Contract Accumulation earns interest at the specified interest rate in effect for that FTD from the date the Premium or Contract Accumulation is credited to the FTD through the end of the term of the FTD, or until the FTD Value is surrendered, if earlier. We will credit interest to each FTD on a daily basis. We will also credit interest on a daily basis on any amounts held in the Short Term Holding Account at an interest rate determined by us, but not less than your Contract’s minimum guaranteed interest rate. Credited interest rates for each FTD will vary by term and purchase date.

We have no specific formula for setting the interest rates. Rates will be influenced by, but not necessarily coincide with, interest rates available on fixed income investments that we may acquire with the amounts we receive as Premiums. You have no direct or indirect interest in the investments we make with the Premiums. We will invest these amounts primarily in investment-grade fixed income securities. We will also consider other factors in determining the interest rates, including regulatory and tax requirements, administrative and sales expenses incurred by us, general economic trends, and competitive factors. Interest rates will not vary by purchase amount. We will make the determination as to the interest rate we will declare for each FTD. FTDs earn interest credited at a rate guaranteed to never be less than the minimum guaranteed interest rate stated in your Contract, which will never be less than 1%. We cannot predict nor do we guarantee what future interest rates we will declare.

Allocations to an FTD are subject to several crediting risks. When an FTD period ends, you may not be able to reinvest FTD proceeds at as favorable an interest rate. This risk is greater for shorter FTD periods. Similarly, allocations in an FTD are locked into that FTD’s interest rate for the term of the FTD, even when interest rates on comparable products may be increasing. This risk is greater for longer FTD periods. Generally, although not always, longer FTD periods will credit higher interest rates.

Maturity of a Fixed Term Deposit. An FTD matures at the end of the specified term, and the proceeds then become available to the Contract owner(s). Prior to the end of an FTD’s term, you may select from the following options:

(1)	Receive all or part of your ending FTD Value without a surrender charge or MVA;

(2)	Instruct us to apply all or part of your ending FTD Value to one or more new FTDs that you select from the FTDs that we are then offering and are available to you; or

(3)	Apply all or part of your ending FTD Value to an Income Option

(4)	Do nothing and allow a new FTD to automatically begin.

If any FTD matures after a notice of death is received but before the death benefit is paid, the Contract Accumulation in that FTD will be transferred to the Short Term Holding Account.

We will mail you a notice at least 45 days, but not more than 75 days, prior to maturity of each FTD. Prior to maturity, you must instruct us to either apply the proceeds to one or more new FTDs then available or transfer the proceeds out of the Contract. Only FTDs ending before the calendar month in which the Annuitant or any Contract owner turns age 90 will be available. At least $5,000 must be allocated to any subsequent FTD. If no FTDs are then available, you may apply the proceeds to the Short Term Holding Account.

If we have not received valid instructions from you before maturity, the proceeds will be applied to a new FTD with the shortest term then available. If no FTDs are then available, the proceeds will be applied to the Short Term Holding Account.

Surrenders at the end of an FTD

To surrender your ending Contract Accumulation in an FTD, you must request the surrender in writing prior to the end of the expiring FTD. Surrenders and withdrawals made more than 30 days before the end of an FTD’s term will generally be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Any surrendered or withdrawn amount may be subject to income taxes, and a 10% IRS tax penalty on earnings may apply if you are not yet 59 1/ 2 years old. (See “Federal Income Taxes.”)

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Automatic subsequent FTDs

Unless you instruct otherwise, the Contract Accumulation at the end of an expiring FTD will be allocated to a subsequent FTD. The subsequent FTD will be the shortest duration FTD that we currently offer. The new FTD will earn interest at the interest rate in effect for that subsequent FTD when your Contract Accumulation is allocated to it. If the shortest duration FTD extends beyond the calendar month in which the Annuitant or any Contract owner turns age 90, then we will allocate the Contract Accumulation to the Short Term Holding Account.

Cash Withdrawals. At any time that there is Contract Accumulation, you can withdraw some or all of your Contract Accumulation from the FTD(s) and/or from any amounts you have in the Short Term Holding Account. A full withdrawal of your Contract Accumulation is called a surrender. Cash withdrawals must be for at least $1,000, unless the withdrawal would reduce the FTD Value below $5,000, in which case you must withdraw the entire FTD Value. We may also impose the following restrictions:

•	Withdrawals from your Contract can be limited to no more than one per calendar quarter.

•	We may change the cut-off time establishing when a transaction request must be received in order to be effective at the end of that Business Day.

All withdrawal requests must be in accordance with procedures established by us. A withdrawal will be effective, and all values determined, as of the end of the Business Day in which we receive your written request in Good Order, unless you choose to defer the withdrawal’s effective date to a future date acceptable to us. You may not revoke a request for a withdrawal after its effective date.

If you request a withdrawal of less than the entire Contract Accumulation, you must designate the FTD(s) and/ or the Short Term Holding Account from which we should take the withdrawal. If you have not provided these instructions in Good Order, we will reject your withdrawal request unless we receive your request within the last 30 days of an FTD’s term. If we receive your withdrawal request within the last 30 days of an FTD’s term, we will make the withdrawal from the expiring FTD. However, if the amount of your withdrawal request exceeds the Contract Accumulation in the expiring FTD, we will reject the portion of the withdrawal request that exceeds the Contract Accumulation in the expiring FTD.

If you withdraw your entire Contract Accumulation, we will cancel your Contract and all of our obligations to you under the Contract will end. We will deduct the annual maintenance fee from any surrender proceeds, if your Contract Accumulation is less than $25,000 at the time of surrender.

Surrenders and withdrawals made more than 30 days before the maturity of an FTD’s term may be subject to an MVA. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) Withdrawals and surrenders are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic Interest Withdrawals. If your initial Premium is at least $25,000, you may request systematic withdrawals of the interest that we have credited to your FTD Values. Systematic interest withdrawals must be made from all FTDs in which you are invested. Systematic interest withdrawals can be established for monthly, quarterly, semi-annual or annual withdrawals from the first to the twenty-eighth day of the month. If the scheduled date of a systematic interest withdrawal is not a Business Day, the withdrawal will be paid on the next Business Day.

We do not assess a surrender charge or apply an MVA on systematic interest withdrawals; however, systematic interest withdrawals are subject to federal income tax, and a 10% IRS tax penalty on earnings may apply if you are under age 59 1/2. (See “Federal Income Taxes.”)

Systematic interest withdrawals can only be initiated when the Contract is issued and can be cancelled only by surrendering the Contract. Systematic interest withdrawals will continue until the earliest of the following:

•	the annuity start date, or,

•	the date we are notified of your death, or

•	the first death benefit payable date.

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We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment. We will generally apply an MVA on: any surrender taken from an FTD more than 30 days before the end of its term, except that we will not apply an MVA to that portion of an FTD withdrawal taken to satisfy an IRC minimum distribution requirement; any withdrawal taken from an FTD more than 30 days before the end of its term; and Contract Accumulation applied to an Income Option more than one year prior to the maturity of the FTD’s term. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment.

To determine the MVA for an FTD at the time of a premature withdrawal, surrender, or selection of an Income Option from that FTD, we first calculate an MVA ratio (as described below, under “FTD Market Value Adjustment Formula”). We then multiply this ratio by the amount you have withdrawn, surrendered, or applied to an Income Option to calculate the amount of the MVA.

Note:

An MVA will either increase or decrease the amount you receive and you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. You directly bear any investment risk associated with an MVA.

Purpose of an MVA

An MVA generally reflects the relationship on any given day between the interest rate you would earn if your Contract Accumulation remained in the existing FTD until its maturity, and the interest rate you would earn if your Contract Accumulation were transferred to a new FTD with a comparable remaining term on that day.

The difference between these values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for an early withdrawal from an FTD. A MVA imposes this gain or loss on you. The greater the difference in interest rates, the greater the effect that an MVA will have on your Contract Accumulation. The amount of time remaining until maturity for a particular FTD also will affect the determination of an MVA; the greater the length of time remaining until maturity, the greater the effect an MVA will have on your Contract Accumulation.

As a general rule, if interest rates have increased since your FTD was issued, the MVA will be negative and will decrease the amount that you receive; if interest rates have decreased during that period by more than 0.25%, the MVA will be positive and will increase the amount that you receive. The MVA formula (as set forth below) contains a 0.25% factor that is designed to compensate us for certain expenses and losses that we may incur, either directly or indirectly, as a result of a premature surrender, withdrawal, or selection of an Income Option. Thus, even if interest rates remain the same during the period, or decrease by less than 0.25%, the MVA will be negative due to the 0.25% factor. The length of the remaining term on the FTD affects the impact of the 0.25% factor. (For example, if you have 5 years remaining in the FTD, the 0.25% factor will decrease the withdrawal amount by 1.25%.)

Exceptions

Any surrender, withdrawal, or selection of an Income Option from an FTD before the end of its term is considered premature and is subject to an MVA except for:

1)	a surrender to cancel the Contract during the “free look” period;

2)	systematic interest withdrawals;

3)	a surrender or withdrawal made by you within the last 30 days of an FTD’s term;

4)	Income Options that begin during the last year of an FTD’s term; and

5)	amounts withdrawn to pay the death benefit.

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Application of MVA.

We calculate a separate MVA for each FTD by multiplying the amount that you surrender, withdraw, or from which you apply your Contract Accumulation to an Income Option prematurely by the ratio calculated in accordance with the MVA formula set forth below. If multiple FTDs are affected by your premature surrender, withdrawal, or selection of an Income Option, we will apply multiple MVAs, some of which may be positive and some of which may be negative.

We will apply an MVA to each amount prematurely surrendered, withdrawn, or applied to an Income Option from an FTD. We will calculate the MVA as of the date we receive your written request for surrender or withdrawal or on the Annuity Starting Date before we calculate any annuity payments. If an MVA is positive, we will credit the additional amount to the surrender, withdrawal, or annuity payment; if an MVA is negative, we will deduct the amount from the surrender, withdrawal, or annuity payment. We will also deduct any applicable premium taxes that we have not previously deducted from Premiums or Contract Accumulation before paying any surrender, withdrawal, or annuity payment. We will calculate any MVA and/or premium taxes independently of one another, each calculated based on your Contract Accumulation that you are withdrawing or annuitizing before any of the other adjustments. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess a MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

FTD Market Value Adjustment Formula

As described above, the Market Value Adjustment applied to an early withdrawal of an FTD reflects the relationship between the interest rate you would earn if you held an existing FTD to its maturity and the interest rate you would earn if you transferred those same assets to a new current FTD with a comparable remaining term. The difference between these two values roughly corresponds with gain or loss we would incur in selling the assets we purchased to support our obligations under the existing FTD in order to pay for the early withdrawal. To compensate us for certain expenses and losses we may incur when you take an early withdrawal from an FTD, either directly or indirectly, we also deduct 0.25% when comparing the interest rates in the MVA formula. Generally, when the interest rate for the ‘current FTD’ would be higher than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a loss, and when the interest rate for the ‘current FTD’ would be lower than the rate for the ‘existing FTD’ minus 0.25%, the MVA will result in a gain. The MVA imposes this gain or loss on you.

In calculating the MVA, we account for:

(1)	the amount of time remaining until the FTD’s originally scheduled maturity date;

(2)	the FTD’s original interest rate; and

(3)	the corresponding interest rate for a similar new investment with a term equal to the time remaining until the FTD’s original maturity date.

For item (3) in this calculation, we use the rate for a current FTD we may offer (in any contract) of the appropriate term length. If we do not offer such a FTD at the time of the early withdrawal date of the FTD being withdrawn, then we will use the yields for U.S. Treasury STRIPS of appropriate term lengths for the interest rate of both item (2), the FTD’s original interest rate, and item (3).

The formula to calculate the MVA applicable to an FTD withdrawal is the amount of the withdrawal multiplied by N multiplied by R. The formula is multiplying the amount of the withdrawal by the number of years remaining to maturity of the FTD, “N,” and by a factor representing the effect of the change in interest rates, “R.” These factors are calculated as follows:

N =

the number of years remaining until maturity of the FTD. This number is calculated by multiplying the number of days remaining until maturity by 12 and dividing by 365, rounding the result up to the next whole number, and then dividing this result by 12.

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The formula for “N” takes the remaining time to maturity in days and converts it to an equivalent figure in years after first calculating an equivalent period in months and rounding up to the next whole number of months.

We then calculate a value “M” which is equal to “N” rounded up to the next whole number. “M” is the time remaining to maturity rounded up to the next whole number of years. This whole number of years is the term we will use to determine the appropriate current rate of interest used in the MVA formula.

R =	“I” reduced by “J” and further reduced by 0.25%, where “I” and “J” are calculated as follows:

“I” is the FTD’s original interest rate. “J” is the corresponding current rate for an investment from the time of the early withdrawal until the FTD’s original maturity date.

The transaction date equals the applicable Annuity Starting Date or the effective date of the withdrawal or surrender.

If a new FTD with a term of “M” years is available to you on the transaction date, then

I = the interest rate applicable to the original FTD

J = the interest rate applicable to a new FTD with a term of “M” years being offered on the transaction date

If a new FTD with a term of “M” years is not available to you on the transaction date, then

I = the yield, as of the effective date of the FTD, of the STRIPS for which the time then remaining until maturity is closest, within six months, to the term of the FTD. If no STRIPS within six months is available, then “I” equals the interpolation of the yields, as of the effective date of the FTD, of the closest STRIPS maturity prior to and the closest STRIPS maturity following the term of the FTD; and

J = the yield, as of the transaction date, of the STRIPS for which the time then remaining until maturity is closest, within six months, to “M” years. If no STRIPS within six months is available, then “J” equals the interpolation of the yields, as of the transaction date, of the closest STRIPS maturity prior to and the closest STRIPS maturity following “M” years.

STRIPS refers to U.S. Treasury STRIPS. The STRIPS yield is the U.S. Treasury STRIPS asked yield reported by The Wall Street Journal, or any successor thereto. If the U.S. Treasury STRIPS asked yield is no longer reported by The Wall Street Journal or its successor, we will choose a substantially similar yield, subject to any requisite approval of the insurance supervisory official of the jurisdiction in which the Contract is issued.

Demonstration of an FTD MVA

All assumptions, including interest rates, are hypothetical for illustration purposes only.

Example 1:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% less than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7-year FTD at the time of the withdrawal)		2.00%

MVA		$574

Total amount of FTD withdrawal		$11,501

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In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 2.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-2.00%-0.25%)) = $574

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, plus a positive MVA of $574, for a total FTD withdrawal payout of $11,501.

Example 2:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was 1% greater than the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		4.00%

MVA		$(956)

Total amount of FTD withdrawal		$9,971

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 4.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

MVA = $10,927 x (7 x (3.00%-4.00%-0.25%)) = -$956

So, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $956, for a total FTD withdrawal payout of $9,971.

Example 3:

If a Contract owner invested $10,000 in a 10-year FTD and then made a full withdrawal from the FTD three years after purchase, the following MVA would be calculated if the interest rate on a new FTD with a seven- year term was the same as the interest rate on the original FTD.

	At Purchase	At Withdrawal
Premium	$10,000
Amount of FTD withdrawn (total accumulation balance in this example)		$10,927
Original/Remaining Time (years)	10	7
Original FTD Rate	3.00%
New FTD Rate (offered on 7 year FTD at the time of the withdrawal)		3.00%

MVA		$(191)

Total amount of FTD withdrawal		$10,736

In the MVA formula N x R = N x (I-J-0.25%), “N”= 7, “I”= 3.00%, and “J”= 3.00%. This factor is then applied to the Contract Accumulation at withdrawal to arrive at the total MVA.

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MVA = $10,927 x (7 x (3.00%-3.00%-0.25%)) = -$191

So, even though interest rates have remained the same, the MVA results in a FTD withdrawal of the amount withdrawn of $10,927, minus a negative MVA of $191, for a total FTD withdrawal payout of $10,736.

CHARGES

No Deductions from Premiums. The Contract does not provide for any front-end charges (except for premium taxes as may be required in certain jurisdictions—and as described below).

Premium Taxes. Currently, residents of several states may be subject to premium taxes on their Contracts. We normally will deduct any charges for premium taxes from your Contract Accumulation when it is applied to an Income Option or from Premiums or Contract Accumulation when allocated to an FTD account. State premium taxes currently range from 1.0% to 3.5% of nonqualified annuity contract premium payments and are determined by state insurance laws.

Annual Maintenance Fee. Your Contract will be subject to an annual maintenance fee of $25 while there is Contract Accumulation remaining in your Contract to compensate us for the expenses associated with administering your Contract. We will assess this fee annually, on every anniversary of the date of issue of your Contract, and if you surrender your Contract. We will waive the maintenance fee if your Contract Accumulation equals or exceeds $25,000 on an anniversary of your Contract or the day you surrender your Contract. We will deduct this charge first from any amounts you have in the Short Term Holding Account and then from the FTD with the most recent effective date. If more than one FTD became effective on the same most recent date, we will deduct the charge from the FTD with the shortest term on the date when we deduct the charge.

Charge When Systematic Interest Withdrawals are Paid By Check. We may impose a fee of up to $5 per payment for systematic interest withdrawals paid by check.

Market Value Adjustment. If you surrender your Contract more than 30 days before the end of the FTD’s term, make a withdrawal from an FTD more than 30 days before the end of the FTD’s term, apply Contract Accumulation to an Income Option more than one year prior to the maturity of the FTD’s term, we generally will apply an MVA to the amount being surrendered, withdrawn, or applied to an Income Option. An MVA may be positive or negative, which means an MVA may increase or decrease the amount you receive as a surrender, withdrawal, or annuity payment. Accordingly, you could lose a substantial portion of the Premium(s) you originally invested. You should carefully consider your income needs before purchasing a Contract. We will not apply an MVA upon cancellation of the Contract during the “free look” period, on systematic interest withdrawals, upon surrender or withdrawal from an FTD within the last 30 days of an FTD’s term, upon application of the Contract Accumulation to an Income Option during the last year of an FTD’s term, or upon payment of the death benefit. State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term.

Surrender Charge. We will assess a surrender charge for surrenders or withdrawals taken from an FTD more than 30 days before the end of its term. The surrender charge rate equals one half the total interest rate applicable to the fixed term deposit. The surrender charge equals the surrender charge rate multiplied by the amount of the withdrawal. We will not assess a surrender charge:

1)	upon cancellation of your Contract during the “free look” period

2)	to surrenders or withdrawals within 30 days from a FTD maturity

3)	to surrenders or withdrawals from the Short-Term Holding Account

4)	to systematic interest withdrawals

5)	to Contract Accumulation applied to an Income Option, or

6)	to death benefit payments.

Contracts issued to Connecticut residents use the term “Disintermediation Risk Charge” as opposed to “Surrender Charge.”

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RECEIVING ANNUITY PAYMENTS

You can elect to receive guaranteed annuity payments under your Contract. The determination of your annuity payment amounts will be based, among other things, on your choice of an Income Option and the amount applied to the Income Option. You may only apply Contract Accumulation to an Income Option. You may choose to receive monthly, quarterly, semi-annual or annual payments. If your annuity payments would be less than $100 a month, we may decide to change to less frequent payments, and, if we do, we will inform you of that decision. The total value of annuity payments that are eventually made to you may be more or less than the total Premium(s) you paid under the Contract.

If you choose to receive annuity payments that begin more than one year before the end of an FTD’s term, we will apply an MVA to the Contract Accumulation withdrawn from that FTD before we calculate your annuity payments. (See “Fixed Term Deposit (“FTD”)”—“Market Value Adjustment.”) State laws and regulations may differ as to when we apply the MVA. If you were a New York resident at the time you purchased your Contract, we will not assess an MVA if you apply your Contract Accumulation to an Income Option, even if you do so more than one year before the end of an FTD’s term. We also may deduct any charges for premium taxes from your Contract Accumulation before we apply it to an Income Option. (See “The Contract”— “Charges”—“Premium Taxes.”)

WHEN ANNUITY PAYMENTS BEGIN

Generally, you pick the date when you want annuity payments to begin when you complete your application for a Contract. The date you choose cannot be later than any Annuitant’s or any Contract owner’s 90th birthday. You can choose or change the Annuity Starting Date at any time before annuity payments actually begin. In any case, the Annuity Starting Date cannot be earlier than fourteen months after the day your Contract is issued (twelve months for Contracts issued in Florida). Your first annuity check may be delayed while we process your choice of Income Option and calculate the amount of your initial payment.

For payments to begin on the Annuity Starting Date that you chose, we must receive, in Good Order at our Administrative Office, all information and documentation necessary for the Income Option you have picked. If you have Contract Accumulation for which we have not received all the necessary information in Good Order, we will defer the Annuity Starting Date for that Contract Accumulation until the first day of the month after the information has reached us in Good Order, but not beyond the Annuitant’s or any Contract owner’s 90th birthday. If you have not picked an Income Option, or if we have not otherwise received all the necessary information by the latest Annuity Starting Date, we will begin payments under a One-Life Annuity with a 10 year guaranteed period, or a shorter guaranteed period, if required under federal tax law.

We will send your annuity payments by mail to your home address or (if you request) by mail or electronic fund transfer to your bank. If you want to change the address or bank where you want your annuity payments sent, it is your responsibility to notify us. We can send payments to your residence or most banks abroad.

ANNUITY PAYMENTS

Your annuity payments are based on your Contract Accumulation applied to provide the annuity payments on the Annuity Starting Date. At the Annuity Starting Date, the dollar amount of each annuity payment resulting from your Contract Accumulation will become fixed, based upon:

•	the Income Option you choose,

•	the length of the guaranteed period you choose, if applicable,

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•	the frequency of payment you choose,

•	the ages of the Annuitant and any Second Annuitant,

•	our then-current annuity rates, which will not be less than those specified in your Contract’s rate schedule and

•	any premium taxes and/or MVAs applied to your Contract Accumulation on the Annuity Starting Date, if applicable.

INCOME OPTIONS

You have a number of different Income Options.

•

One-Life Annuity with or without a Guaranteed Period. This Income Option provides for annuity payments as long as the Annuitant lives. If you choose a guaranteed period (i.e., 10, 15 or 20 years) and your Annuitant dies before the guaranteed period is over, annuity payments will continue to you or your Beneficiary until the end of the guaranteed period you selected. If you do not choose a guaranteed period, all annuity payments end at the Annuitant’s death – so it is possible for the Annuitant to receive only one payment if the Annuitant dies less than a month after annuity payments start.

•

Fixed-Period Annuities. This Income Option provides for annuity payments for a stipulated period of not less than two years or more than 30 years. At the end of the period you’ve chosen, annuity payments will stop. If you and your joint owner, if any, die before the period is up, your Beneficiary becomes the Contract owner.

•

Two-Life Annuities with or without a Guaranteed Period. This Income Option provides for annuity payments as long as the Annuitant or Second Annuitant lives, then continues at either the same or a reduced level for the life of the survivor, or until the end of the specified guaranteed period, if you choose one, whichever period is longer. There are three types of Two-Life Income Options, all available with or without a guaranteed period – Full Benefit While Either the Annuitant or the Second Annuitant is Alive, Two-Thirds Benefit After the Death of Either the Annuitant or the Second Annuitant, and a Half-Benefit After the Death of the Annuitant.

We may offer different Income Options in the future.

The commuted value of any annuity payments remaining to be paid after the death of a Beneficiary and during a guaranteed period may be paid in a lump sum, unless the Contract owner(s) direct(s) us otherwise. The commuted value is the present value of the remaining annuity payments that will be paid in a lump sum, and such present value is equal to the sum of the scheduled annuity payments less the interest that would have been earned on those payments, from the effective date of the commuted value calculation to the dates when each of the scheduled annuity payments would have been made.

The Fixed-Period Annuities Income Option is not available if you were a New York resident at the time you purchased your Contract.

Annuity payments are subject to federal income tax.

DEATH BENEFITS

AVAILABILITY AND CHOOSING BENEFICIARIES

Unless the “Special Option For Spouses” (which is described immediately below) applies, the death benefit will be paid to the death benefit payee(s) if any Contract owner or Annuitant dies while there is a Contract Accumulation remaining. We will pay the death benefit on the date that we receive due proof of your death. When you complete your application for a Contract, you will name one or more Beneficiaries to receive the death benefit if any Contract owner or Annuitant dies. You can change your Beneficiaries at any time that there is Contract Accumulation remaining. For more information on designating Beneficiaries, you should contact us, and you may also want to consult your qualified legal adviser.

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SPECIAL OPTION FOR SPOUSES

If the surviving spouse is the sole Beneficiary when the Owner dies, the surviving spouse can choose to become the Contract owner and continue the Contract, or receive the death benefit. If the surviving spouse does not make a choice within 60 days after we receive (in Good Order) proof of death, the surviving spouse will automatically become Contract owner and Annuitant, and no death benefit will be paid.

DEFINITION OF SPOUSE UNDER FEDERAL LAW

A person who meets the definition of “spouse” under federal law may avail themselves of certain contractual rights and benefits. Any right of a spouse that is made available to continue the Contract and all Contract provisions relating to spouses and spousal continuation are available only to a person who meets the definition of “Spouse” under federal law. IRS guidance provides that civil unions and domestic partnerships that may be recognized under state law are not marriages unless denominated as such. Consult a qualified tax adviser for more information on this subject.

AMOUNT OF DEATH BENEFIT

The amount of the death benefit is your Contract Accumulation, if any. Each payee’s death benefit payable date is the date when we have received due proof of death of either the Contract owner or the Annuitant, and all information that we require for payment of the payee’s portion of the death benefit has been received by us at our Administrative Office in Good Order. We will not deduct a surrender charge or apply an MVA to the death benefit payment.

When a death benefit becomes payable, all FTDs will be terminated, and all FTD Values will be applied to the Short Term Holding Account for payment as a death benefit.

METHODS OF PAYMENT OF DEATH BENEFITS

Except as provided below, if a Death Benefit is payable, a Beneficiary may elect a lump sum payment, or, subject to the terms of the contract and State specific provisions, elect to have his or her interest distributed over his or her life, or over a period not extending beyond his or her life expectancy.

Death benefit payments in the form of a period certain or life annuity must have the first payment made within one year of date of death, and must also meet the timing requirements for making an election. Otherwise, the lump sum death benefit must be paid within five years of date of death. Upon payment of the death benefit, the Contract will terminate. Because Beneficiaries may provide the required information to us on different days, Beneficiaries may receive differing amounts, even where all Beneficiaries have been designated so as to share equally in the death benefit proceeds.

In all events, the death benefit and the termination provisions of the Contract will be administered in accordance with the requirements of Section 72(s) of the IRC, as applicable to your Contract.

FEDERAL INCOME TAXES

The following discussion is based on our understanding of current federal income tax law, and is subject to change. For complete information on your personal tax situation, check with a qualified tax adviser.

TAXATION OF ANNUITIES

Contract Eligibility: The Contract can only be purchased as an individual, Non-Qualified contract. All tax information in this prospectus is limited to Non-Qualified Contracts. We do not currently offer Qualified Contracts.

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Non-Natural Persons: When the Owner of any Contract is not a natural person (such as a trust), the Owner must generally include in income any increases in the value of the Contract during the taxable year. There are significant exceptions to this rule, such as grantor trusts and certain trusts for the benefit of individuals and a prospective Contract owner which is not a natural person should discuss these potential exceptions with a qualified tax adviser.

The following discussion applies generally to Contracts owned by a natural person that qualify as annuity Contracts for federal income tax purposes.

In General: Internal Revenue Code (IRC) Section 72 governs annuity taxation generally. We believe an Owner who is a natural person usually won’t be taxed on increases in the value of a Contract until there is a distribution (i.e., the Owner withdraws all or part of the Accumulation Value or takes annuity payments). Since transfers among Investment Accounts under the Contract aren’t considered distributions, they won’t be taxed. Assigning, pledging, or agreeing to assign or pledge any part of the Accumulation Value usually will be considered a distribution.

Withdrawals of accumulated investment earnings are taxable as ordinary income. The IRC generally requires withdrawals to be first allocated to investment earnings.

Withdrawals: If you make a withdrawal, the IRC generally treats such a withdrawal as first coming from earnings and then from your Premiums. Such withdrawn earnings are includible in income.

Required Distributions. In order to be treated as an annuity contract for federal income tax purposes, Section 72(s) of the IRC requires any Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of the death of an Owner of the Contract. Specifically, Section 72(s) requires that (a) if any Owner dies on or after the annuity starting date, but prior to the time the entire interest in the Contract has been distributed, the entire interest in the Contract will be distributed at least as rapidly as under the method of distribution being used as of the date of such Owner’s death; and (b) if any Owner dies prior to the annuity starting date, the entire interest in the Contract will be distributed within five years after the date of such Owner’s death. However, if the designated Beneficiary is the surviving spouse of the deceased Owner (as defined under federal law), the Contract may be continued with the surviving spouse as the new Owner (See “Death Benefits”—“Definition of Spouse Under Federal Law”).

Contract endorsements contain provisions that are intended to comply with these IRC requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise.

Penalty Tax on Certain Withdrawals. The IRC also provides that any amount you receive from your Contract that is included in income may be subject to an IRS tax penalty. The amount of the IRS tax penalty is equal to 10% of the amount that is includable in income. Some withdrawals will be exempt from the penalty. They include any amounts:

(1)	paid on or after the taxpayer reaches age 59 1/2;

(2)	paid after you die;

(3)	paid if the taxpayer becomes totally disabled (as that term is defined in the IRC);

(4)	paid in a series of substantially equal payments made annually (or more frequently) for life or a period not exceeding life expectancy;

(5)	paid under an immediate annuity; or

(6)	that come from purchase payments made prior to August 14, 1982.

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With respect to (4) above, if the series of substantially equal periodic payments is modified (unless under permitted exceptions) before the later of your attaining age 59 1/2 or 5 years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed (the 10% penalty tax) but for the exception plus interest for the tax years in which the exception was used. Other exceptions may apply to Qualified Contracts.

Taxation of Death Benefit Proceeds. Amounts may be distributed from a Contract because of your death or the death of the Annuitant. Generally, these amounts are taxed to the recipient if distributed in a lump sum, in the same manner as a surrender of the Contract.

Partial 1035 Exchanges. Section 1035 of the IRC provides that a Contract may be exchanged in a tax-free transaction for another annuity contract. The IRS has also ruled that a partial exchange of an annuity contract, whereby a portion of an annuity contract is directly transferred into another annuity contract, would also qualify as a non-taxable exchange. IRS guidance provides that if a distribution occurs from either of the contracts involved within 180 days of a partial exchange that the IRS may apply general tax principles to determine the substance and hence, the treatment of the transfer. This could result, for example, in the subsequent distribution being treated as money received in the exchange. This 180 day rule does not apply to subsequent distributions taken to effect another 1035 exchange. The IRS guidance also provides that Partial 1035 exchanges are disregarded for purposes of determining whether 2 or more deferred annuity contracts have been purchased from an insurer and its affiliates in a 12 month period. Contract owners should consult their own qualified tax advisers prior to entering into a partial exchange of an annuity contract.

Medicare Tax. Distributions from Contracts are considered “investment income” for purposes of the Medicare tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts ($200,000 for filing single, $250,000 for married filing jointly and $125,000 for married filing separately). Please consult a tax advisor for more information.

Transfers, Assignments or Exchanges of a Contract. Transferring or assigning Contract ownership, pledging the Contract as security for a loan, designating an Annuitant, payee or other Beneficiary who is not also the Owner, selecting certain annuity start dates, or exchanging a Contract can have other tax consequences that we don’t discuss here. We will not record a transfer of ownership unless you tell us the transfer is a gift or, if not, the amount the new owner paid for the Contract. This information is required for tax reporting purposes. If you’re thinking about any of those transactions, contact a qualified tax adviser.

Annuity Payments. Although the tax consequences may vary depending on the annuity payment option you select, in general, only a portion of the annuity payments you receive will be includable in your gross income. In general, the excludable portion of each annuity payment you receive will be determined as follows: by dividing the “investment in the contract” on the annuity commencement date by the total expected return of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the contract” has been fully recovered, the full amount of any additional annuity payments is includable in gross income and taxed as ordinary income.

If, after the annuity commencement date, annuity payments stop because an Annuitant died, the excess (if any) of the “investment in the contract” as of the annuity commencement date over the aggregate amount of annuity payments received that was excluded from gross income may possibly be allowable as a deduction in your tax return. You should consult a tax adviser before electing the Initial Payment Guarantee or a feature with stabilized payments.

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Partial Annuitization. If part of an annuity contract’s value is applied to an annuity that provides payments for one or more lives or for a period of at least ten years, those payments will be taxed as annuity payments instead of withdrawals. While the Contract does not offer partial annuitization, this treatment may be obtained through a Partial 1035 Exchange (as described above) to an immediate annuity contract. Please note that if you choose to apply part of your Accumulation Value to a Fixed Period Annuity for less than ten years, those payments will be taxed less favorably, as withdrawals, rather than as annuity payments. Consult your tax advisor. See “The Contract—the Annuity Period.”

WITHHOLDING

Annuity distributions are usually subject to withholding for the recipient’s federal income tax liability at rates that vary according to the type of distribution and the recipient’s tax status. However, recipients can usually choose not to have tax withheld from distributions.

MULTIPLE CONTRACTS

In determining gross income, IRC Section 72(e) will generally treat as one contract all TIAA Life and TIAA Non-Qualified deferred annuity Contracts issued to the same Owner during any calendar year. This could affect when income is taxable and how much might be subject to the 10% penalty tax (see above). Consult a qualified tax adviser before buying more than one annuity Contract for the purpose of gaining a tax advantage.

Annuity Purchases by Residents of Puerto Rico. The IRS has announced that income received by residents of Puerto Rico under life insurance or annuity contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.- source income that is generally subject to United States federal income tax.

Annuity Purchases by Nonresident Non-citizens of the United States and Foreign Corporations. The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies.

In addition, such purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships and trusts) that are not U.S. residents. This contract may not be available to certain foreign entity purchasers.

Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity Contract purchase.

OTHER TAX ISSUES

Possible Charge for TIAA Life’s Taxes. Currently, we do not charge the Contracts for any federal, state, or local taxes on it other than premium taxes (See “The Contract”—“Charges”—“Premium Taxes”), but we reserve the right to charge the Contracts for any tax or other cost resulting from tax laws that we believe should be attributed to the Contracts.

Foreign Tax Credits. We may benefit from any foreign tax credits attributable to taxes paid by certain funds to foreign jurisdictions to the extent permitted under federal tax law.

Federal Estate Taxes, Generation-Skipping Transfer Taxes. While no attempt is being made to discuss in detail the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult an estate planning adviser for more information.

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Under certain circumstances, the IRC may impose a “generation skipping transfer tax” (“GST”) when all or part of an annuity Contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the IRC may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

For 2022, the federal estate tax, gift tax and GST tax exemptions and maximum rates are $12,060,000 and 40%, respectively. The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

Premium Taxes. Some states, the District of Columbia, and Puerto Rico assess premium taxes on the premiums paid under the Contract. We will deduct the total amount of premium taxes, if any, from your accumulation based on current state insurance laws, subject to the provisions of your contract, and our status in the state. Generally, the nonqualified premium taxes range from 1.0% to 3.5% depending on the state.

Possible Tax Law Changes. Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. However, the timing and nature of legislative changes is uncertain. Consult a tax adviser with respect to legislative developments and their effect on the Contract. We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any Contract and do not intend the above discussion as tax advice.

Enacted Tax Legislation.

TAX ADVICE

What we tell you here about federal and other taxes isn’t comprehensive and is for general information only. It doesn’t cover every situation and cannot be used to avoid any tax. Taxation varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax adviser.

TIAA-CREF LIFE INSURANCE COMPANY

Business Overview

We are a stock life insurance company and were organized under the laws of the state of New York on December 18, 1996. We commenced operations under our former name, TIAA Life Insurance Company and changed our name on May 1, 1998. Our headquarters are located at 730 Third Avenue, New York, NY 10017-3206. We are a wholly-owned subsidiary of TIAA. We are subject to regulation by the New York State Department of Financial Services, as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. We are licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

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Our primary products are annuities, and funding agreements. The annuities are marketed directly to individuals or to individuals through an insurance group trust while the funding agreements are issued directly to states and to institutions. We previously offered life insurance and separate account guaranteed interest contracts (“SAGIC”), and additional information for these product lines is presented below.

We market primarily to the individuals who own retirement annuities or insurance policies issued by our parent, TIAA. Beginning in May, 2012, TIAA Life expanded its marketing reach beyond its historic TIAA customer base targeting the general public, using independent third-party insurance distributors.

Additional information concerning our business segments may be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” included herein.

Individual Annuities

The Individual Annuities business segment issues (and provides customer service for) a number of individual Non-Qualified annuity products. We distribute our annuity products through non-commissioned agents appointed by us. Those agents selling variable annuities and/or modified guaranteed annuities are also registered representatives of our affiliated broker-dealers. We offer both flexible premium deferred annuities and single premium immediate annuities.

Our variable annuities offer contract owners the opportunity to invest in various investment subaccounts of the separate accounts, based on the contract owners’ investment allocation decisions, while some of the variable annuities also offer a fixed account option through our general account, which guarantees principal and a minimum interest rate. The separate accounts that support our variable annuities are registered with the United States Securities and Exchange Commission (“SEC”) as unit investment trusts, and their assets are invested in corresponding portfolios of the TIAA-CREF Life Funds, a Delaware statutory trust registered with the SEC under the Investment Company Act of 1940 (File No. 811-08961) as an open-end management investment company, or in other, non-proprietary funds.

At December 31, 2021, the general account reserves associated with our outstanding individual annuities were approximately $1,292 million, and total separate account liabilities associated with outstanding individual annuities were approximately $4,056.6 million.

Life Insurance

The Life Insurance business segment distributed term life insurance, universal life insurance and variable universal life insurance until December 31, 2019, at which time we discontinued new sales. Currently only a universal life policy is available as a conversion option for customers with term life insurance policy conversion privileges.

Assets associated with variable universal life insurance policies are held in various investment subaccounts of separate accounts, based on policyholders’ investment allocation decisions. Those separate accounts are registered with the SEC as unit investment trusts, and their assets are invested in the corresponding portfolios of the TIAA-CREF Life Funds or in other, non-proprietary funds.

Reinsurance. We discontinued the sale of life insurance on December 31, 2019. All reinsurance agreements apply to the management of our in-force policies. We use reinsurance to manage risk by ceding (i.e., transferring) some of our insurance reserve liabilities to other insurance and reinsurance companies. Even when we enter into a reinsurance contract with another insurance or reinsurance company, we will retain liability with respect to ceded insurance should the reinsurer fail to meet its obligations. Our maximum retention is $1.5 million for one insured life and $2.5 million for two insured lives for contracts issued prior to June 27, 2006, and $5.0 million for one insured life and $9.0 million for two insured lives for contracts issued on or after June 27, 2006.

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For contracts issued after May 1, 2012, our maximum retention is $15 million on one insured life and $20 million for two insured lives. Our maximum retention is less for certain issue ages and underwriting classifications.

At December 31, 2021, we had total life insurance in force of approximately $58.3 billion, of which approximately $37.6 billion was ceded through reinsurance. At December 31, 2021, total policy reserves held in our general account associated with life insurance policies in force on that date were approximately $2,644.5 million, and separate account liabilities associated with outstanding variable universal life policies were approximately $736.8 million.

Funding Agreements

Our Funding Agreements business segment currently focuses on providing non-participating flexible premium funding agreements, which are issued from our general account, to support education-related investment and/or savings programs sponsored by various states. Several states sponsor a 529 college savings plan (named after section 529 of the Internal Revenue Code (“IRC”)), and each plan is a tax-advantaged investment and savings program designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan, and we provide funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal, with interest. We can also make available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

We currently have funding agreements with twelve states including California, Colorado, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin. There are 22 funding agreements in 12 states that have current state 529 plans. At December 31, 2021, the general account reserves associated with our Funding Agreements were approximately $7,874.6 million.

Separate Account Guaranteed Interest Contracts

TIAA Life issued its first SAGIC contract in 2012 and it’s last contract was discontinued in 1Q 2020.

Additional Business Considerations

In addition to the preceding description of the products that we distribute, and formerly distributed, there are other elements of our business operations that may affect our operating performance and our financial condition.

Investments

Our general account investment portfolio primarily consists of bonds, stocks, cash, short-term investments and other long-term investments. Our total assets were approximately $17,621 million at December 31, 2021. Of this total amount, the assets in the separate accounts equaled approximately $4,806.5 million, and those in the general account equaled approximately $12,819.6 million. Our overall general account portfolio quality was very high with 99.5% of our total invested assets classified as investment grade with approximately 0.5% of our portfolio below investment grade.

The selection and management of our general account investment portfolio reflect the asset/liability analyses that we perform for our various business segments and the specific products that they issue. Our investment objective is to earn the highest possible rates of return within reasonable risk parameters while ensuring a prudently diversified portfolio.

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The Notes to “TIAA-CREF Life Insurance Company’s Statutory-Basis Financial Statements,” included herein, contain additional information about our investment portfolio and explain how we value each asset class under the statutory accounting principles that we follow, in accordance with the insurance regulatory framework with which we must comply.

Policy Liabilities and Accruals

The applicable state insurance laws under which we operate require that we record policy liabilities to meet the future obligations associated with all of our outstanding policies. These liabilities are calculated in accordance with such applicable state insurance laws and are the amounts that allow us to make adequate provision for the anticipated future cash flows required by our contractual obligations on all outstanding policies. These state insurance laws specify the calculation method(s), mortality rates and interest rates that we are required to use, in order to determine the minimum required liabilities for the various policy types that we issued and have outstanding.

Federal Income Tax Consequences

Our earnings are subject to federal income tax rules similar to those applied to other corporations. However, the IRC contains specific provisions relevant to life insurance companies that impact the amount and timing of certain income and deductible amounts. Such items include, but are not limited to, the treatment of our policy and contract reserves and acquisition costs.

Employees

We do not currently have any employees. Our operational needs are provided by TIAA and certain of its direct and indirect wholly-owned subsidiaries, pursuant to various service, investment management, administrative, selling and distribution agreements, or by third party service providers under separate agreements. Under the agreements with TIAA and its subsidiaries, we reimburse TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. We believe that such services are most efficiently performed in this manner to meet our operational needs and that we, thereby, avoid duplicate costs among us, TIAA, and its applicable subsidiaries.

Properties

The Company has no business offices. Our business activities are transacted in facilities owned or leased by TIAA in New York, North Carolina, and several other states pursuant to an inter-company service agreement between the two companies.

Summary Information and Risk Factors

The operating results of insurance and annuity companies have historically been subject to significant fluctuations. The potential risk factors that could affect our future results include, but are not limited to, general economic conditions and the trends and uncertainties that are discussed more fully below.

We operate in a mature, highly competitive industry and that could limit our ability to gain or maintain our competitive position in the industry, which could negatively affect our future profitability.

The life insurance and annuity industry in which we operate is a very mature industry and is highly competitive, with many companies of varying sizes offering products that are similar to ours and distributing them through a variety of marketing channels. We compete in the sale of our products with a large number of insurance companies, investment management firms, mutual fund companies, banks and other types of competitors. Many of the entities with whom we compete are larger, have been established for a longer period of time, have broader distribution channels and/or have more resources than we do. Furthermore, larger competitors may be better able than we are to lower their operating costs or have a better ability to absorb greater risk, while maintaining their financial strength ratings, which may allow them to price their products more competitively.

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We offer annuity products designed to meet the demands of an aging population with evolving retirement savings and wealth protection needs.

Competition in each of our businesses is based on a number of factors, which include investment performance, efficiency and ease of distribution, servicing capability, range of products, product quality, features and innovation, competitive fees, financial strength and organizational reputation. Our competitive strengths include our low expenses, historically high credited interest rates, good customer service and, for certain of our products, low liquidity demands, which permit us to invest the related assets in less liquid, longer-term, higher yielding investments, which in turn improves our ability to deliver strong long-term investment performance. We believe that we are well positioned to maintain and even increase our market position in the face of this competition; however, there are risks to our ability to meet that goal. Our continued ability to compete depends upon many internal and external factors that may affect us. Some of the internal factors that may affect our future competitiveness include our ability to market to target customers, our ability to effectively market to fee-based financial advisors and to independent insurance agents, our ability to develop and maintain competitive products, our ability to maintain an appropriate cost structure and our ability to maintain strong financial strength ratings from the nationally recognized rating agencies. Some of the external factors that may affect our future competitiveness include potential changes in the tax treatment of the products that we offer, changes in the relative competitive strengths of the other entities in our marketplace, and the continuing evolution of financial products and services offered by our competitors.

Substantial regulation of the insurance and annuity industry may adversely affect our business.

We are licensed to transact our life insurance and annuity business in all 50 states and the District of Columbia, and we are subject to substantial government regulation in each of the jurisdictions in which we are licensed. Such regulation includes, among others, the authority to grant or revoke operating licenses and to regulate premium rates, benefits, marketing and sales practices, advertising, the form and content of policy forms, underwriting standards, deposits of securities, investments, accounting practices and the maintenance of specified reserves and capital adequacy. Such regulation is concerned primarily with the protection of contract owners rather than stockholders or general creditors.

Most jurisdictions also have laws requiring companies like us to participate as members of their life and health insurance guaranty associations. These associations levy assessments on all member insurers based on the proportionate share of the premiums written by each member in the lines of business in which an impaired or insolvent insurer is engaged. While the amount of future assessments cannot be accurately predicted, we may be required to allocate funds to satisfy unanticipated assessments in the future, and that could adversely affect our results of operations for the period when those assessments occur.

We are required to file detailed annual statutory-basis financial statements with supervisory agencies in each of the jurisdictions in which we are licensed. We are also subject to examination by such agencies at regular intervals.

As life insurers introduce new and often more complex products, regulators may refine capital requirements and introduce new reserving standards for the life insurance industry. Regulations recently adopted or currently under review can potentially impact the reserving/capital requirements and marketing/sales practices for certain products, particularly variable annuities and the optional guaranteed benefits offered with these products.

If an insurer’s risk-based capital falls below specified levels, the insurer would be subject to different degrees of regulatory action, depending upon the level. Possible regulatory actions range from requiring the insurer to take actions to correct the risk-based capital deficiency to placing the insurer under regulatory control.

While the life insurance industry is primarily regulated at the state level, some products are also subject to federal regulation. Various federal and state securities regulators and self-regulatory organizations, such as the SEC and the Financial Industry Regulatory Authority (“FINRA”), continue to review and, in many cases, adopt changes to their established rules and policies in areas such as corporate governance, mutual fund trading, mutual fund and variable annuity distribution practices, disclosure practices and auditor independence that can impact the insurance industry.

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In recent years, various legislative proposals have also been introduced in Congress that called for the federal government to assume some role in the regulation of the insurance industry. To date, none of the Congressional proposals has been enacted. We cannot predict what form any such future proposals might take or what effect, if any, such proposals might have on us if enacted into law. Any legislation that increases government regulation of the industry may have an adverse effect on our operations. Compliance with applicable laws and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase both our direct and indirect compliance-related costs and other expenses of doing business, thus potentially having a material adverse effect on our financial results.

Future changes in laws and regulation, including the tax treatment of the products we sell, may adversely affect our business.

Federal legislation, administrative policies and court decisions can significantly and adversely affect our business in relation to product tax issues and taxation generally. For example, the following events could adversely affect our business:

•	Changes in tax laws that would reduce or eliminate the tax-deferred accumulation of earnings on the premiums paid by the holders of annuities and life insurance products;

•	Reductions in income tax rates which reduce the value of tax-deferral; or

•	Repeal of the federal estate tax

Existing federal laws and regulations affect the taxation and, as a result, the relative attractiveness of the products that we issue. Income tax on investment earnings during the accumulation period of certain life insurance and annuity products is generally deferred for contract owners. This favorable tax treatment may give certain of our products a competitive advantage over other, non-insurance products. To the extent that the IRC may be revised in the future to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, or may be revised to create or increase the tax-deferred treatment of competing products, all life insurance companies could be adversely affected with respect to their ability to sell life insurance and/or annuity products. Also, depending upon any grandfathering provisions that may be created if the IRC were revised to reduce or eliminate the tax-deferred advantage of life insurance and/or annuity products, we could be adversely affected by the surrenders of existing annuity contracts and/or life insurance policies.

Additionally, if enacted, currently proposed changes in the federal tax law that would establish new tax- advantaged retirement and life savings plans could reduce the relative benefits of investing in life insurance and/or annuity products. Such proposals include changes that may create new non-insurance vehicles for tax-exempt savings.

The individual provisions of the Act may impact contract owners’ personal tax situations, including the benefit of tax-deferral. However, we have not identified any provisions of the Act that would diminish the favorable tax treatment that annuity contract owners currently receive. Contract owners should discuss the possibility of such impacts with their tax advisers.

We cannot predict what additional changes, if any, to existing tax law, or the relevant interpretations of such tax law, may ultimately be enacted or adopted, and, as a result, we cannot predict whether any such changes will adversely affect the future taxation of our operations.

A downgrade in our ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

Ratings from the nationally recognized rating agencies are an important factor in the competitive positioning of life insurance and annuity companies. A downgrade in our ratings could have a material adverse effect on our business, financial condition and operating results. In addition, a downgrade in our ratings could adversely affect (i) our ability to sell certain of our products and (ii) the returns on the insurance and annuity products we issue and, ultimately, (iii) the results of our operations. Rating agencies regularly review the operating

27	TIAA-CREF Investment Horizon Annuity Prospectus

performance and financial condition of insurers, including us. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency about the rated company’s industry, general economic conditions and circumstances outside the rated company’s control. In addition, rating agencies use various models and formulas to assess the strength of a rated company, and may, from time to time, alter their models. Changes to the rating agencies’ models could impact the rating agencies’ judgment of the rating to be assigned to the rated company. We cannot predict what actions the rating agencies may take in the future or how those actions could affect us.

A downgrade in TIAA’s ratings from the nationally recognized rating agencies could materially and adversely affect many aspects of our business.

We have a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the National Association of Insurance Commissioners (“NAIC”) Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength ratings from the nationally recognized rating agencies at least the same as TIAA’s ratings at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any of our contract owners with recourse to TIAA.

The risks noted above about a downgrade in our ratings from the nationally recognized rating agencies are also applicable to TIAA, and a downgrade in TIAA’s ratings could have a material adverse effect on us because of the terms of the financial support agreement that we have with TIAA. Under one of the provisions of that financial support agreement, TIAA will provide financial support to us as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. TIAA’s Statutory-Basis Financial Statements are included in our Form S-1 Registration Statement filed with the SEC.

Our operating results may be negatively affected in the future if actual experience differs from the assumptions and estimates that management used in underwriting and distributing our products.

Our product pricing includes long-term assumptions regarding investment returns, mortality, morbidity, persistency, operating costs and other expenses of our business. We establish target returns for each product based upon these factors and the average amount of capital that we must hold to support in-force contracts, to satisfy rating agencies’ expectations and to meet regulatory requirements. We monitor and manage our pricing and overall sales mix to achieve target returns on a portfolio basis. Profitability from new business emerges over a period of years depending on the nature and life of the product and is subject to variability as actual results may differ from pricing assumptions.

Our profitability depends on the adequacy of investment margins, the management of market and credit risks associated with our investments, the sufficiency of premiums and contract charges to cover mortality and morbidity benefits, the persistency of policies to ensure recovery of acquisition expenses and the management of operating costs and expenses within anticipated pricing allowances. Legislation and regulation of the insurance marketplace and products could also affect our profitability.

Our ability to maintain our competitive cost structure is dependent upon us generating a sufficient level of new sales and achieving our projected persistency of existing business.

Our ability to maintain our competitive cost structure is dependent upon a number of factors, such as us generating a sufficient level of new sales, achieving our projected persistency (i.e., continuation or renewal) of existing business and achieving successful expense management. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs, which could adversely affect our results of operations.

TIAA-CREF Investment Horizon Annuity Prospectus	28

Interest rate fluctuations and market volatility may affect sales of our products and the profitability of our businesses.

Fluctuations in interest rates, volatility in the securities markets and other economic factors may adversely affect the sales of our products. For example, a decline in market interest rates may result in lower crediting rates on our products, which may adversely affect the desirability of these products to potential customers. Additionally, a protracted period of strong performance of the equity markets could adversely impact the popularity and sales of our fixed annuity products. The level of volatility in the investment markets in which we invest and our overall investment returns also impact our profitability. The profitability of many of our products, and, in particular our annuity products, depend in large part on our ability to manage the spread between the interest rates that we earn on our investments and the interest rates that we credit to holders of our annuity and life insurance products. As markets become more volatile, it can become increasingly difficult to maintain our anticipated spreads. There can be no assurance that we will be able to successfully manage our spread risk in the future. If we are unable to achieve the interest rate spreads that we projected in pricing our products, our operating performance will be adversely affected.

Additionally, our asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve). In general terms, our results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped yield curve. Our asset/liability management programs and procedures also incorporate assumptions about the relationships between risk-adjusted and risk-free interest rates, market liquidity and other factors. The effectiveness of our asset/liability management programs and procedures may be negatively affected whenever actual results differ from the assumptions that we used.

Equity market volatility and downturns in the equity markets could negatively impact our business.

Significant downturns and volatility in the equity markets could have an adverse effect on our financial condition and results of operations in three principal ways. First, equity market downturns and volatility may discourage purchases of separate account products, such as variable annuities and variable life insurance, because these products have investment returns linked to the performance of the equity markets. Significant downturns and volatility in the equity markets may also cause some of our existing customers to withdraw their cash values or reduce additional investments in those products.

Second, downturns and volatility in the equity markets can have an adverse effect on the revenues that we receive from our separate account products. Because these products generate fees generally from the value of the assets under management, a decline in the equity markets could reduce the value of the investment assets that we manage, thereby reducing our revenues.

Finally, all of our variable annuity products include provisions for guaranteed minimum death benefits that are dependent on or are tied to the investment performance of the assets held within the variable annuity. A significant equity market decline could result in declines in customer account values which could increase our obligation to make payments under guaranteed minimum death benefits in connection with variable annuities. An unexpected increase in such payments could have an adverse effect on our financial condition and results of operations.

Our investments are subject to market and credit risks.

Our invested assets and derivative financial instruments are subject to the risks of credit defaults and changes in market values. Additionally the value of our commercial mortgage loan portfolio depends, in part, on the financial condition of the tenants occupying the properties that we have financed and the strength of the commercial real estate market, both generally and in the specific markets where the financed properties are located. Factors that may affect the overall default rate on and market value of our invested assets, derivative financial instruments and mortgage loans include market interest rate levels, financial market performance and general economic conditions, as well as particular circumstances affecting the businesses of individual borrowers and tenants.

29	TIAA-CREF Investment Horizon Annuity Prospectus

We could be forced to sell investments at a loss to pay contract benefits, cover contract owner withdrawals, or fund maturities.

Many of the products that we offer allow contract owners to withdraw their funds under defined circumstances, often without penalties. We manage our liability structure and configure our investment portfolio to maintain sufficient liquidity to support anticipated withdrawal demands, to pay contract benefits and to fund contract maturities. While we own a significant amount of liquid assets, a certain portion of our assets are relatively illiquid. If we experience unanticipated withdrawal, benefit payment or surrender activity, we could exhaust the liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms and incur losses. If we are forced to dispose of assets on unfavorable terms and incur losses, it could have an adverse effect on our financial condition.

We are dependent on the performance of others.

In addition to our reliance on the financial and administrative performance of our reinsurers, which we describe in the next section, our business and operating results may be affected by the performance of others because we have entered into various arrangements involving services provided by other parties. For example, we distribute life insurance products through independent distributors where we do not control their activity as we do with our captive employee agents. Also, a substantial portion of our business is administered by third parties on our behalf. Because certain of these other parties may act on our behalf or represent us in various capacities, we may be held responsible for obligations that arise from the acts or omissions of these other parties. Additionally, our business operations are dependent on various technologies, some of which are provided and/or maintained by other parties.

As with all financial services companies, our ability to conduct business is dependent upon consumer confidence in the industry and in our products. The future actions of our competitors and the potential financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect our retention of existing business and the future sales of our life insurance and annuity products.

Our reinsurers could fail to meet assumed obligations, significantly increase their reinsurance rates, or be subject to adverse developments that could adversely affect our business, our operating results or our organizational reputation.

We cede (i.e., transfer) material amounts of life insurance coverage sold by us to other insurance companies through reinsurance and transfer the related assets to our reinsurers. Notwithstanding the transfer of the related assets, we remain liable with respect to the ceded insurance coverage should any reinsurer fail to meet the obligations assumed by it. Therefore, the financial failure of one or more of our reinsurers could negatively impact our earnings and financial position.

Our ability to compete in the insurance industry is dependent on the availability of reinsurance or other substitute capital market solutions. Our premium rates are based, in part, on the assumption that reinsurance will be available to us at a certain cost. Under certain reinsurance agreements, the reinsurer may prospectively increase the rate it charges us for the reinsurance that we have ceded to the reinsurer. Therefore, if the cost of reinsurance were to increase, or if reinsurance were to become unavailable and if alternatives to reinsurance were not available to us, our profitability could be adversely affected.

In recent years, the number of life reinsurers has decreased as the reinsurance industry has continued to consolidate. Access to reinsurance has become more costly for us as well as for the insurance industry in general. This could have a negative effect on our ability to compete successfully in the future. The decreased number of participants in the life reinsurance market also results in an increased concentration risk for insurers, including us. If the reinsurance market further contracts, our ability to continue to offer our products on favorable terms could be adversely impacted.

Financial service companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments. Although we are not currently involved in any significant litigation, there can be no assurance that material litigation will not arise in the future.

We may become subject to class action and individual lawsuits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, product disclosure, administration, denial or delay of benefits, charging excessive or impermissible fees on products,

TIAA-CREF Investment Horizon Annuity Prospectus	30

recommending unsuitable products to customers and breaching fiduciary or other duties to customers. Plaintiffs in class action and other lawsuits may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time. While we are not a party to any current litigation that could have a material adverse effect on us, litigation may arise in the future that may result in material financial losses or require significant management resources.

We are also subject to various regulatory inquiries, such as information requests, subpoenas and examinations of our books and records, by state and federal regulators and other authorities. A substantial legal liability or a significant regulatory action against us could have an adverse effect on our business, financial condition and results of operations. Moreover, even if we ultimately prevail in the litigation, regulatory action, or investigation, we could suffer significant reputational harm, which could also have an adverse effect on our business, financial condition and results of operations.

Our computer systems (or those of our service providers) may fail or their security may be compromised, which could damage our business and adversely affect our financial condition and results of operation.

Our business is highly dependent upon the effective operation of our computer systems and those of our affiliated and unaffiliated service providers. We rely on these systems throughout our business for a variety of functions, including processing applications and claims, providing information to customers, regulatory bodies and distributors, performing actuarial analyses and maintaining our financial records. Despite our implementation of what we consider to be prudent security and back-up measures, our computer systems and those of our business partners may be vulnerable to physical or electronic intrusions, computer viruses or other attacks, programming errors and similar disruptive problems. The failure of these systems for any reason could cause significant interruptions to our operations, which could result in a material adverse effect on our business, financial condition or results of operation.

We retain confidential information in our computer systems and those of our service providers, and we rely on sophisticated commercial technologies to maintain the security of those systems. Anyone who is able to circumvent our security measures and/or penetrate our computer systems and/or those of our service providers could access, view, misappropriate, alter, or delete any information in the systems, including personally identifiable customer information and proprietary business information. An increasing number of states require that customers be notified if a security breach results in the disclosure of personally identifiable customer information. Any compromise of the security of our computer systems and those of our service providers that results in inappropriate disclosure of personally identifiable customer information could damage our reputation in the marketplace, deter people from purchasing our products, subject us to significant civil and criminal liability and require us to incur significant technical, legal and other expenses.

We are exposed to unanticipated risks, such as natural disasters, pandemics and malicious or terrorist acts, which could adversely affect our operations.

While we have implemented what we believe are prudent risk management and contingency plans and have taken other preventive measures and precautions, we could still be affected by scenarios that could have an adverse effect on us. In addition, our policies and procedures to identify, monitor and manage risks may not be fully effective. Many of our methods of managing risk and exposures are based upon historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than historical measures would indicate. Other risk management methods depend on the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us; however, this information may not always be accurate, complete, up-to-date or properly evaluated.

A natural disaster (such as hurricanes, floods, earthquakes and tornadoes), a pandemic, or an outbreak of an easily communicable disease could adversely affect our mortality or morbidity experience or that of our reinsurers. Such events could also have an adverse effect on lapses and surrenders of existing policies, as well as a reduction in the sales of new policies. In addition, we are exposed to various risks arising from man-made disasters, including acts of terrorism, malicious acts and military action. All of these types of risks may

31	TIAA-CREF Investment Horizon Annuity Prospectus

adversely affect our results of operations and financial condition. For example, the possible macroeconomic effects of such events could also adversely affect our investment portfolio. Additionally, the disruption of our normal business operations due to catastrophic property damage, loss of life, or disruption of public and private infrastructure, including communications and financial services, could have a negative effect on us. While we have a business continuation and crisis management plan, there is no assurance that our plan and insurance coverages would be completely effective in mitigating any negative effects on our operations or profitability in the event of such a disaster.

Information Regarding the COVID-19 Pandemic. The COVID-19 pandemic continues to result in operational disruptions, as well as market volatility and general economic uncertainty. To address these disruptions we have bolstered business continuity plans so we can continue to ensure the ongoing provision of services to our customers, even as many of our employees and the employees of our service providers continue to work remotely or in a hybrid work environment. While these efforts have been successful to date, we continue to be subject to risks that could negatively impact our operations, including system failure, mail delivery delays, unavailability of critical personnel due to illness or other reasons related to the pandemic, and disruptions to service providers.

Significant market volatility and negative market returns have occurred during the COVID-19 pandemic. While we are confident in our ability to manage the financial risks related to the COVID-19 pandemic, the extent and duration of such risks cannot be predicted with certainty, and prolonged negative economic conditions could have a negative impact on our financial condition. It is possible these risks could impact our financial strength and claims-paying ability.

We may be exposed to risks in the future that we have not yet identified or that we do not currently consider to be material risks.

The preceding risks may not be the only risks facing us in the future. Additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, may adversely affect our business, financial condition and/or operating results in the future.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

There is no established public trading market for our common stock. All of our outstanding shares are owned by TIAA. As of March 20, 2022, we had issued and outstanding 2,500 shares of common stock, $1,000 par value per share.

Insurers are subject to various state statutory and regulatory restrictions on the insurers’ ability to pay dividends. Under the New York Insurance Law, we are permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains).

GENERAL MATTERS

TELEPHONE AND INTERNET

To speak with a customer service representative to make requests related to your Contract or to obtain more information, you can call the Administrative Office toll-free at 877-694-0305.

You can also use the TIAA Web Center’s account access feature to check your Contract Accumulation. To use the Web Center’s account access feature, access the TIAA Internet home page at www.tiaa.org.

TIAA-CREF Investment Horizon Annuity Prospectus	32

CONTACTING TIAA LIFE

We will not consider any notice, form, request, or payment to have been received by us until it reaches our Administrative Office. We will not be deemed to have received any Premiums sent to the addresses designated in this prospectus for remitting Premiums until the third party service that administers the receipt of mail through those addresses has processed the payment on our behalf. You can ask questions by calling toll-free 877-694-0305.

ELECTRONIC PROSPECTUSES

If you received this prospectus electronically and would like a paper copy, please call toll-free at 877-694-0305, and we will send it to you.

DELAYS IN PAYMENTS

We have the right to defer withdrawals from the Short Term Holding Account for up to six months. If we defer such withdrawals for 10 or more Business Days, we will credit interest to such amounts at the rate we are currently crediting to the Short Term Holding Account, but not less than your Contract’s minimum guaranteed interest rate. If, at any time, applicable state law requires the crediting of a higher rate of interest, we will credit such higher rate.

HOUSEHOLDING

To cut costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the prospectus, prospectus supplements, or any other required documents, to your household, even if more than one Contract owner lives there. If you would prefer to continue receiving your own copy of any of these documents, you may write us or call us toll-free at 877-694-0305.

SIGNATURE REQUIREMENTS

For some transactions, we may require your signature to be notarized or guaranteed by a commercial bank or a member of a national securities exchange.

ERRORS OR OMISSIONS

We reserve the right to correct any errors or omissions on any form, report or statement that we send to you.

LOANS

Loans are not available under your Contract.

OTHER ADMINISTRATIVE MATTERS

The Contract and the completed application are the entire contractual agreement between you and TIAA Life. We will issue the Contract in return for your completed application and the first Premium. Any endorsement to or amendment of the Contract or waiver of any of its provisions will be valid only if in writing and signed by an executive officer or a registrar of TIAA Life. All benefits are payable at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office.

ASSIGNMENT OF CONTRACTS

You may not assign the entire Contract. Subject to our prior approval of your written notice and request to us, you may assign the available Contract Accumulation (which is Contract Accumulation not already subject to an assignment). We assume no responsibility for the validity of any assignment of Contract Accumulation, nor will notice to us of any assignment be effective unless it is in writing and has been received in Good Order and approved by us. The rights of the Contract owners, Annuitant, any Second Annuitant, any Beneficiaries and any other person to receive benefits under your Contract will be subject to the terms of any assignment. You should consult a qualified tax adviser before making any assignment of your Contract. We reserve the right to restrict any such assignment of Contracts in our sole discretion on a non-discriminatory basis, except where any such restriction would be prohibited by state law. You may not assign annuity payments.

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PAYMENT TO AN ESTATE, GUARDIAN, TRUSTEE, ETC.

We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee or other entity that is not a natural person. TIAA Life will not be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

BENEFITS BASED ON INCORRECT INFORMATION

If the amounts of benefits provided under a Contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If any overpayments or underpayments have been made by us, appropriate adjustments will be made.

PROOF OF SURVIVAL

We reserve the right to require satisfactory proof that the Annuitant, Second Annuitant, or anyone named to receive benefits under a Contract is living on the date payment is due. If this proof is not received in Good Order after a request in writing, we will have the right to make reduced payments or to withhold payments entirely until such proof is received. If under a Two-Life Annuity we have overpaid benefits because we were not notified of a death, we will reduce or withhold subsequent payments until the amount of the overpayment has been recovered by us with appropriate adjustments.

PROTECTION AGAINST CLAIMS OF CREDITORS

The benefits and rights accruing to you or any other persons under the Contract are exempt from the claims of creditors or legal process to the fullest extent permitted by law.

PROCEDURES FOR ELECTIONS AND CHANGE

You have to make any changes or elections under the Contract in a form acceptable to us at our home office at 730 Third Avenue, New York, NY 10017-3206 or at our Administrative Office. If you send us a notice changing your Beneficiaries or other persons named to receive payments, it will take effect as of the date it was signed by you, even if you then die before the notice actually reaches us. Any other notice will take effect as of the date we receive it. If we take any action in good faith before we receive a valid notice, we will not be subject to liability even if our acts were contrary to what you told us in the notice. If a joint owner has been named and both owners are living, authorization from both owners is required for changes and transactions other than the allocation of Premiums.

REPORTS

At least once each year, we will send you a report showing your current Contract Accumulation, FTD Values, interest credited, surrender charges deducted and MVAs applied, if any, during the period covered by the report, and any other information required by law.

RELIANCE ON EXEMPTION FROM 1934 ACT REPORTING

We are relying on Rule 12h-7 under the Securities Exchange Act of 1934 (the “1934 Act”), which provides an exemption from the reporting requirements of Sections 13 and 15(d) of the 1934 Act.

OTHER INFORMATION

Every state has some form of unclaimed property laws that impose varying legal and practical obligations on insurers and, indirectly, on Contract owners, Insureds, Beneficiaries and other payees of proceeds. Unclaimed property laws generally provide for escheatment to the state of unclaimed proceeds under various circumstances.

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Contract owners are urged to keep their own, as well as their Insureds’, Beneficiaries’ and other payees’, information up to date, including full names, postal and electronic media addresses, telephone numbers, dates of birth, and social security numbers. Such updates should be communicated in writing to TIAA-CREF Life Insurance Company, Administrative Office, P.O. Box 724508, Atlanta, Georgia 31139, by calling us between the hours of 8:00 a.m. and 6:00 p.m. ET, Monday-Friday, toll-free at 877 694-0305, or 24 hours a day via our website www.tiaa.org.

DISTRIBUTION OF THE CONTRACTS

We offer the Contracts to the public on a continuous basis. We anticipate continuing to offer the Contracts but reserve the right to discontinue the offering.

The Contracts are offered by TIAA-CREF Individual & Institutional Services, LLC, (“TC Services”) a wholly- owned subsidiary of TIAA. TC Services is registered with the SEC as a broker-dealer, and is a member of FINRA. TC Services may also enter into selling agreements with affiliated entities or with third parties to distribute the Contracts. TC Services may be considered the “principal underwriter” for interests in the Contract. Anyone distributing the Contracts must be a registered representative of TC Services or have entered into a selling agreement with TC Services. The main offices of TC Services are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid in connection with the distribution of the Contracts, although we will reimburse TC Services from our General Account assets for all reasonable costs and expenses incurred by TC Services in connection with distributing the Contracts. (We will make the cost and expense reimbursements to TIAA, and TIAA will remit the cost and expense reimbursements to TC Services.) We intend to recoup the cost and expense reimbursements that we make to TC Services through a portion of the investment spread that we expect to earn between the investment of Premiums and the interest that we will credit to the Contracts.

LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any of our properties are the subject.

EXPERTS

TIAA-CREF Life Insurance Company Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Teachers Insurance and Annuity Association of America Statutory-Basis Financial Statements

The statutory-basis financial statements as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 included in this Registration Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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LEGAL MATTERS

Ken Reitz, Esq., has provided advice on certain matters relating to the laws of New York regarding the Contracts and our issuance of the Contracts, and has provided advice on certain legal matters relating to the Contracts under the federal securities laws.

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TIAA-CREF Life Insurance Company

Management’s Discussion and Analysis

The following discussion highlights significant factors influencing the financial position and results of operations of TIAA-CREF Life Insurance Company (referred to in this document as “TIAA Life”). It should be read in conjunction with the audited statutory-basis financial statements and related notes included herein and summary information and risk factors included elsewhere in this report.

Forward Looking Statements

This discussion reviews TIAA Life’s financial condition and results of operations, including liquidity and capital resources. Historical information is presented and discussed, and factors that may affect future financial performance are also identified and discussed, where appropriate. Certain statements included in this section may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on the current expectations, estimates and projections made by management. Forward-looking statements include any statement that may predict, forecast, indicate or imply future results, performance or achievements instead of historical facts and may contain words like “believe,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “plan,” “will,” “shall,” “may,” and other words, phrases or expressions with similar meaning. While management believes the assumptions underlying any of its forward-looking statements to be reasonable, such information may be subject to risks and uncertainties which may be difficult to predict or may be beyond management’s control, and TIAA Life cannot give assurance that such statements will prove to be correct. Refer to “Summary Information and Risk Factors” included in TIAA-CREF Life Insurance Company Business Overview of this report for more information about the risks that could affect TIAA Life’s future results. A copy of this report and TIAA Life’s registration statement, including exhibits, is available on the Internet site of the SEC at http://www.sec.gov.

Given these risks and uncertainties, undue reliance should not be placed on management’s forward-looking statements as a prediction of actual results. Additionally, management’s forward-looking statements represent management’s views only as of the date of this report, and management does not undertake any obligation to update, publicly or otherwise, any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

Overview

TIAA-CREF Life Insurance Company is a stock life insurance company that commenced operations as a legal reserve life insurance company under the laws of the State of New York on December 18, 1996, under the former name, TIAA Life Insurance Company. It changed its name to TIAA-CREF Life Insurance Company on May 1, 1998, and it currently operates under the marketing name of TIAA Life. It is a wholly-owned subsidiary of TIAA. It is subject to regulation by the New York State Department of Financial Services as well as by the insurance regulatory authorities of all the states and certain other jurisdictions. It is licensed to issue life insurance and annuity products in all 50 states and the District of Columbia.

TIAA Life’s primary products include individual annuities and funding agreements. The individual annuities products are marketed directly to individuals while the funding agreements are issued directly to states in support of state sponsored 529 college savings and scholarship plans. TIAA Life’s individual products are available to the general public; however, it markets primarily to individuals who own retirement annuities or insurance policies issued by TIAA Life’s parent, TIAA. TIAA Life’s annuity products are also distributed through third party channels and registered investment advisors. TIAA Life stopped issuing individual life insurance policies effective December 31, 2019, except for a universal life policy option issued to existing term life policy owners exercising policy rights to convert their term coverage to an available permanent life policy.

TIAA Life’s life insurance products were formerly marketed directly to individuals and distributed through third party channels, including M Financial Group (“M Financial”) and registered investment advisors. TIAA Life will continue to maintain and service all in force life insurance policies.

TIAA Life also formerly issued separate account guaranteed interest contracts (“SAGIC contracts”). SAGIC contracts were unallocated, non-participating deposit type contracts designed as an investment vehicle offered to trustees and/or plan sponsors of stable value funds. In early 2020, TIAA Life’s last in force SAGIC contract was terminated when the contract’s last payout payment was made. TIAA is not currently marketing SAGIC contracts.

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The majority of the services required for TIAA Life’s business operations are provided at cost by TIAA and certain of its direct and indirect wholly-owned subsidiaries pursuant to various service, administrative, and distribution agreements. Under these agreements, TIAA Life reimburses TIAA (and TIAA reimburses its applicable subsidiaries) for certain costs associated with providing these services. TIAA Life believes such services meet operational needs and minimizes the duplication of costs among TIAA and its subsidiaries. TIAA Life does not currently have any employees.

TIAA Life also pays TIAA for investment advisory services and other administrative services for TIAA Life’s general account (the “general account”) in accordance with an Investment Management Agreement. Further, TIAA entered into Investment Management Agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within TIAA Life’s general account.

TAL previously provided investment advisory services and other administrative services to TIAA Life’s SAGIC contracts in accordance with an Investment Management Agreement. During 2020, the last remaining SAGIC contract was terminated resulting in TAL no longer providing investment advisory and other administrative services to separate accounts.

Nuveen Securities, LLC, an indirect subsidiary of TIAA’s wholly owned subsidiary Nuveen, LLC, previously distributed registered securities for certain proprietary funds and non-proprietary mutual funds for TIAA Life’s SAGIC contracts. TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, is authorized to distribute contracts for the separate accounts.

TIAA Life has a service agreement for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to TIAA Life by TFI pursuant to a service agreement between TIAA Life and TFI.

Business Segments

In 2021, TIAA Life provided financial services through the production, sale, distribution, and administration of individual annuities and funding agreements. Effective December 31, 2019, TIAA Life no longer manufactured new life insurance policies, but continued to service existing life insurance policies. Additionally, the final SAGIC contract was terminated in 2020, and TIAA Life does not plan to offer this product going forward. TIAA Life utilizes both its general account and separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2021, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity and group life. TIAA Life’s separate accounts include the following:

TIAA Life’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the Securities and Exchange Commission (“Commission”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”).

TIAA Life’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the Commission as a unit investment trust under the 1940 Act.

TIAA Life’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the Commission as a unit investment trust under the 1940 Act.

TIAA Life’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized separate account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature.

TIAA Life operates its primary business segments, distinguished by broad product categories with each having a strategic focus. Premiums and deposits by segment for 2021, 2020 and 2019 are set forth in the following table (in thousands):

	For the years ended December 31,
	2021	2020	2019
Segment
Individual Annuities	$273,616	$194,771	$292,702
Life Insurance	161,697	174,643	334,391

Total premiums	$435,313	$369,414	$627,093

Funding Agreements*	1,991,977	4,102,589	1,357,934

Total deposits received	$1,991,977	$4,102,589	$1,357,934

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*

The deposits received on funding agreements are recorded as liabilities and are not treated as premiums or as revenue under statutory accounting principles. These liabilities are included in Reserves for Life and Health, Annuities, and Deposit-type Contracts.

Individual Annuities: TIAA Life currently offers several non-qualified annuities including a deferred fixed annuity and a deferred variable annuity. These are distributed through captive agents appointed by TIAA Life. These agents are also registered representatives of TIAA Life’s affiliated broker-dealers. TIAA Life’s strategy is to offer these annuities to our participant base, and through fee-based advisors, third party channels, and other strategic relationships. TIAA Life temporarily suspended sales of the Single Premium Immediate Annuity (“SPIA”) product for system enhancements and therefore had no premiums for the product in 2021.

TIAA Life currently offers the Investment Horizon Annuity (“IHA”) through MVA-1. The initial design offered guaranteed periods from 1 to 10 years and a guarantee of principal with a stated interest rate. The interest rate for each guaranteed period is set based on current interest rates. This design allows investors to use a “laddered” approach for fixed investing. Since August 2013, only durations of 5, 6, 7, 8, 9, and 10 years have been available for investment due to the continued low interest rate environment. In 2021, TIAA Life earned premiums of $116 thousand on this product.

TIAA Life currently offers the Intelligent Variable Annuity (“IVA”) through VA-1. The investment options include both proprietary TIAA-CREF Life funds and non-proprietary funds. There is no fixed account or guaranteed living benefit option. In 2021, TIAA Life earned premiums of $247,306 thousand on this product.

TIAA Life no longer offers new policies on the Personal Annuity Select (“PAS”) and the Lifetime Variable Select (“LVS”) products. However, TIAA Life continues to accept premiums on previously issued PAS and LVS policies. In 2021, TIAA Life earned premiums of $22,342 thousand and $1,204 thousand on these products, respectively.

Life Insurance: Effective December 31, 2019, TIAA Life no longer manufactures or distributes life insurance. TIAA Life will continue to offer its universal life policy as a conversion option for term life policyholders whose term life contracts provide them the right to convert to a permanent life policy. In 2021, TIAA Life earned premiums of $161,697 thousand on life insurance products which were primarily from renewals of Term Life, Fixed Universal Life and Variable Universal Life existing policies.

Funding Agreements: TIAA Life’s Funding Agreements segment focuses primarily on providing non-participating flexible premium funding agreements issued from the general account to support education-related investment and/or savings programs sponsored by various states. State sponsored 529 college savings plans (named after Section 529 of the Internal Revenue Code) are tax-advantaged investment and savings programs designed to encourage account owners to save for the future higher education expenses of a designated beneficiary. Some states offer a guaranteed option to those investing in the state’s college savings plan. TIAA Life provides funding agreements to certain states to support their guaranteed option, which guarantees a return of account owners’ principal with interest. TIAA Life also makes available a funding agreement to any state that provides a state scholarship program for those seeking higher education.

TIAA Life currently has funding agreements with California, Colorado, Connecticut, Georgia, Kentucky, Michigan, Minnesota, Mississippi, Oklahoma, Oregon, Vermont, and Wisconsin, each of which have current state 529 college savings plans. During 2021, TIAA Life entered into a funding agreement with a Colorado state sponsored 529 college savings plan. The funding agreement was funded with $65 million of cash and assets transferred in-kind of $784 million associated with bonds supporting the college savings plan’s previous funding agreement. The in-kind investments were recorded as bonds with an offsetting increase to reserves for life and health insurance, annuities and deposit-type contracts, and no gain was recognized on the transfer.

Quantitative and Qualitative Disclosure About Market Risk

TIAA Life’s financial position and earnings are indirectly subject to various market risks, including changes in interest rates, changes in the yield curve, changes in spreads between risk-adjusted and risk-free interest rates, and equity price risks. These market risks may impact prospective earnings on future investments, which may, in turn, affect the interest that will be prospectively credited on the general account products. TIAA Life is primarily exposed to market risk through investment and insurance activities; however, the majority of investments are carried at amortized cost and not at fair value. Because investment balances do not generally reflect current fair values, the market risk factors discussed below do not generally have a significant direct impact on the financial position or results of operations unless investment positions are determined to have other than temporary impairments (“OTTI”).

TIAA-CREF Investment Horizon Annuity Prospectus	39

At December 31, 2021, $12,437,853 thousand, or 98%, of the general account’s invested assets was invested in bonds. TIAA Life’s bond portfolio consists primarily of high quality publicly-traded corporate debt securities and government securities to maintain and manage liquidity and to minimize the risk of credit default in the portfolio. TIAA Life also makes modest investments in private placement bonds to increase portfolio diversification and to obtain higher yields than can be earned by investing in comparable quality, publicly-traded securities. While these private placement securities tend to be less liquid than publicly-traded securities, they offer relatively higher yields, broader access to management information, stronger protective covenants, call protection features, and a higher level of collateralization than can customarily be achieved in the public market. Collectively, these benefits outweigh the liquidity concerns, especially in a portfolio where liquidity is managed appropriately.

In addition to market rate and interest rate risk, mortgage-backed securities, which are included in bonds in TIAA Life’s portfolio, are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). Included in these mortgage-backed securities are some interest-only securities. If the underlying mortgage assets experience faster than anticipated repayments of principal, TIAA Life could fail to recoup some or all of the initial investment in these securities, since the original price paid was based in part on assumptions regarding the receipt of interest payments. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. If the underlying mortgage assets are repaid later than anticipated, TIAA Life could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social, and other functions, including prevailing market interest rates and general economic factors. The fair value of these securities is also highly sensitive to changes in interest rates. These securities may also be harder to sell than other securities.

The selection and management of the general account investment portfolio reflect the asset/liability analysis TIAA Life performs for the various business segments and the specific products that are issued. TIAA Life’s investment objective is to earn attractive rates of return within reasonable risk parameters while maintaining a prudently diversified portfolio. As a result of the kinds of investments TIAA Life makes, the investment portfolio is primarily exposed to credit risk and interest rate risk. To manage risks, TIAA Life’s Board of Directors establishes investment limits and guidelines in constructing the investment portfolio; some of these limits identify maximum investment amounts by individual investment and by issuer, based on the credit quality of the issuers. TIAA Life also utilizes a risk management department that is independent of the investment management function to monitor the risk exposures represented in the investment portfolio.

TIAA Life performs a discreet analysis to screen every security that may require impairment from book value. The cost basis of securities are adjusted for impairment in value deemed OTTI, with the associated realized loss reported in net income. The final determination of whether an impairment is appropriate is based on the following criteria: (i) whether it is expected the insurer will be able to collect all amounts due according to the contractual terms in effect at the date of acquisition, or for certain loan-backed and structured securities, based on a discounted cash flow analysis, and (ii) whether TIAA Life has the ability and intent to hold the security for a length of time sufficient to allow for the recovery of the security’s value.

TIAA Life analyzes and manages the risks arising from market exposures of financial instruments, as well as other risks, through an integrated asset/liability management (“ALM”) process. The ALM process involves the monitoring of asset and liability interest rate sensitivities for various product lines; cash flow testing under various interest rate scenarios; and the rebalancing of assets and liabilities with respect to yield, risk, and cash flow characteristics.

Results of Operations

Year Ended December 31, 2021, Compared to Year Ended December 31, 2020

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2021, compared to year ended December 31, 2020 (in thousands):

40	TIAA-CREF Investment Horizon Annuity Prospectus

	For the Years Ended December 31,
			Increase/(decrease)
	2021	2020	$	%
REVENUES
Insurance and annuity premiums and other considerations	$435,313	$369,414	$65,899	18%
Net investment income	362,614	353,764	8,850	3%
Commissions and expense allowances on reinsurance ceded	9,732	10,615	(883)	(8)%
Reserve adjustments on reinsurance ceded	(7,468)	(8,867)	1,399	(16)%
Separate account fees and other revenues	22,141	18,691	3,450	18%

TOTAL REVENUES	$822,332	$743,617	$78,715	11%

EXPENSES
Policy and contract benefits	$398,599	$356,581	$42,018	12%
Increase/(decrease) in policy and contract reserves	46,123	(186,639)	232,762	(125)%
Insurance expenses and taxes (excluding federal income taxes)	71,026	73,322	(2,296)	(3)%
Commissions on premiums	5,649	7,531	(1,882)	(25)%
Interest on deposit-type contracts	90,088	113,162	(23,074)	(20)%
Net transfers to separate accounts	58,877	44,786	14,091	31%

TOTAL EXPENSES	$670,362	$408,743	$261,619	64%

Income (loss) before federal income tax and net realized capital gains (losses)	$151,970	$334,874	$(182,904)	(55)%
Federal income tax expense	29,067	18,634	10,433	56%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(1,093)	(4,721)	3,628	77%

NET INCOME (LOSS)	$121,810	$311,519	$(189,709)	(61)%

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations increased $65,899 thousand to $435,313 thousand for the year ended December 31, 2021. Higher annuity product premiums of $77,941 thousand primarily driven by intelligent variable annuity (“IVA”) which saw an increase in new sales in 2021 driven by higher demand attributed to market performance and lower volatility compared to 2020 and an increase in sales and distribution resources in 2021, partially offset by lower life insurance premiums driven by no longer offering retail life insurance in 2020 and decline in renewal premiums

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve (“IMR”). The increase of $8,850 thousand was primarily driven by an increase in income from bonds of $7,651 thousand attributed to higher average bond balances driven by significant GFA inflows throughout 2021 primarily from rebalancing activity and funding of the new Colorado 529 Plan.

The individual components of net investment income are presented in the table below (in thousands):

TIAA-CREF Investment Horizon Annuity Prospectus	41

	Years Ended December 31,
			Increase/(decrease)
	2021	2020	$	%
Bonds	$368,507	$360,856	$7,651	2%
Other long-term investments	338	339	(1)	—%
Cash, cash equivalents and short-term investments	26	416	(390)	(94)%
Contract loans	2,017	1,921	96	5%

Total gross investment income	$371,068	$363,532	$7,536	2%

Investment expenses	$(13,297)	$(12,287)	$(1,010)	8%

Net investment income before amortization/(accretion) of IMR	$357,771	$351,245	$6,526	2%
Amortization/(accretion) of IMR	4,843	2,519	2,324	92%

Net investment income	$362,614	$353,764	$8,850	3%

Policy and Contract Benefits

The increase in policy and contract benefits of $42,018 thousand to $398,599 thousand was driven by higher annuity benefits of $33,471 thousand primarily due to an increase in IVA and fixed personal annuities and higher death benefits of $5,139 thousand.

Increase/(decrease) in Policy and Contract Reserves

The increase in policy and contract reserves for 2021 of $46,123 thousand in 2021 compared to a decrease of $186,639 thousand in 2020 was primarily driven by the absence of the release of $225,000 thousand in cash flow testing (“CFT”) reserves in 2020 and a lower decrease in annuity reserves primarily driven by higher premiums mostly within IVA, partially offset by higher benefits, surrenders and net transfers to separate accounts.

Interest on Deposit-type Contracts

The decrease in interest on deposit-type contracts of $23,074 thousand to $90,088 thousand for the year ended December 31, 2021 was primarily driven by resetting 529 Plan crediting rates lower, partially offset by higher GFA balances due to growth in the portfolio, including the new Colorado 529 Plan.

Net Transfers to Separate Accounts

Net transfers to separate accounts increased $14,091 thousand to $58,877 thousand for the year ended December 31, 2021 due to higher net deposits into VA-1, partially offset by lower net deposits in VLI-1.

Federal Income Tax (“FIT”) Expense

FIT expenses increase of $10,433 thousand to $29,067 thousand for the year ended December 31, 2021 was primarily driven by higher net operating income before FIT & net realized capital losses of $42,096 thousand excluding the impact from the release of CFT reserves in 2020 that are not deductible for tax purposes.

42	TIAA-CREF Investment Horizon Annuity Prospectus

Year Ended December 31, 2020, Compared to Year Ended December 31, 2019

The following table sets forth TIAA Life’s statutory-basis statements of operations for the year ended December 31, 2020, compared to year ended December 31, 2019 (in thousands):

	For the Years Ended December 31,
			Increase/(decrease)
	2020	2019	$	%
REVENUES
Insurance and annuity premiums and other considerations	$369,414	$627,093	$(257,679)	(41)%
Net investment income	353,764	306,108	47,656	16%
Commissions and expense allowances on reinsurance ceded	10,615	15,729	(5,114)	(33)%
Reserve adjustments on reinsurance ceded	(8,867)	6,029	(14,896)	(247)%
Separate account fees and other revenues	18,691	24,455	(5,764)	(24)%

TOTAL REVENUES	$743,617	$979,414	$(235,797)	(24)%

EXPENSES
Policy and contract benefits	$356,581	$382,263	$(25,682)	(7)%
Increase in policy and contract reserves	(186,639)	400,597	(587,236)	(147)%
Insurance expenses and taxes (excluding federal income taxes)	73,322	148,245	(74,923)	(51)%
Commissions on premiums	7,531	18,919	(11,388)	(60)%
Interest on deposit-type contracts	113,162	83,936	29,226	35%
Net transfers to separate accounts	44,786	140,213	(95,427)	(68)%

TOTAL EXPENSES	$408,743	$1,174,173	$(765,430)	(65)%

Income (loss) before federal income tax and net realized capital gains (losses)	$334,874	$(194,759)	$529,633	(272)%
Federal income tax expense	18,634	3,653	14,981	410%
Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(4,721)	(9,371)	4,650	50%

NET INCOME (LOSS)	$311,519	$(207,783)	$519,302	(250)%

Insurance and Annuity Premiums and Other Considerations

Insurance and annuity premiums and other considerations decreased $257,679 thousand to $369,414 thousand for the year ended December 31, 2020. The decrease was primarily driven by lower life insurance premiums, driven by no longer offering retail life insurance in 2020, and lower annuity product premiums (primarily within the IVA product) largely due to COVID-19, which resulted in volatile markets, a decline in participant interest in the variable product and reduced resources allocated to selling the product.

Net Investment Income

Net investment income includes gross earnings on investments, investment expenses, and amortization of capital gains and losses from the interest maintenance reserve (“IMR”). The $47,656 thousand increase in net investment income was primarily driven by growth in the bond portfolio largely due to guaranteed funding agreements (“GFA”) net inflows throughout 2020 from rebalancing activity.

TIAA-CREF Investment Horizon Annuity Prospectus	43

The individual components of net investment income are presented in the table below (in thousands).

	Years Ended December 31,
			Increase/(decrease)
	2020	2019	$	%
Bonds	$360,856	$313,669	$47,187	15%
Other long-term investments	339	340	(1)	—%
Cash, cash equivalents and short-term investments	416	1,167	(751)	(64)%
Contract loans	1,921	1,700	221	13%

Total gross investment income	$363,532	$316,876	46,656	15%

Investment expenses	($12,287)	($12,069)	(218)	2%

Net investment income before amortization of IMR	351,245	304,807	46,438	15%
Amortization of IMR	2,519	1,301	1,218	94%

Net investment income	$353,764	$306,108	$47,656	16%

Commissions and Expense Allowances on Reinsurance Ceded

The decrease in commissions and expense allowances on reinsurance ceded of $5,114 thousand to $10,615 thousand for the year ended December 31, 2020 was driven by no longer offering and manufacturing life insurance in 2020..

Reserve Adjustments on Reinsurance Ceded

The reserve adjustment on reinsurance ceded relates to the modified coinsurance (“MODCO”) with M Life and represents the change in the statutory reserves and the related interest credited on the portion of the policies reinsured. The reserve change generally moves in tandem with premiums. The decrease in the reserve adjustment of $14,896 thousand was primarily driven by decreased reserves from higher surrenders and lower premiums ceded.

Separate account fees and other revenues

The decrease in separate account fees and other revenues of $5,764 thousand to $18,691 thousand was primarily driven by the absence of the investment management and administrative fees on SAGIC due to the product discontinuance in 2019.

Policy and Contract Benefits

The decrease in policy and contract benefits of $25,682 thousand to $356,581 thousand was driven by lower annuity benefits primarily due to a decrease in fixed personal annuities and lower surrenders primarily within personal fixed annuities and IHA, partially offset by higher life insurance surrenders, primarily in fixed universal and M Life products.

Increase/(decrease) in Policy and Contract Reserves

The decrease in policy and contract reserves for 2020 of $186,639 thousand was $587,236 thousand lower than the $400,597 thousand increase in 2019, primarily due to a decrease in reserves for life insurance products of $619,203 thousand from the release of $225,000 thousand in cash flow testing (“CFT”) reserves in 2020 compared to an increase in CFT reserves of $225,000 thousand which were recorded in 2019, driven by improvements in the mortality assumptions supported by TC Life’s favorable mortality experience, growth in the GFA business due to its low crediting rate guarantees, and continued expense reduction, lower premiums, higher surrenders, partially offset by lower benefits. This decrease was partially offset by a lower decrease in annuity reserves of 32,169 thousand primarily due to the absence of a $16,300 thousand release of AG43 reserves in 2019, lower net transfers to separate accounts, and lower surrenders and benefits, partially offset by lower premiums.

Insurance expenses and taxes (excluding federal income taxes)

The decrease in insurance expense and taxes (excluding federal income taxes) of $74,923 thousand to $73,322 thousand for the year ended December 31, 2020 was primarily driven by lower salaries, wages and benefits of $43,055 thousand primarily due to absence of the restructuring related costs incurred in 2019 and lower headcount from the strategic change in 2019 to no longer manufacture life insurance, lower EDP and software depreciation, lower consultant fees, and other lower expenses associated with the COVID-19 pandemic due to remote environment and management initiatives.

44	TIAA-CREF Investment Horizon Annuity Prospectus

Commissions on Premiums

Commissions on premiums represent agents’ compensation on direct policies issued under the joint venture with M Financial. The decrease in commissions on premiums of $11,388 thousand to $7,531 thousand for the year ended December 31, 2020 was primarily driven by lower premiums in the M Financial business due to no longer manufacturing life insurance in 2020.

Interest on Deposit-type Contracts

The increase in interest on deposit-type contracts of $29,226 thousand to $113,162 thousand for the year ended December 31, 2020 was driven by higher GFA balances due to growth in the portfolio in 2020 from rebalancing activity.

Net Transfers to Separate Accounts

Net transfers to the separate accounts decreased $95,427 thousand to $44,786 thousand for the year ended December 31, 2020 as a result of lower participant net deposits in VA-1, VLI-1 and VLI-2, partially offset by lower net withdrawals from IHA.

Federal Income Tax (“FIT”) Expense

FIT expenses increase of $14,981 thousand to $18,634 thousand for the year ended December 31, 2020 was primarily driven by higher net operating income before FIT & net realized capital losses of $79,632 thousand, excluding the impact from release of CFT reserves that are not deductible for tax purposes.

Net Realized Capital Gains (Losses)

Net realized capital losses decrease of $4,650 thousand, primarily driven by lower OTTI in 2020 compared to 2019, partially offset by higher realized losses on sales.

Financial Condition

The following table sets forth TIAA Life’s statutory-basis statements of admitted assets, liabilities, and capital and surplus:

TIAA-CREF Investment Horizon Annuity Prospectus	45

	December 31,		Increase/(decrease)
(in thousands)	2021	2020	$	%
ADMITTED ASSETS
Bonds	$12,437,853	$11,168,305	$1,269,548	11%
Preferred stocks	10,022	183	9,839	5,377%
Cash, cash equivalents and short-term investments	165,900	282,344	(116,444)	(41)%
Contract loans	44,839	43,089	1,750	4%
Other invested assets	10,552	4,810	5,742	119%
Investment income due and accrued	90,401	90,841	(440)	—%
Net deferred federal income tax asset	17,414	17,788	(374)	(2)%
Reinsurance amounts receivable	13,498	4,531	8,967	198%
Other assets	29,087	42,329	(13,242)	(31)%
Separate account assets	4,806,546	4,106,499	700,047	17%

TOTAL ADMITTED ASSETS	$17,626,112	$15,760,719	$1,865,393	12%

LIABILITIES
Reserves for life and health insurance, annuities and deposit-type contracts	$11,833,612	$10,723,935	$1,109,677	10%
Asset valuation reserve	64,958	56,002	8,956	16%
Interest maintenance reserve	39,155	32,341	6,814	21%
Federal income tax payable to TIAA	5,990	6,703	(713)	(11)%
Other amounts payable on reinsurance	8,603	9,226	(623)	(7)%
Other liabilities	37,015	18,686	18,329	98%
Separate account liabilities	4,795,122	4,095,043	700,079	17%

TOTAL LIABILITIES	$16,784,455	$14,941,936	$1,842,519	12%

CAPITAL & SURPLUS
Capital stock (2,500 shares of $1,000 par value common stock issued and outstanding)	$2,500	$2,500	$—	—%
Additional paid-in capital	777,500	777,500	—	—%
Surplus (deficit)	61,657	38,783	22,874	(59)%

TOTAL CAPITAL AND SURPLUS	$841,657	$818,783	$22,874	3%

TOTAL LIABILITIES, CAPITAL AND SURPLUS	$17,626,112	$15,760,719	$1,865,393	12%

46	TIAA-CREF Investment Horizon Annuity Prospectus

Admitted Assets

Bonds

Bonds increased by $1,269,548 thousand driven by net acquisitions, mostly within the corporate bond and structured securities portfolios, primarily from the reinvestment of GFA net inflows during the year .

Bonds represented approximately 98% of TIAA Life’s invested asset portfolio at December 31, 2021.

The following table sets forth TIAA Life’s bond portfolio by industry:

	2021	2020
Finance and financial services	27.6%	24.8%
Manufacturing	16.7%	18.0%
Public utilities	12.3%	12.4%
Real estate investment trusts	5.2%	4.9%
Services	5.1%	5.1%
Revenue and special obligations	5.0%	4.2%
Commercial mortgage-backed securities	4.9%	2.9%
Residential mortgage-backed securities	4.3%	6.6%
Oil and gas	3.9%	4.6%
Asset-backed securities	3.6%	4.4%
Communications	3.4%	3.4%
Transportation	3.1%	3.5%
Retail & wholesale trade	2.7%	2.9%
U.S. governments	0.9%	1.2%
Mining	0.5%	0.5%
Other governments	0.5%	0.6%
Other	0.3%	—%

Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade (in thousands):

	December 31, 2021		December 31, 2020
NAIC Classes	Carrying Value	% of Total	Carrying Value	% of Total
NAIC 1 and 2	$12,437,567	100.0%	$11,162,826	100.0%
NAIC 3 through 6	286	—	5,479	—

Total	$12,437,853	100.0%	$11,168,305	100.0%

The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value
December 31, 2021
All other bonds	$2,903,178	$(73,467)	$2,829,711	$193,827	$(10,342)	$183,485
Loaned-backed and structured bonds	693,825	(9,304)	684,521	17,991	(601)	17,390

Total	$3,597,003	$(82,771)	$3,514,232	$211,818	$(10,943)	$200,875

December 31, 2020
All other bonds	$188,714	$(2,083)	$186,631	$2,508	$(513)	$1,995
Loaned-backed and structured bonds	57,137	(151)	56,986	423	(13)	410

Total	$245,851	$(2,234)	$243,617	$2,931	$(526)	$2,405

TIAA-CREF Investment Horizon Annuity Prospectus	47

Based upon TIAA Life’s current evaluation of these securities in accordance with its impairment policy, TIAA Life has concluded that these securities are not other-than-temporarily impaired. Additionally, TIAA Life currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	Scheduled Maturity of Bonds
	December 31, 2021			December 31, 2020
	Carrying Value	% of Total	Estimated Fair Value	Carrying Value	% of Total	Estimated Fair Value
Due in one year or less	$279,304	2%	$282,418	$439,183	4%	$444,456
Due after one year through five years	2,411,036	19%	2,485,399	2,035,808	18%	2,156,250
Due after five years through ten years	4,593,916	37%	4,703,519	3,783,398	34%	4,170,798
Due after ten years	3,565,037	29%	4,084,119	3,364,536	30%	4,091,381

Subtotal	$10,849,293	87%	$11,555,455	$9,622,925	86%	$10,862,885
Residential mortgage-backed securities	533,789	4%	543,587	730,155	7%	756,566
Commercial mortgage-backed securities	602,818	5%	611,716	326,225	3%	353,638
Asset-backed securities	451,953	4%	458,260	489,000	4%	507,927

Subtotal	$1,588,560	13%	$1,613,563	$1,545,380	14%	$1,618,131

Total	$12,437,853	100%	$13,169,018	$11,168,305	100%	$12,481,016

Preferred stock

Preferred stock increased by $9,839 thousand primarily driven by purchases and an increase in unrealized gains. Note, effective January 1, 2021, perpetual preferred shares required fair value treatment (previously held at cost), which resulted in unrealized gains.

Cash, Cash Equivalents and Short-Term Investments

Cash, cash equivalents, and short term investments decreased by $116,444 thousand primarily driven by fewer GFA net inflows into 529 Plans in late 2021 compared to late 2020 which had yet to be reinvested into long term bonds.

Other invested assets

Other invested assets increased $5,742 thousand primarily driven by an increase in receivables for securities.

Reinsurance amounts receivable

Reinsurance amounts receivable increase of $8,967 thousand primarily driven by higher outstanding modified coinsurance (“MODCO”) claims paid and pending reimbursement from the reinsurer.

Other assets

Other assets decrease of $13,242 thousand primarily driven by lower GFA suspense receivables as December 31, 2020 was elevated due to trading activity driven by normal timing differences.

Separate Accounts

Separate account assets increase of $700,047 thousand was primarily driven by net appreciation of $641,241 thousand driven by increases in equity markets in 2021, and net deposits of $58,806 thousand. Separate account liabilities increase was consistent with separate account assets.

48	TIAA-CREF Investment Horizon Annuity Prospectus

Liabilities

Reserves for Life and Health, Annuities and Deposit-Type Contracts

Reserves for life & health annuities & deposit type contracts increase $1,109,677 thousand primarily driven by:

•

Deposit type contracts increase of $1,065,221 thousand primarily driven by net inflows into 529 College Savings Plans of $1,054,433 thousand, including approximately $850,000 thousand inflows into the new funding agreement with a Colorado state sponsored 529 college savings plan, and net deposits and interest credited due to normal rebalancing activity from equities to GFA.

•	Policyholder’s reserves increase of $44,555 thousand primarily driven by premiums and interest credited in excess of surrenders, benefits and net transfers to separate accounts.

Asset Valuation Reserve (“AVR”)

Asset valuation reserve (“AVR”) increase of $8,956 thousand was primarily driven by the basic contribution of $13,898 thousand attributed to growth in invested assets, partially offset by the reserve objective adjustment of $5,423 thousand.

Interest Maintenance Reserve (“IMR”)

IMR increase of $6,814 thousand was driven by realized gains of $11,658 thousand primarily from the sale of corporate bonds, partially offset by IMR amortization of $4,844 thousand.

Other Liabilities

Other liabilities increase of $18,329 thousand was primarily driven by higher reinsurance in unauthorized companies of $11,600 thousand primarily due to higher paid and unpaid claims from M Life, and higher intercompany payables to TIAA of $3,274 thousand.

Capital and Surplus

Capital and surplus increased $22,874 thousand driven by the following:

•	$121,810 thousand increase from net income

•	$81,600 thousand decrease due to dividends to stockholders from a payment to TIAA in 2021

•	$11,600 thousand decrease from the change in liability for reinsurance in unauthorized companies as noted above

•	$8,956 thousand decrease due to an increase in AVR as noted above

Liquidity and Capital Resources

TIAA Life has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so TIAA Life will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA Life’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of TIAA Life with recourse to TIAA.

TIAA Life maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 1, 2022. As of December 31, 2021, $30,000 thousand of this facility was maintained on a committed basis and there were no balances outstanding.

TIAA Life has no material off-balance sheet arrangements for financing or other purposes.

The following table presents TIAA Life’s total adjusted capital, as defined by the NAIC (in thousands):

TIAA-CREF Investment Horizon Annuity Prospectus	49

	December 31,
	2021	2020	$ Variance

Total capital and surplus	$841,657	$818,783	$22,874
Asset valuation reserve (portion not utilized within cash flow testing)	64,958	56,002	8,956

Total adjusted capital	$906,615	$874,785	$31,830

TIAA Life’s total adjusted capital increase of $31,830 thousand was driven by an increase in capital and surplus of $22,874 thousand (see capital and surplus section above for further discussion) and an increase in the AVR addition of $8,956 thousand as TIAA Life did not use any of the AVR for cash flow testing purposes as of December 31, 2021.

TIAA Life’s financial strength (i.e., claims-paying ability) ratings are AA+ (Very Strong) from Standard and Poor’s, A++ (Superior) from A.M. Best Company, AAA (Exceptionally Strong) from Fitch Ratings, and Aa1 (Excellent) from Moody’s Investors Service. Each rating agency independently assigns a rating based on its own independent review and takes into account a variety of factors, which are subject to change, in making its decision. Accordingly, there can be no assurance of the ratings that will be afforded in the future. These ratings do not apply to the separate accounts because the underlying assets have been allocated to specific separate account liabilities and generally are not available to fund the needs of TIAA Life’s general account.

A significant portion of TIAA Life’s general account investments consist of investment grade publicly-traded bonds, which can be readily converted to cash. TIAA Life carefully reviews its liquidity position on an ongoing basis.

The following table illustrates TIAA Life’s cash flows provided by or used in operating, investing, and financing activities for the following periods (in thousands):

	For Year Ended December 31,
			Increase/(decrease)			Increase/(decrease)
	2021	2020	$	%	2019	$	%
Net cash provided by operations	$245,208	$232,576	$12,633	5%	$273,515	$(40,939)	(15)%
Net cash used in investments	(492,555)	(2,504,497)	2,011,941	(80)%	(743,285)	(1,761,212)	237%
Net cash provided by financing and other	130,903	2,274,886	(2,143,983)	(94)%	577,396	1,697,490	294%

Net change in cash, cash equivalents and short term investments	$(116,444)	$2,965	$(119,409)	(4,027)%	107,626	(104,661)	(97)%

Cash flow from operations is affected by the level of premiums from the sale of individual annuities and renewal premiums on life insurance products, investment income received, benefits paid, expenses paid, and customer decisions to move funds in or out of separate accounts.

The $12,633 thousand increase in net cash provided by operations was primarily due to increases in premiums and net investment income, partially offset by higher policy and contract benefits, net transfers to separate accounts, and federal income tax expenses.

The $2,011,941 thousand decrease in net cash used in investments was primarily driven by lower purchases of long term bonds due to lower GFA net inflows and an increase in proceeds from long term bonds sold, matured or repaid.

The $2,143,983 thousand decrease in net cash provided by financing activities was due primarily to a decrease in net deposits on deposit-type contracts from GFA net inflows and a dividend paid to TIAA.

Contractual Obligations

As of December 31, 2021, TIAA Life did not have any current or future contractual obligations related to long-term debt, capital leases, operating leases or purchase obligations.

Cash flows from the general account’s investments are anticipated to fully fund the general account’s obligations.

Legal Proceedings

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to TIAA Life’s financial position or the results of its operations.

50	TIAA-CREF Investment Horizon Annuity Prospectus

TIAA Life receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC and federal governmental authorities. TIAA Life cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on TIAA Life’s financial position.

TIAA-CREF Investment Horizon Annuity Prospectus	51

EXECUTIVE OFFICERS AND DIRECTORS

Directors

Rashmi Badwe, 1971, Director (since 2014). Executive Vice President, Head of Wealth Solutions & Investments, Branch Officer Manager, (2019-Present). Senior Managing Director, Head, Individual Client Solutions, Branch Officer Manager, TIAA (2016-2019). Senior Managing Director, TIAA (2013-2016). Manager, TIAA-CREF Individual & Institutional Services, LLC (since 2016).

Christine E. Dugan, 1963, Director (since 2018). Executive Vice President, Product GM, Institutional Lifetime Income (since 2022), Executive Vice President, Chief Actuary, Senior Vice President, Chief Actuary, TIAA (2019-2022). Deputy Chief Actuary (9/2018 – 12/2018). Senior Director, Willis Towers Watson (2016-2018). Head of Closed Block Variable Annuity (2013-2015). Director, Towers Watson (2011-2013) Member, Society of Actuaries, American Academy of Actuaries.

Bradley Finkle, 1973, Director (since 2018). Executive Vice President , Chief Operating Officer, Nuveen, Senior Managing Director, Chief Operating Officer, Nuveen (since 2019). Co-Head Nuveen Equities and Fixed Income, Nuveen and President, TIAA-CREF Funds and TIAA Investments (2017-2019). Senior Managing Director, President, TIAA Public Investments, (2016-2017). Managing Director, Investment Product Management (2010-2015).

William G. Griesser, 1973, Director (since 2018). President & Chief Executive Officer, TIAA-CREF Life Insurance Company (since 2019). Executive Vice President, Product GM, Institutional Managed Solutions (since 2021), Senior Managing Director, Head of Individual Solutions, TIAA (2017-2021). Senior Managing Director, Head of Retail Products, TIAA (2011-2017). TIAA-CREF Individual & Institutional Services, LLC (since 2016). TIAA-CREF Insurance Agency, LLC President (since 2018). MyVest Corporation, Director (since 2018).

Anne Dobkowski, 1967, Director (since 2020) Senior Managing Director, OCAO, Chief Administrative Officer,Chief Operating Officer, TIAA – TFS (2019-2020), Head of Business Management – TIAA TFS-CS (2014-2019), Special Assistant to TIAA CEO (2011–2014), Product Manager – Executive Compensation Plans (2008–2010), Implementation Manager (2004-2008), Liaison (1999-2004)

Eric T. Jones, 1961, Director (since 2008). Senior Managing Director, Advisory Solutions & Product Development, TIAA (since 2013). Senior Managing Director, Head of Advice & Product Solutions, TIAA (2012-2013). Senior Vice President, Individual Products, TIAA (2006-2012). Manager (since 2008), President and Chief Executive Officer (2010-2012), TIAA-CREF Individual & Institutional Services, LLC.

Timothy Penrose, 1978, Director (since 2021), Executive Vice President, Chief Risk Officer (since    ), SMD, CRO, TIAA Financial Solutions and Client Services & Technology (2020—), SMD, CRO, Head of Operational Risk (May 2019 – Oct 2020), SMD, Internal Audit (2016-2019), Managing Director, Internal Audit (2012 – 2016), Senior Director, IT Audit (2010 – 2012), TIAA.

Nicholas Calarco, 1972, Director (since 2021) Senior Vice President, Corporate Financial Planning & Analysis, TIAA (since May 2020), TIAA, Finance Executive, Bank of America (2001 – 2020).

Mohammad Ali Iqbal, 1980, Director (since 2021) SMD, Head of Individual Solutions (since Oct 2021), Vice President, TFS Finance (June 2015 – Sep 2021), TIAA, Director Finance, UBS Financial Services (2013-2015), Director – Operations Finance, UBS Financial Services (2006-2013), Financial Analyst, P&O Nedlloyd (2004-2006).

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017) TIAA-CREF Life Insurance Company. Vice President, Financial Control Management, VP, External Reporting (since 2017) Vice President, Regulatory Reporting ( since 2017). Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015) TIAA.

The Board has an Audit Committee that reviews the scope and results of the audit and other services provided by TIAA Life’s independent registered public accounting firm, and reviews and approves matters pertaining to accounting, internal control procedures, and related policies. The Board has an Executive Committee that has the full powers of the Board during intervals between the meetings of the Board, subject to applicable law. The Board has an Investment Committee that determines the investment policies and supervises the investment of the funds of TIAA Life. The Board has a Nominating Committee that nominates directors and executive officers and designates principal officers. The Board does not have a Compensation Committee because TIAA Life does not have any employees. The Board may, from time to time, establish certain other committees and subcommittees to facilitate the management of TIAA Life.

52	TIAA-CREF Investment Horizon Annuity Prospectus

Executive Officers

William G. Griesser, 1973, Director (since 2018). President & Chief Executive Officer, TIAA-CREF Life Insurance Company (since 2019). Senior Managing Director, Head of Individual Solutions, TIAA (since 2017). Senior Managing Director, Head of Retail Products, TIAA (2011-2017). TIAA-CREF Individual & Institutional Services, LLC (since 2016). TIAA-CREF Insurance Agency, LLC President (since 2018). MyVest Corporation, Director (since 2018).

Stacy Eisenhauer, 1978, Vice President and Chief Financial Officer (since 2017). Vice President and Chief Financial Officer (since 2017). TIAA-CREF Life Insurance Company; Vice President, Regulatory Reporting (since 2017), Director, Regulatory Reporting (2015-2017), Senior Manager, Securities Reporting (2013-2015), TIAA.

Wayne A. Agard, 1972, Secretary (since March 2022). Director, Associate General Counsel & Assistant Corporate Secretary (since 2022). SVP, Counsel & Corporate Secretary, Brown Brothers Harriman & Co. (2013-2021). AVP, Senior Counsel & Assistant Corporate Secretary, Church Pension Group (1999-2013).

Christopher Baraks, 1970, Vice President (since 2012). Vice President, Head of Tax (since 2018); Vice President, TIAA (2013-2018). Vice President, Corporate Tax Controller, TIAA-CREF Fund Complex (since 2013). Vice President, Teachers Advisors, LLC (since 2015). Vice President, Teachers Personal Investors Services, Inc. (since 2014). Vice President, TIAA-CREF Insurance Agency, LLC (since 2015). Vice President, TIAA-CREF Individual & Institutional Services, LLC (since 2014).

Jennifer Sisom, 1972, Treasurer (since 2020), Assistant Treasurer, Treasury Manager, Treasury Analyst (2004-2020); Cash Manager, Belk Stores Services (2003-2004), Treasury Associate, Lend Lease Real Estate Investments, Inc. (1998-2003)

Carol Fracasso, 1963, Vice President and Consumer Services Officer (since 2017). Vice President and Consumer Services Officer (since 2017); Vice President, Head, Business Management (2016-2017), Vice President, Underwriting & New Business Operations (since 2013) TIAA-CREF Life Insurance Company. Vice President, TIAA (since 2013). Vice President and other positions, AXA Equitable Life Insurance (1986-2012).

Kenneth Reitz, 1957, General Counsel (since 2015). Managing Director and Associate General Counsel (since 2019), Senior Director and Associate General Counsel (since 2013), Director and Associate General Counsel (2011-2013), Associate General Counsel (2008-2011), TIAA. General Counsel, TIAA-CREF Life Insurance Company (since 2015).

Todd Sagmoe, 1964, Vice President (since 2017). Vice President and Illustration Actuary TIAA-CREF Life Insurance Company (2014-2018); Vice President, Product Management (since 2014), Vice President, Senior Actuary.

Wayne Smiley, 1962, Chief Compliance Officer (since 2016); Chief Compliance Officer (2006-2011). Director, Compliance Officer II, TIAA (2006-2018). Senior Director, Senior Compliance Officer, TIAA (since 2019). Chief Compliance Officer, TIAA-CREF Life Insurance Company (since 2016).

Audit Committee Financial Expert

The Board of Directors of TIAA Life has determined that Bradley Finkle, Christine E. Dugan, and Timothy Penrose are qualified and would serve as the Audit Committee financial experts on TIAA Life’s Audit Committee. These individuals are not independent of TIAA Life’s management.

TIAA-CREF Investment Horizon Annuity Prospectus	53

Code of Conduct

The Board of Trustees of TIAA has adopted a code of conduct for senior financial officers, including its principal executive officer, principal financial officer, principal accounting officer, or controller, and persons performing similar functions, in conformity with rules promulgated under the Sarbanes-Oxley Act of 2002. The code of conduct is filed as an exhibit to this annual report.

During the reporting period, there were no implicit or explicit waivers granted by the Registrant from any provision of the code of conduct.

TRANSACTIONS WITH RELATED PERSONS

Certain Relationships and Related Transactions, and Director Independence.

Except for the agreements described below, there have been no transactions between TIAA Life and any related person since January 1, 2016, nor are any such related person transactions currently being contemplated, for which disclosure would be required.

TIAA is the sole stockholder of TIAA Life, and TIAA Life and TIAA are parties to the following agreements:

Investment Management Agreement

The Investment Management Agreement provides that TIAA serves as investment adviser with respect to our investment portfolio that we maintain in connection with our business as an insurer. Under the Agreement, TIAA provides investment management services as we may request or as we may determine is reasonably necessary for the proper administration of our investment portfolio, and TIAA agrees to maintain sufficient facilities and trained personnel to perform those services. In consideration for the services provided under the Agreement, we agree to pay TIAA each calendar quarter a fee, which will be the cost to TIAA of performing the investment management services under the Agreement and to reimburse TIAA for any expenses relating to the performance of those services.

Amended and Restated Service Agreement

The Amended and Restated Service Agreement provides that TIAA will perform certain administrative and special services for our business operations, including accounting and bookkeeping services, treasury tasks, tax related services, provide operations systems, telecommunications and mail services, data processing services, maintenance of records, files and other information, legal advisory services, corporate secretarial services, actuarial advisory services, personnel services, public relations services, and such other services as we may request from time to time. In addition, the Agreement allows us to use, in our day-to-day operations, certain property, equipment, and facilities of TIAA, including, without limitation, data processing equipment, business property (whether owned or leased), and communication equipment. In consideration for the services provided under the Agreement, we agree to reimburse TIAA each quarter for the cost to TIAA of performing the services under the Agreement, as reasonably and equitably determined to be attributable to us by TIAA, including all direct and directly-allocable expenses, plus a reasonable charge for direct overhead as agreed to by us and TIAA from time to time.

Financial Support Agreement

We have a financial support agreement with TIAA, and, under this agreement, TIAA will provide financial support so that we will have the greater of (a) capital and surplus of $250.0 million, (b) the amount of capital and surplus necessary to maintain our capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain our financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any contract owner with recourse to TIAA.

54	TIAA-CREF Investment Horizon Annuity Prospectus

Tax Allocation Agreement

As a subsidiary of TIAA, we are included in TIAA’s consolidated group for U.S. federal income tax purposes. With respect to tax returns for any taxable period in which we are included in TIAA’s consolidated group, the amount of taxes to be paid by us is determined, subject to some adjustments, as if we filed our own separate tax return. Under the Tax Allocation Agreement, TIAA agrees to prepare, and TIAA Board of Overseers, the sole, collective owner of TIAA, will execute and file, all consolidated returns with respect to the consolidated group. We agree to pay to TIAA an amount equal to the federal income tax payments that we would be obligated to pay the federal government if we filed a separate return. TIAA agrees to pay each of its subsidiaries, including us, any reductions in the consolidated group’s federal income tax liability that are attributable to the tax losses of the subsidiary, and any refund owed to the subsidiary.

Distribution Arrangements

Our affiliate, TIAA-CREF Individual & Institutional Services, LLC (“TC Services”), a subsidiary of TIAA, is authorized to distribute Contracts, issued through separate accounts for VA-1, VLI-1, and VLI-2 and distribute the IHA Contracts.

These services are provided via a direct agreement between us and TC Services. TC Services is compensated by us for all reasonable direct and directly allocable expenses it incurs in providing distribution services under the IHA Distribution Agreement, as reasonably and equitably determined to be attributable to TC Services.

SAGIC-related Arrangements

Nuveen Securities, LLC (“NSLLC”) is authorized to distribute the SAGIC contracts pursuant to a distribution agreement with us. We reimburse NSLLC at cost for all costs and expenses incurred by and directly or indirectly allocable to NSLLC in providing distribution services.

Our subsidiary, Teachers Advisors, LLC (“TAL”), acts as investment manager with respect to the assets of the SVSA-2 and SVSA-3 separate accounts pursuant to an investment management agreement. TAL has discretionary authority to invest the assets of the separate accounts, subject to certain investment guidelines. In consideration for the investment management services provided by TAL, we pay TAL a fee each calendar quarter based on the total market value of each separate account’s assets and reimburse TAL for any expenses related to performing its services.

Note Purchase Agreement

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA-CREF Life. This line has an expiration date of July 1, 2022. As of December 31, 2021, $30 million of this facility was maintained on a committed basis, and there were no balances outstanding.

Service Agreement

Services for funding agreements used to fund certain qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA is the program manager, are provided to TIAA Life by TFI pursuant to a Service Agreement between the Company and TFI.

Related Person Fees

For the services provided in accordance with the agreements identified above, we incurred $84 million in total fees to TIAA during the year ended December 31, 2021.

Transactions with Related Persons Prohibited

The Board of Directors and Executive Officers of TIAA Life, as employees of TIAA, must adhere to a Corporate Code of Conduct and a Code of Ethics for Senior Financial Officers adopted by TIAA’s Board of Trustees. The policies proscribe activities and transactions where the director’s or executive officer’s private interests interfere with the interests of TIAA, its affiliates and subsidiaries. Under these rules, no director or officer would be permitted to engage in transactions with TIAA for which disclosure is required under SEC rules. Annually, directors and executive officers must submit a form to TIAA’s General Counsel confirming that he or she has received, read and understands the Code of Ethics and has complied with the requirements of the Code; and notify the General Counsel promptly if he or she becomes aware of any existing or potential violation of this Code.

TIAA-CREF Investment Horizon Annuity Prospectus	55

TC Life Insurance Company Financials	B-1

Report of independent auditors

To the Board of Directors of TIAA-CREF Life Insurance Company

Opinions

We have audited the accompanying statutory-basis financial statements of TIAA-CREF Life Insurance Company (the “Company”), which comprise the statutory-basis statements of admitted assets, liabilities and capital and surplus as of December 31, 2021 and 2020, and the related statutory-basis statements of operations, of changes in capital and surplus, and of cash flows for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “financial statements”).

Unmodified opinion on statutory basis of accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and surplus of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Adverse opinion on U.S. generally accepted accounting principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for adverse opinion on U.S. generally accepted accounting principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Emphasis of matters

As discussed in Note 9 to the financial statements, the Company has entered into significant transactions with affiliated entities. As discussed in Note 1 to the financial statements, effective December 31, 2019, the Company no longer manufactures life insurance products for new customers and will continue to service all existing life insurance contracts. Our opinion is not modified with respect to these matters.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of

B-2	TC Life Insurance Company Financials

internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

New York, New York

March 10, 2022

TC Life Insurance Company Financials	B-3

Statutory–basis statements of admitted assets, liabilities and capital and surplus

TIAA-CREF Life Insurance Company

	December 31,
(in thousands, except share amounts)	2021	2020

ADMITTED ASSETS

Bonds	$12,437,853	$11,168,305

Preferred stocks	10,022	183

Cash, cash equivalents and short-term investments	165,900	282,344

Contract loans	44,839	43,089

Other invested assets	10,552	4,810

Investment income due and accrued	90,401	90,841

Net deferred federal income tax asset	17,414	17,788

Reinsurance amounts receivable	13,498	4,531

Other assets	29,087	42,329

Separate account assets	4,806,546	4,106,499

Total admitted assets	$17,626,112	$15,760,719

LIABILITIES, CAPITAL AND SURPLUS

Liabilities

Reserves for life and health insurance, annuities and deposit-type contracts	$11,833,612	$10,723,935

Asset valuation reserve	64,958	56,002

Interest maintenance reserve	39,155	32,341

Federal income tax payable to TIAA	5,990	6,703

Other amounts payable on reinsurance	8,603	9,226

Other liabilities	37,015	18,686

Separate account liabilities	4,795,122	4,095,043

Total liabilities	$16,784,455	$14,941,936

Capital and surplus

Capital stock (2,500 shares of $1,000 par value common stock authorized, issued and outstanding)	2,500	2,500

Additional paid-in capital	777,500	777,500

Surplus (deficit)	61,657	38,783

Total capital and surplus	841,657	818,783

Total liabilities, capital and surplus	$17,626,112	$15,760,719

B-4	TC Life Insurance Company Financials	See notes to statutory-basis financial statements

Statutory–basis statements of operations

TIAA-CREF Life Insurance Company

	For the Years Ended December 31,
(in thousands)	2021	2020	2019

REVENUES

Insurance and annuity premiums and other considerations	$435,313	$369,414	$627,093

Net investment income	362,614	353,764	306,108

Commissions and expense allowances on reinsurance ceded	9,732	10,615	15,729

Reserve adjustments on reinsurance ceded	(7,468)	(8,867)	6,029

Separate account fees and other revenues	22,141	18,691	24,455

Total revenues	$822,332	$743,617	$979,414

EXPENSES

Policy and contract benefits	$398,599	$356,581	$382,263

Increase (decrease) in policy and contract reserves	46,123	(186,639)	400,597

Insurance expenses and taxes (excluding federal income taxes)	71,026	73,322	148,245

Commissions on premiums	5,649	7,531	18,919

Interest on deposit-type contracts	90,088	113,162	83,936

Net transfers to separate accounts	58,877	44,786	140,213

Total expenses	$670,362	$408,743	$1,174,173

Income (loss) before federal income tax and net realized capital gains (losses)	151,970	334,874	(194,759)

Federal income tax expense	29,067	18,634	3,653

Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(1,093)	(4,721)	(9,371)

Net income (loss)	$121,810	$311,519	$(207,783)

See notes to statutory-basis financial statements	TC Life Insurance Company Financials	B-5

Statutory–basis statements of changes in capital and surplus

TIAA-CREF Life Insurance Company

(in thousands)	Capital Stock	Additional Paid-In Capital	Surplus (Deficit)	Total

Balance, December 31, 2018	$2,500	$557,500	$(59,116)	$500,884

Net income (loss)	—	—	(207,783)	(207,783)

Change in asset valuation reserve	—	—	(195)	(195)

Change in surplus in separate accounts	—	—	(2,422)	(2,422)

Change in liability for reinsurance in unauthorized companies	—	—	(1,575)	(1,575)

Change in net deferred income tax	—	—	49,276	49,276

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(48,505)	(48,505)

Deferred premium asset limitation	—	—	830	830

Other assets	—	—	27	27

Capital contribution	—	220,000	—	220,000

Balance, December 31, 2019	$2,500	$777,500	$(269,463)	$510,537

Net income (loss)	—	—	311,519	311,519

Change in reserve on account of change in valuation basis	—	—	(4,574)	(4,574)

Change in asset valuation reserve	—	—	(3,321)	(3,321)

Change in surplus in separate accounts	—	—	(1,089)	(1,089)

Change in liability for reinsurance in unauthorized companies	—	—	4,217	4,217

Change in net deferred income tax	—	—	(48,432)	(48,432)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	48,676	48,676

Deferred premium asset limitation	—	—	1,275	1,275

Other assets	—	—	(25)	(25)

Balance, December 31, 2020	$2,500	$777,500	$38,783	$818,783

Net income (loss)	—	—	121,810	121,810

Change in net unrealized capital gains (losses) on investments, net of $302 in taxes	—	—	1,137	1,137

Change in reserve on account of change in valuation basis	—	—	1,568	1,568

Change in asset valuation reserve	—	—	(8,956)	(8,956)

Change in surplus in separate accounts	—	—	(719)	(719)

Change in liability for reinsurance in unauthorized companies	—	—	(11,600)	(11,600)

Change in net deferred income tax	—	—	3,346	3,346

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(3,418)	(3,418)

Deferred premium asset limitation	—	—	1,304	1,304

Other assets	—	—	2	2

Dividends to stockholders	—	—	(81,600)	(81,600)

Balance, December 31, 2021	$2,500	$777,500	$61,657	$841,657

B-6	TC Life Insurance Company Financials	See notes to statutory-basis financial statements

Statutory–basis statements of cash flows

TIAA-CREF Life Insurance Company

	For the Years Ended December 31,
(in thousands)	2021	2020	2019

CASH FROM OPERATIONS

Insurance and annuity premiums and other considerations	$435,901	$370,067	$619,203

Net investment income	362,285	338,936	298,580

Separate account fees and other revenues	31,658	30,941	41,853

Total Receipts	829,844	739,944	959,636

Policy and contract benefits	416,205	363,787	375,875

Commissions and expenses paid	76,745	80,840	167,402

Federal income taxes paid	34,054	18,764	1,047

Net transfers to separate accounts	57,632	43,977	141,797

Total Disbursements	584,636	507,368	686,121

Net cash from operations	245,208	232,576	273,515

CASH FROM INVESTMENTS

Proceeds from long-term investments sold, matured, or repaid:

Bonds	1,222,345	1,131,646	874,143

Net gains on cash, cash equivalents and short-term investments	4	12	1

Miscellaneous proceeds	—	1,805	15,198

Cost of investments acquired:

Bonds	1,697,286	3,619,359	1,626,571

Net increase in contract loans	1,750	3,262	6,055

Stocks	8,400	—	—

Miscellaneous applications	7,468	15,339	1

Net cash used in investments	(492,555)	(2,504,497)	(743,285)

CASH FROM FINANCING AND OTHER

Additional paid in capital	—	—	220,000

Net deposits on deposit-type contracts funds	192,558	2,307,362	353,547

Dividends to stockholders	(81,600)	—	—

Other cash provided (applied)	19,945	(32,476)	3,849

Net cash from financing and other	130,903	2,274,886	577,396

NET CHANGE IN CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS	(116,444)	2,965	107,626

CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	282,344	279,379	171,753

CASH, CASH EQUIVALENTS & SHORT-TERM INVESTMENTS, END OF YEAR	$165,900	$282,344	$279,379

See notes to statutory-basis financial statements	TC Life Insurance Company Financials	B-7

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

Note 1—Organization and Operations

TIAA-CREF Life Insurance Company commenced operations as a legal reserve life insurance company under the insurance laws of the State of New York on December 18, 1996, under its former name, TIAA Life Insurance Company, and changed its name to TIAA-CREF Life Insurance Company (“TIAA Life” or the “Company”) on May 1, 1998. TIAA Life is a direct wholly-owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA” or the “Parent”), a legal reserve life insurance company established under the insurance laws of the State of New York in 1918.

The Company issues non-qualified annuity contracts with fixed and variable components, funding agreements issued directly to states in support of state sponsored 529 college savings and scholarship plans, and single premium immediate annuities.

Effective December 31, 2019, the Company no longer manufactures life insurance products for new customers, but continues to offer an existing universal life policy as a permanent life insurance conversion option for owners of TIAA Life term life insurance policies with conversion privileges. The Company continues to service all existing contracts on life insurance products.

Note 2—Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

The table below provides a reconciliation of the Company’s net income and capital and surplus between NAIC SAP and the New York SAP annual statement filed with the Department.

	For the Years Ended December 31,
(in thousands)	NAIC SAP#	Financial Statement Line	2021	2020	2019

Net income (loss), New York SAP			$121,810	$311,519	$(207,783)

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional Reserves for term conversions	51R	Increase/(decrease) in policy and contract reserves	(377)	(638)	1,381

Additional Reserves for Variable Annuities	51R	Increase/(decrease) in policy and contract reserves	27	—	—

Net income (loss), NAIC SAP			$121,460	$310,881	$(206,402)

Capital and surplus, New York SAP			$841,657	$818,783	$510,537

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Deferred premium asset limitation	51R, 61R	Other assets	669	746	466

Separate Account Assets	56	Separate account assets	—	—	6,845

Separate Account Liabilities	56	Separate account liabilities	—	—	(8,414)

Additional Reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	6,099	6,476	7,114

Additional Reserves for Variable Annuities	51R	Reserves for life and health insurance, annuities and deposit-type contracts	27	—	—

Capital and surplus, NAIC SAP			$848,452	$826,005	$516,548

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The Stable Value Separate Account (“SVSA”) products were accounted for at book value in accordance with New York Insurance Law (“NYIL”) Section 1414. The separate account liabilities for the benefits guaranteed under the contracts are carried at book value in accordance with NYIL section 4217, NYDFS Regulation No. 151. During 2020, the contract backed by the Stable Value Separate Account-3 was terminated, the market value of the account was distributed, the liabilities were settled and the account was closed. As of December 31, 2021 and 2020, there were no remaining balances within the SVSA product.

B-8	TC Life Insurance Company Financials

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to antiselection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The additional reserve for variable annuities results from the Department prescribing a floor under Regulation No. 213 (11 NYCRR 103), Principle-Based Reserving, effective December 31, 2020. Therefore, the Company’s reported reserve for variable annuities is the greater of those prescribed under the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”), and Regulation No. 213.

The Company’s risk based capital as of December 31, 2021 and 2020 would not have triggered a regulatory event without the use of the New York SAP prescribed practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with GAAP with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the Asset Valuation Reserve (“AVR”), which is a component of surplus under NAIC SAP;

•

Changes in the value of certain other invested assets accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	All derivative instruments are carried at fair value under GAAP, whereas under NAIC SAP, certain derivative instruments are carried at amortized cost;

•

Changes in the fair value of derivative instruments are generally reported through earnings unless they qualify and are designated for cash flow or net investment hedge accounting, whereas under NAIC SAP, changes in the fair value of derivative instruments not carried at amortized cost are recorded as unrealized capital gains or losses and reported as changes in surplus;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

•

The Interest Maintenance Reserve (“IMR”) is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

TC Life Insurance Company Financials	B-9

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The outbreak of the novel coronavirus (“COVID-19”) and subsequent global pandemic began significantly impacting the U.S. and global financial markets and economies during March 2020. The worldwide spread of COVID-19 has created significant uncertainty in the global economy. The duration and extent of COVID-19 over the long-term cannot be reasonably estimated at this time. There have been no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have on the Company’s financial performance. The ultimate impact of COVID-19 and the extent to which COVID-19 impacts the Company’s business, results of operations, investments, and cash flows will depend on future developments, which are highly uncertain and difficult to predict.

The Russian invasion of Ukraine has created significant uncertainty in the global financial markets and economies. The duration and extent of this uncertainty and the related impact over the long-term cannot be reasonably estimated at this time. While not currently expected to be material, TIAA Life will continue to monitor the impact on the Company’s business, results of operations, investments, and cash flows.

Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. No reclassifications were made to the Statements of Admitted Assets, Liabilities, and Capital and Surplus and the related Statements of Operations, Changes in Capital and Surplus, and Cash Flows.

Accounting Policies:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future

B-10	TC Life Insurance Company Financials

continued

cash flows and prepayment speeds are evaluated quarterly. Certain loan-backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost bases, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or the Company does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair values of preferred stocks are determined using prices provided by independent pricing services or internally developed pricing models and the fair value is capped by any currently effective call price. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Other Invested Assets: Other invested assets include the Company’s investments in surplus notes, which are stated at amortized cost and receivables for securities. All of the Company’s investments in surplus notes have an NAIC 1 rating designation.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short-term, highly liquid investments, with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities of one year or less at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short-term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non-admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are maintained for the benefit of separate account contract holders. In accordance with the provisions of the separate account products, some separate account assets are considered legally insulated, which prevents such assets from being generally available to satisfy claims resulting from the general account. The Company’s separate accounts are legally insulated from the general account with the exception of the

TC Life Insurance Company Financials	B-11

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

Separate Account MVA-1, which is not legally insulated. Separate account assets are accounted for at fair value, except the SVSA which supported book value separate account agreements, in which case the assets were accounted for at amortized cost in accordance with NYDFS guidance. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus in the accompanying Statements of Changes in Capital and Surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in thousands):

	2021	2020	Change

Net deferred tax assets	$34,405	$30,987	$3,418

Deferred premium assets	33,924	35,228	(1,304)

Sundry receivables	24	26	(2)

Total	$68,353	$66,241	$2,112

Insurance and Annuity Premiums: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. The Company’s funding agreements that are issued directly to states in support of state sponsored 529 college savings and scholarship plans do not contain life contingencies and are accounted for as deposit-type contracts.

Reinsurance: The Company enters into reinsurance agreements in the normal course of its insurance business to reduce overall risk. The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. A liability is established for reserves ceded to unauthorized reinsurers which are not secured by or in excess of letters of credit or trust agreements. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Reinsurance premiums, benefits and reserves are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. The Company records a receivable for reinsured benefits paid but not yet reimbursed by the reinsurer and reduces policyholder’s reserves for the portion of insurance liabilities that are reinsured. Commissions and expense allowances on reinsurance ceded are reported as income in the summary of operations, and the balance sheet provision for due and accrued amounts is reported as an asset. Amounts shown in the financial statements are reported net of the impact of reinsurance.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the General Account and Separate Account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable General Account and Separate Account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the General Account, as well as any Separate Accounts not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs

B-12	TC Life Insurance Company Financials

continued

are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

The Company files a consolidated federal income tax return with its parent, TIAA, and its subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return.

Statements of Cash Flows: Noncash activities are excluded from the Statutory—Basis Statements of Cash Flows. These noncash activities for the years ended December 31, include the following (in thousands):

	2021	2020	2019

Exchange/restructure/transfer of bond investments	$58,809	$213,446	$148,047

Capitalized interest on bonds	$2,682	$2,877	$2,461

Interest credited on deposit-type contracts	$89,488	$112,220	$83,808

Deposits of bond investments on deposit-type contracts	$783,824	$—	$—

Application of New Accounting Pronouncements:

In July 2020, the NAIC adopted modifications to SSAP No. 32, Preferred Stock, effective January 1, 2021. The modifications define carrying value of redeemable preferred stock as amortized cost for NAIC 1-3 designations, the lower of amortized cost or fair value for NAIC 4-6 designations, and fair value for perpetual and mandatory convertible preferred stock, with the fair value capped by any currently effective call price. All preferred stock held by the Company is classified as perpetual preferred stock. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In May 2021, the NAIC adopted revisions to SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The revisions incorporate additional disclosure elements and a data-capture template for certain disclosures in SSAP No. 103R. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In August 2021, the NAIC adopted revisions to SSAP No. 32R, Preferred Stock. The revision clarifies that the “effective call price” valuation limitation, for all instruments within the scope of the standard, shall only apply if the call is currently exercisable by the issuer or if the issuer has announced that the instrument will be redeemed or called. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

Note 3—Long-Term Bonds

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, are shown below (in thousands):

	Excess of
2021	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$222,553	$4,941	$(1,550)	$225,944

All other governments	57,755	4,116	—	61,871

States, territories & possessions	29,754	2,629	—	32,383

Political subdivisions of states, territories, & possessions	37,235	1,256	(6)	38,485

Special revenue & special assessment, non-guaranteed agencies & government	1,002,809	40,094	(3,946)	1,038,957

Industrial & miscellaneous	11,074,022	771,448	(88,212)	11,757,258

Hybrids	13,725	395	—	14,120

Total	$12,437,853	$824,879	$(93,714)	$13,169,018

TC Life Insurance Company Financials	B-13

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

	Excess of
2020	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$253,013	$10,724	$—	$263,737

All other governments	64,257	6,693	—	70,950

States, territories & possessions	29,742	3,119	—	32,861

Political subdivisions of states, territories, & possessions	8,207	1,301	—	9,508

Special revenue & special assessment, non-guaranteed agencies & government	1,048,484	60,616	(359)	1,108,741

Industrial & miscellaneous	9,750,877	1,232,018	(2,400)	10,980,495

Hybrids	13,725	999	—	14,724

Total	$11,168,305	$1,315,470	$(2,759)	$12,481,016

Impairment Review Process: All securities are subjected to the Company_s process for identifying OTTI. The Company writes down securities that it deems to have an OTTI in value in the period that the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators, ratings agencies and various public sources; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations; and (h) the potential for impairment based on an estimated discounted cash flow analysis for loan-backed and structured securities. Where impairment is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

Unrealized Losses on Bonds: The gross unrealized losses and estimated fair values for bonds by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in thousands):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2021

All other bonds	$2,903,178	$(73,467)	$2,829,711	$193,827	$(10,342)	$183,485

Loaned-backed and structured bonds	693,825	(9,304)	684,521	17,991	(601)	17,390

Total	$3,597,003	$(82,771)	$3,514,232	$211,818	$(10,943)	$200,875

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2020

All other bonds	$188,714	$(2,083)	$186,631	$2,508	$(513)	$1,995

Loaned-backed and structured bonds	57,137	(151)	56,986	423	(13)	410

Total	$245,851	$(2,234)	$243,617	$2,931	$(526)	$2,405

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

B-14	TC Life Insurance Company Financials

continued

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed and asset-backed securities are shown separately in the table below, as they are not due at a single maturity date (in thousands):

	December 31, 2021		December 31, 2020
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Due in one year or less	$279,304	$282,418	$439,183	$444,456

Due after one year through five years	2,411,036	2,485,399	2,035,808	2,156,250

Due after five years through ten years	4,593,916	4,703,519	3,783,398	4,170,798

Due after ten years	3,565,037	4,084,119	3,364,536	4,091,381

Subtotal	10,849,293	11,555,455	9,622,925	10,862,885

Residential mortgage-backed securities	533,789	543,587	730,155	756,566

Commercial mortgage-backed securities	602,818	611,716	326,225	353,638

Asset-backed securities	451,953	458,260	489,000	507,927

Subtotal	1,588,560	1,613,563	1,545,380	1,618,131

Total	$12,437,853	$13,169,018	$11,168,305	$12,481,016

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in thousands):

	2021		2020

NAIC 1 and 2	$12,437,567	100.0%	$11,162,826	100.0%

NAIC 3 through 6	286	0.0	5,479	0.0

Total	$12,437,853	100.0%	$11,168,305	100.0%

Bond Diversification: The carrying values of long-term bond investments were diversified by the following classification at December 31, as follows:

	2021	2020

Finance and financial services	27.6%	24.8%

Manufacturing	16.7%	18.0%

Public utilities	12.3%	12.4%

Real estate investment trusts	5.2%	4.9%

Services	5.1%	5.1%

Revenue and special obligations	5.0%	4.2%

Commercial mortgage-backed securities	4.9%	2.9%

Residential mortgage-backed securities	4.3%	6.6%

Oil and gas	3.9%	4.6%

Asset-backed securities	3.6%	4.4%

Communications	3.4%	3.4%

Transportation	3.1%	3.5%

Retail & wholesale trade	2.7%	2.9%

U.S. governments	0.9%	1.2%

Mining	0.5%	0.5%

Other governments	0.5%	0.6%

Other	0.3%	—%

Total	100.0%	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

TC Life Insurance Company Financials	B-15

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

Note 4—Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Bonds	$368,507	$360,856	$313,669

Stocks	180	—	—

Other invested assets	338	339	340

Cash, cash equivalents and short-term investments	26	416	1,167

Contract loans	2,017	1,921	1,700

Total gross investment income	371,068	363,532	316,876

Investment expenses	(13,297)	(12,287)	(12,069)

Net investment income before amortization/(accretion) of IMR	357,771	351,245	304,807

Amortization/(accretion) of IMR	4,843	2,519	1,301

Net investment income	$362,614	$353,764	$306,108

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions of investments and write-downs due to OTTI for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Bonds	$14,835	$17,576	$(279)

Cash, cash equivalent and short-term investments	4	12	1

Total before capital gain (loss) tax and transfers to IMR, net of taxes	14,839	17,588	(278)

Transfers to IMR, net of taxes	(11,658)	(18,699)	(6,292)

Capital gain/loss tax benefit (expense)	(4,274)	(3,610)	(2,801)

Net realized capital gains (losses) less capital gains tax, after transfers to IMR	$(1,093)	$(4,721)	$(9,371)

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31 (in thousands):

	2021	2020	2019

Other-than-temporary impairments:

Bonds	$1,048	$916	$9,477

Information related to the sales of long term bonds for the years ended December 31 are as follows (in thousands):

	2021	2020	2019

Proceeds from sales	$272,978	$424,785	$219,451

Gross gains on sales	$9,640	$19,345	$5,466

Gross losses on sales	$596	$8,885	$1,362

The Company generally holds its investments until maturity. The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 5—Disclosures about Fair Value of Financial Instruments

Fair Value of Financial Instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stock when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

B-16	TC Life Insurance Company Financials

continued

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using discounted cash flow analyses, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities have been classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by net asset value (“NAV”), at December 31, 2021 (in thousands):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Assets:

Bonds	$13,169,018	$12,437,853	$—	$13,161,446	$7,572

Preferred stock	10,022	10,022	1,320	8,702	—

Other invested assets	5,624	4,645	—	5,624	—

Separate account assets	4,806,546	4,806,546	4,786,724	19,822	—

Contract loans	44,839	44,839	—	—	44,839

Cash, cash equivalent & short term investments	165,900	165,900	—	165,900	—

Total	$18,201,949	$17,469,805	$4,788,044	$13,361,494	$52,411

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Liabilities:

Deposit-type contracts	$8,026,651	$8,026,651	$—	$—	$8,026,651

Separate account liabilities	4,795,122	4,795,122	—	—	4,795,122

Total	$12,821,773	$12,821,773	$—	$—	$12,821,773

TC Life Insurance Company Financials	B-17

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

The following table provides information about the aggregate fair value for all financial instruments and the level within the fair value hierarchy, with no fair values approximated by NAV, at December 31, 2020 (in thousands):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Assets:

Bonds	$12,481,016	$11,168,305	$—	$12,469,817	$11,199

Preferred stock	3,725	183	3,725	—	—

Other invested assets	6,003	4,667	—	6,003	—

Separate account assets	4,106,499	4,106,499	4,083,823	22,676	—

Contract loans	43,089	43,089	—	—	43,089

Cash, cash equivalent & short term investments	282,322	282,344	31,275	251,047	—

Total	$16,922,654	$15,605,087	$4,118,823	$12,749,543	$54,288

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3

Liabilities:

Deposit-type contracts	$6,961,431	$6,961,431	$—	$—	$6,961,431

Separate account liabilities	4,095,043	4,095,043	—	—	4,095,043

Total	$11,056,474	$11,056,474	$—	$—	$11,056,474

The estimated fair values of the financial instruments presented above were determined by the Company using market information available as of December 31, 2021 and 2020. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Preferred stocks and separate account assets in Level 1 primarily include exchange traded equities and mutual fund investments valued by the respective mutual fund companies. Cash in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Other invested assets in Level 2 represent surplus notes and are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two-sided markets, benchmark securities, bids, offers and reference data.

Separate account assets in Level 2 consist principally of corporate bonds, short term government agency notes and commercial paper.

Cash included in Level 2 consist of outstanding disbursements in excess of cash on hand and are valued based on the carrying value of the outstanding disbursement, which approximates fair value. Cash equivalents and short term investments in Level 2 are valued principally by third party services using market observable inputs.

B-18	TC Life Insurance Company Financials

continued

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which approximates fair value, and are classified as Level 3.

Separate account liabilities are accounted for at fair value, except for deposit-type contracts, and reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Deposit-type contracts are valued based on the accumulated account value, which approximates fair value, and are classified as Level 3.

Assets and Liabilities Measured and Reported at Fair Value

The following table provides information about the Company’s financial assets and liabilities measured and reported at fair value, with no fair values approximated by NAV, at December 31 (in thousands):

2021	Level 1	Level 2	Level 3	Total

Assets at fair value:

Preferred Stock	$1,320	$8,702	$—	$10,022

Separate account assets	4,786,724	19,822	—	4,806,546

Total assets at fair value	$4,788,044	$28,524	$—	$4,816,568

Total liabilities at fair value	$—	$—	$—	$—

2020	Level 1	Level 2	Level 3	Total

Assets at fair value:

Separate account assets	$4,083,823	$22,676	$—	$4,106,499

Total assets at fair value	$4,083,823	$22,676	$—	$4,106,499

Total liabilities at fair value	$—	$—	$—	$—

Reconciliation of Level 3 assets and liabilities measured and reported at fair value:

At December 31, 2021 and 2020, there are no assets or liabilities measured and reported at fair value using Level 3 inputs. The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Note 6—Restricted Assets

The following table provides information on amounts and the nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31 (in thousands):

	2021
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$7,972	$—	$—	$—	$7,972	$8,044	$(72)	$—	$7,972	0.045%	0.045%

TC Life Insurance Company Financials	B-19

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

	2020
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

On deposit with states	$8,044	$—	$—	$—	$8,044	$8,112	$(68)	$—	$8,044	0.051%	0.051%

Note 7—Premiums and Annuity Considerations Deferred and Uncollected

Premium and annuity considerations deferred and uncollected at December 31 (in thousands):

	2021		2020
	Gross	Net of Loading	Gross	Net of Loading

Ordinary renewal	$21,315	$56,044	$21,452	$57,093

Deferred premium is the portion of the annual premium not earned at the reporting date. Loading of deferred premium is an amount obtained by subtracting the net deferred premium from the gross deferred premium and generally includes allowances for acquisition costs and other expenses.

Uncollected premium is gross premium that is due and unpaid at the reporting date. Net premium is the amounts used in the calculation of reserves.

Note 8—Separate Accounts

The Company utilizes separate accounts to record and account for assets and liabilities for particular lines of business and/or transactions. As of December 31, 2021, the Company reported separate account assets and liabilities for the following products: variable life, variable annuity, fixed annuity, and group life.

The Company’s Separate Account VLI-1 (“VLI-1”) was established under New York law on May 23, 2001, for the purpose of issuing and funding flexible premium variable universal life insurance policies and is registered with the Securities and Exchange Commission (“Commission”) as a unit investment trust under the Investment Company Act of 1940, as amended (“1940 Act”). The assets of this account are carried at fair value.

The Company’s Separate Account VLI-2 (“VLI-2”) was established under New York law on February 15, 2012, for the purpose of issuing and funding group and individual variable life insurance policies and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

The Company’s Separate Account VA-1 (“VA-1”) was established under New York law on July 27, 1998, for the purpose of funding individual non-qualified variable annuities and is registered with the Commission as a unit investment trust under the 1940 Act. The assets of this account are carried at fair value.

The Company’s Separate Account MVA-1 (“MVA-1”) was established on July 23, 2008, as a non-unitized Separate Account that supports flexible premium deferred fixed annuity contracts subject to withdrawal charges and a market value adjustment feature. The assets of this account are carried at fair value.

The Company’s Stable Value Separate Account-3 (“SVSA-3”) was established on November 13, 2013, as a non-unitized guaranteed separate accounts that supports book value separate account agreement contracts issued to certain externally managed stable value funds. The guaranteed investment contracts (“GICs”) backed by the SVSA-3 were terminated effective February 5, 2020. The market value of the account was distributed, and the liabilities were settled. The account was subsequently closed in 2020. The assets of this account were carried at amortized cost.

In accordance with the domiciliary state procedures for approving items within the separate account, the separate account classifications of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference

TIAA Life VLI -1	Variable life	Section 4240 of the New York Insurance Law

TIAA Life VLI-2	Variable life	Section 4240 of the New York Insurance Law

TIAA Life VA-1	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Life MVA-1	Fixed annuity	Section 4240 of the New York Insurance Law

TIAA Life SVSA-3	Group annuity GIC	Section 4240 (a)(5)(ii) of the New York Insurance Law

B-20	TC Life Insurance Company Financials

continued

In accordance with the provisions of the separate account products, some assets are considered legally insulated while others are not legally insulated from the general account. Legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s Separate Account assets includes both assets legally insulated and not legally insulated from the general account at December 31, as follows (in thousands):

	2021		2020
	Separate Account Assets		Separate Account Assets
Product	Legally Insulated	Not Legally Insulated	Legally Insulated	Not Legally Insulated

TIAA Life VLI-1	$458,326	$—	$369,281	$—

TIAA Life VLI-2	282,407	—	237,305	—

TIAA Life VA-1	4,037,260	—	3,469,484	—

TIAA Life MVA-1	—	28,553	—	30,429

Total	$4,777,993	$28,553	$4,076,070	$30,429

In accordance with the specific rules for products recorded within the separate account, some separate account liabilities are guaranteed by the general account.

The amount paid for risk charges is not explicit, but rather embedded within the mortality and expense charges. The separate accounts had no reserves for asset default risk that were recorded in lieu of contributions to AVR.

Although the Company owns the assets of these separate accounts, the separate accounts’ income, investment gains and investment losses are credited to or charged against the assets of the separate accounts without regard to the Company’s other income, gains or losses.

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in thousands):

	2021
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$116	$—	$318,357	$318,473

Reserves

For accounts with assets at:

Fair value	$16,693	$—	$4,775,690	$4,792,383

Amortized cost	—	—	—	—

Total reserves	$16,693	$—	$4,775,690	$4,792,383

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$16,383	$—	$—	$16,383

At fair value	—	—	4,775,690	4,775,690

Not subject to discretionary withdrawal	310	—	—	310

Total reserves	$16,693	$—	$4,775,690	$4,792,383

TC Life Insurance Company Financials	B-21

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

	2020
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations, or deposits	$10	$—	$245,872	$245,882

Reserves

For accounts with assets at:

Fair value	$18,639	$—	$4,072,644	$4,091,283

Amortized cost	—	—	—	—

Total reserves	$18,639	$—	$4,072,644	$4,091,283

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$18,359	$—	$—	$18,359

At fair value	—	—	4,072,644	4,072,644

Not subject to discretionary withdrawal	280	—	—	280

Total reserves	$18,639	$—	$4,072,644	$4,091,283

	2019
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations, or deposits	$1,623	$—	$371,445	$373,068

Reserves

For accounts with assets at:

Fair value	$21,367	$—	$3,587,488	$3,608,855

Amortized cost	388,268	—	—	388,268

Total reserves	$409,635	$—	$3,587,488	$3,997,123

By withdrawal characteristics:

Subject to discretionary withdrawal:

With market value adjustment	$21,247	$—	$—	$21,247

At fair value	388,268	—	3,587,488	3,975,756

Not subject to discretionary withdrawal	120	—	—	120

Total reserves	$409,635	$—	$3,587,488	$3,997,123

The following is a reconciliation of transfers to (from) the Company to the Separate Accounts (in thousands):

	2021	2020	2019

Transfers as reported in the Summary of Operations of the separate accounts statement:

Transfers to separate accounts	$319,598	$244,999	$369,654

Transfers from separate accounts	(259,869)	(199,564)	(229,333)

Net transfers to separate accounts	59,729	45,435	140,321

Reconciling adjustments:

Fund transfer exchange gain (loss)	(852)	(649)	(108)

Transfers as reported in the Company’s Statements of Operations	$58,877	$44,786	$140,213

B-22	TC Life Insurance Company Financials

continued

Note 9—Related Party Transactions

The majority of services for the operation of the Company are provided at cost by TIAA pursuant to a Service Agreement. Expense payments under the Service Agreement are made monthly by the Company to TIAA based on TIAA’s costs for providing such services. TIAA’s costs include employee benefit expenses, which are allocated based on salaries attributable to the Company. The Company also pays TIAA for investment advisory services and other administrative services for the Company’s insurance general account (the “General Account”) in accordance with an Investment Management Agreement. Further, TIAA entered into Investment Management Agreements with Teachers Advisors, LLC (“TAL”) and Nuveen Alternatives Advisors, LLC, each an indirect wholly-owned subsidiary of TIAA, appointing such affiliated advisors with authority to manage investments held within the Company’s General Account. The Company made payments to TIAA for the years ended December 31, as follows (in thousands):

	2021	2020	2019

Payments to TIAA

Operating expenses	$45,886	$51,067	$117,015

Investment expenses	13,156	12,109	11,755

Total	$59,042	$63,176	$128,770

TAL previously provided investment advisory services and other administrative services to the Company’s GIC separate accounts in accordance with an Investment Management Agreement. During 2020, the contracts backed by the SVSA-3, the last remaining GIC separate account, were terminated resulting in TAL no longer providing investment advisory and other administrative services to separate accounts.

Payments made to TAL for services for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Payments to TAL	$—	$145	$2,251

Nuveen Securities, LLC (“NS”), an indirect subsidiary of TIAA’s wholly owned subsidiary Nuveen, LLC, previously distributed registered securities for certain proprietary funds and non-proprietary mutual funds for the Company’s GIC separate accounts. Expenses associated with the distribution services agreement for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Payments to NS	$—	$346	$301

TIAA-CREF Individual & Institutional Services, LLC (“Services”), a subsidiary of TIAA, is authorized to distribute contracts for the Separate Accounts. Expenses associated with the distribution services agreement for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Payments to Services	$3,113	$3,983	$15,673

The Company has a services agreement for certain funding agreements for qualified state tuition programs for which TIAA-CREF Tuition Financing, Inc. (“TFI”), a wholly-owned subsidiary of TIAA, is the program manager, are provided to the Company by TFI pursuant to a service agreement between the Company and TFI. Payments associated with this service agreement for the years ended December 31, are as follows (in thousands):

	2021	2020	2019

Payments to TFI	$21,489	$17,286	$12,880

The Company has a financial support agreement with TIAA. Under this agreement, TIAA will provide support so that the Company will have the greater of (a) capital and surplus of $250,000 thousand, (b) the amount of capital and surplus necessary to maintain the Company’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain the Company’s financial strength ratings at least the same as TIAA’s rating. This agreement is not an evidence of indebtedness or an obligation or liability of TIAA and does not provide any creditor of the Company with recourse to TIAA. During 2021 and 2020, there were no contributions from TIAA to the Company. During 2019, TIAA contributed $220,000 thousand in capital to the Company.

TC Life Insurance Company Financials	B-23

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

The Company maintains a $100,000 thousand unsecured 364-day revolving line of credit with TIAA. This line has an expiration date of July 1, 2022. As of December 31, 2021, $30,000 thousand of this facility was maintained on a committed basis and there were no balances outstanding.

At December 31, 2021 or 2020, respectively, the Company has the following as amounts due to Parent and affiliates, which are reported in “Other liabilities” (in thousands):

	2021	2020

Amounts due to Parent and affiliates	$11,696	$8,422

Note 10—Federal Income Taxes

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2021 or December 31, 2020.

The components of net DTAs and DTLs at December 31, are as follows (in thousands):

	2021			2020			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

a) Gross deferred tax assets	$52,325	$4,345	$56,670	$49,847	$3,187	$53,034	$2,478	$1,158	$3,636

b) Statutory valuation allowance adjustments	—	—	—	—	—	—	—	—	—

c) Adjusted gross deferred tax assets (a–b)	52,325	4,345	56,670	49,847	3,187	53,034	2,478	1,158	3,636

d) Deferred tax assets non-admitted	30,407	3,998	34,405	27,845	3,142	30,987	2,562	856	3,418

e) Subtotal net admitted deferred tax asset (c-d)	21,918	347	22,265	22,002	45	22,047	(84)	302	218

f) Deferred tax liabilities	4,504	347	4,851	4,214	45	4,259	290	302	592

g) Net admitted deferred tax assets/(net deferred tax liability) (e–f)	$17,414	$—	$17,414	$17,788	$—	$17,788	$(374)	$—	$(374)

	2021			2020			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

Admission Calculation Components SSAP No. 101 (in thousands)

a) Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—

b) Adjusted gross DTA expected to be realized (excluding the amount of DTA from (a) above after application of the threshold limitation.(The lesser of (b)1 and (b)2 below)	17,414	—	17,414	17,788	—	17,788	(374)	—	(374)

1. Adjusted gross DTA expected to be realized following the balance sheet date	17,414	—	17,414	17,788	—	17,788	(374)	—	(374)

2. Adjusted gross DTA allowed per limitation threshold	XXX	XXX	123,636	XXX	XXX	120,149	XXX	XXX	3,487

c) Adjusted gross DTA (excluding the amount of DTA from (a) and (b) above) offset by gross DTL	4,504	347	4,851	4,214	45	4,259	290	302	592

d) DTA admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$21,918	$347	$22,265	$22,002	$45	$22,047	$(84)	$302	$218

	2021	2020

(a) Ratio percentage used to determine recovery period and threshold limitation amount	1,121%	1,316%

(b) Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in thousands)	$824,243	$800,995

B-24	TC Life Insurance Company Financials

continued

	12/31/2021		12/31/2020		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital

Impact of Tax Planning Strategies: (in thousands)

Determination of adjusted gross deferred tax assets and net admitted deferred tax assets, by tax character as a percentage

Adjusted gross DTA	$52,325	$4,345	$49,847	$3,187	$2,478	$1,158

Percentage of adjusted gross DTAs by tax character attributable to the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

Net admitted adjusted gross DTA	$21,918	$347	$22,002	$45	$(84)	$302

Percentage of net admitted adjusted gross DTAs by tax character admitted because of the impact of tax planning strategies	—%	—%	—%	—%	—%	—%

The Company does not have DTLs that are not recognized.

The Company does not use reinsurance in its tax planning strategies.

Current income taxes incurred consist of the following major components (in thousands):

	2021	2020	2019

Current Income Tax:

Federal income tax expense	$28,238	$18,948	$4,899

Foreign taxes	—	—	—

Subtotal	$28,238	$18,948	$4,899

Federal income taxes expense/(benefit) on net capital gains/(losses)	4,274	3,610	2,801

Other	829	(314)	(1,246)

Federal and foreign income tax expense	$33,341	$22,244	$6,454

	12/31/2021	12/31/2020	Change

Deferred Tax Assets:

Ordinary:

Policyholder reserves	$8,441	$7,320	$1,121

Deferred acquisition costs	41,012	41,844	(832)

Other (including items < 5% of total ordinary tax assets)	2,872	683	2,189

Subtotal	$52,325	$49,847	$2,478

Non-admitted	30,407	27,845	2,562

Admitted ordinary deferred tax assets	$21,918	$22,002	$(84)

Capital:

Investments	$4,345	$3,187	$1,158

Net capital loss carry-forward	—	—	—

Subtotal	$4,345	$3,187	$1,158

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	3,998	3,142	856

Admitted capital deferred tax assets	347	45	302

Admitted deferred tax assets	$22,265	$22,047	$218

Deferred Tax Liabilities:

Ordinary:

Reserve transition adjustment	$2,718	$3,398	$(680)

Investments	1,694	703	991

Other (including items<5% of total ordinary tax liabilities)	92	113	(21)

Subtotal	$4,504	$4,214	$290

Capital:

Investments	$347	$45	$302

Deferred tax liabilities	$4,851	$4,259	$592

Net Admitted Deferred Tax Assets/Liabilities	$17,414	$17,788	$(374)

TC Life Insurance Company Financials	B-25

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2021, are as follows (in thousands):

Description	Tax Effect	Effective Tax Rate

Provision computed at statutory rate	$35,030	21.00%

Dividends received deduction	(2,336)	(1.40)%

Amortization of interest maintenance reserve	(1,017)	(0.61)%

Tax-exempt interest	(74)	(0.04)%

Liability for unauthorized reinsurance	(2,436)	(1.46)%

Prior year true-up	829	0.50%

Nonadmitted assets and other permanent differences	(1)	—%

Total statutory income taxes	$29,995	17.99%

Federal and foreign income tax expense—ordinary	$29,067	17.44%

Federal and foreign income tax expense—capital	4,274	2.56%

Change in net deferred income tax charge (benefit)	(3,346)	(2.01)%

Total statutory income taxes	$29,995	17.99%

At December 31, 2021, the Company had no net operating loss (“NOL”) carry forwards or capital loss carry forwards.

Income tax, ordinary and capital available for recoupment from its parent, TIAA, in the event of future net losses include (in thousands):

Year Incurred	Ordinary	Capital	Total

2019	$—	$2,801	$2,801

2020	—	3,610	3,610

2021	—	4,274	4,274

Total	$—	$10,685	$10,685

There were no deposits to suspend interest on potential underpayments reported as admitted assets under IRC Section 6603 as the Company maintains NOL carryforwards.

The Company files a consolidated federal income tax return with its Parent and its affiliates:

1) 730 Texas Forest Holdings, Inc.

2) AMC Holding, Inc.

3) Business Property Lending Inc.

4) CustomerOne Financial Network, Inc.

5) Elite Lender Services, Inc.

6) GreenWood Resources, Inc.

7) MyVest Corporation

8) ND Properties, Inc.

9) NIS/R&T, Inc.*

10) Nuveen Holdings, Inc.*

11) Nuveen Holdings 1, Inc.*

12) Nuveen Investments, Inc.*

13) Nuveen Investments Holdings, Inc.*

14) Nuveen Securities, LLC*

15) Oleum Holding Company, Inc.

16) T-C Europe Holding, Inc.

17) T-C SP, Inc.

18) Teachers Insurance and Annuity Association of America

19) Terra Land Company

20) TIAA Board of Governors

21) TIAA-CREF Tuition Financing, Inc.

22) TIAA Commercial Finance, Inc.

23) TIAA FSB Holdings, Inc.

24) TIAA, FSB

B-26	TC Life Insurance Company Financials

continued

25) Tygris Asset Finance, Inc.

26) Tygris Commercial Finance Group, Inc.

27) Westchester Group Asset Management, Inc.

28) Westchester Group Farm Management, Inc.

29) Westchester Group Investment Management Holding Company, Inc.

30) Westchester Group Investment Management, Inc.

31) Westchester Group Real Estate, Inc.

All consolidating companies, excluding those denoted with an asterisk (*) above, participate in a tax sharing agreement under the following criteria. Under the agreement, current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent that their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies included in this agreement are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc (“Nuveen”) makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

The Company’s tax years 2014 through 2016 are currently under examination by the Internal Revenue Service (“IRS”), and tax years 2017 through 2020 are open for examination.

Note 11—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 for all other products.

Effective January 1, 2020 variable annuity reserving follows VM-21. During 2020, the Company elected the factor based alternative method under VM-21, which is an option allowed for variable annuity writers with no living benefits, in order to simplify the reserve methodology. Prior to 2020, the Company’s policy and contract reserves on these variable annuity products were calculated under a modeled based method in accordance with Actuarial Guideline 43 (“AG43”). This change in valuation basis was recorded as an opening surplus adjustment in the amount of $4,574 thousand. Effective December 31, 2020 reserves were also subject to the NYDFS floor prescribed under NYDFS Regulation 213, Principle-Based Reserving. The final reported reserve for variable annuities is the greater of those prescribed under VM-21 and Regulation 213. See note 2—Significant Accounting Policies for the amount of additional reserves held as a result of Regulation 213.

The Company also maintains excess reserves based on VM-21 and Regulation 213 at the level of $1,305 thousand and $2,853 thousand as of December 31, 2021 and 2020, respectively. On this basis, the Company determined that the Company’s reserves are sufficient to meet its obligations.

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves and held no additional reserves for each of the years ended December 31, 2021 and 2020. The reserve change in 2020 is due to the release of the additional reserves established in 2019 as no additional reserves were required as a result of year-end 2020 asset adequacy analysis. The year end 2020 asset adequacy analysis included favorable mortality experience, growth in the guaranteed funding agreement business, which has low guaranteed crediting rates, and continued expense reductions. The reserve change in 2019 is due to additional reserves established as a result of year-end 2019 asset adequacy analysis. During 2019, the NYDFS included certain requirements for asset adequacy analysis, which included the removal of profits from reinsurance agreements from cash flow testing analysis, which were a driver of the additional reserve amounts.

For the years ended December 31, 2021 and 2020, the Company did not have any Group Annuity reserves.

TC Life Insurance Company Financials	B-27

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

Withdrawal characteristics of individual annuity reserves and deposit-type contracts at December 31 are as follows (in thousands):

	2021
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

INDIVIDUAL ANNUITIES:

Subject to Discretionary Withdrawal:

With Market Value Adjustment	$—	$16,383	$—	$16,383	0.3%

At fair value	—	—	3,974,194	3,974,194	77.4%

Total with market value adjustment or at fair value	$—	$16,383	$3,974,194	$3,990,577	77.7%

At book value without adjustment (minimal or no charge or adjustment)	1,028,858	—	—	1,028,858	20.0%

Not subject to discretionary withdrawal	120,604	—	—	120,604	2.3%

Total (direct + assumed)	$1,149,462	$16,383	$3,974,194	$5,140,039	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,149,462	$16,383	$3,974,194	$5,140,039

	2020
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

INDIVIDUAL ANNUITIES:

Subject to Discretionary Withdrawal:

With Market Value Adjustment	$—	$18,359	$—	$18,359	0.5%

At fair value	—	—	3,420,428	3,420,428	73.9%

Total with market value adjustment or at fair value	$—	$18,359	$3,420,428	$3,438,787	74.4%

At book value without adjustment (minimal or no charge or adjustment)	1,074,748	—	—	1,074,748	23.2%

Not subject to discretionary withdrawal	112,476	—	—	112,476	2.4%

Total (direct + assumed)	$1,187,224	$18,359	$3,420,428	$4,626,011	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$1,187,224	$18,359	$3,420,428	$4,626,011

	2021
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

DEPOSIT-TYPE CONTRACTS (no life contingencies):

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$64,737	$64,737	0.8%

At book value without adjustment (minimal or no charge or adjustment)	7,885,425	—	—	7,885,425	97.5%

Not subject to discretionary withdrawal	141,226	—	—	141,226	1.7%

Total (direct + assumed)	$8,026,651	$—	$64,737	$8,091,388	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$8,026,651	$—	$64,737	$8,091,388

B-28	TC Life Insurance Company Financials

continued

	2020
	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

DEPOSIT-TYPE CONTRACTS (no life contingencies):

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$50,503	$50,503	0.7%

At book value without adjustment (minimal or no charge or adjustment)	6,830,548	—	—	6,830,548	97.4%

Not subject to discretionary withdrawal	130,883	—	—	130,883	1.9%

Total (direct + assumed)	$6,961,431	$—	$50,503	$7,011,934	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$6,961,431	$—	$50,503	$7,011,934

The following tables provide the life actuarial reserves by withdrawal characteristics for the years ended December 31, (in thousands):

	2021
	General Account
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Universal Life	$2,057,607	$2,057,706	$2,075,998

Variable Universal Life	363,663	360,616	371,250

Not subject to discretionary withdrawal or no cash values:

Term Policies without Cash Value	—	—	629,257

Disability—Active Lives	—	—	11,996

Disability—Disabled Lives	—	—	1,980

Miscellaneous Reserves	—	—	25,613

Total (direct + assumed)	$2,421,270	$2,418,322	$3,116,094

Reinsurance Ceded	—	—	471,573

Total (net)	$2,421,270	$2,418,322	$2,644,521

	2020
	General Account
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Universal Life	$1,994,484	$1,994,587	$2,008,324

Variable Universal Life	354,108	349,831	361,185

Not subject to discretionary withdrawal or no cash values:

Term Policies without Cash Value	—	—	636,514

Disability—Active Lives	—	—	11,637

Disability—Disabled Lives	—	—	1,832

Miscellaneous Reserves	—	—	26,484

Total (direct + assumed)	$2,348,592	$2,344,418	$3,045,976

Reinsurance Ceded	—	—	485,319

Total (net)	$2,348,592	$2,344,418	$2,560,657

TC Life Insurance Company Financials	B-29

Notes to statutory–basis financial statements

TIAA-CREF Life Insurance Company

	2021
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Variable Universal Life	$740,872	$736,758	$736,758

Reinsurance Ceded	—	—	—

Total (net)	$740,872	$736,758	$736,758

	2020
	Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve

Subject to discretionary withdrawal, surrender values, or policy loans:

Variable Universal Life	$606,752	$601,713	$601,722

Reinsurance Ceded	—	—	—

Total (net)	$606,752	$601,713	$601,722

For Ordinary Life Insurance (including term plans, universal life and variable universal life), reserves for all policies are calculated in accordance with New York State Insurance Regulation 147 using the 1980 CSO Table, 2001 CSO Table, or 2017 CSO Table and interest rates of 3% through 5%. Term conversion reserves are based on the Company’s term conversion mortality experience and interest at 4%.

Liabilities for incurred but not reported life insurance claims are based on historical experience and are set equal to a percentage of expected claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. The Company has no policies where the surrender values were in excess of the legally computed reserves as of December 31, 2021 or 2020. The Company has $40,992,196 thousand and $42,700,019 thousand of insurance in force for which the gross premiums are less than the net premiums according to the standard of valuation set by the State of New York as of December 31, 2021 and 2020, respectively. Premium deficiency reserves related to the above insurance total $9,201 thousand and $10,263 thousand at December 31, 2021 and 2020, respectively.

For retained assets, an accumulation account issued from the proceeds of annuity and life insurance policies, reserves are held equal to the current account balances.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

Note 12—reinsurance

Reinsurance transactions included in the statutory—basis statements of operations within “Insurance and annuity premiums and other considerations” are as follows for the years ended December 31 (in thousands):

	Years Ended December 31,
	2021	2020	2019

Direct premiums	$525,018	$461,858	$730,552

Ceded premiums	(89,705)	(92,444)	(103,459)

Net premiums	$435,313	$369,414	$627,093

The major lines in the accompanying financial statements that were reduced (increased) by the effect of these reinsurance agreements include the following for the years ended December 31 (in thousands):

	2021	2020	2019

Reinsurance ceded:

Insurance and annuity premiums and other considerations	$89,705	$92,444	$103,459

Policy and contract benefits	62,808	65,063	55,040

Increase/(decrease) in policy and contract reserves	(9,129)	4,310	14,788

Reserves for life and health, annuities and deposit-type contracts	610,407	622,996	617,187

B-30	TC Life Insurance Company Financials

concluded

Note 13—capital and surplus and shareholders’ dividends restrictions

The portion of unassigned surplus (deficit) increased or (reduced) by each item below as of December 31 are as follows (in thousands):

	2021	2020	2019

Change in net unrealized capital gains (losses), net of taxes	$1,137	$—	$—

Change in reserve on account of change in valuation basis	1,568	(4,574)	—

Change in asset valuation reserve	(8,956)	(3,321)	(195)

Change in net deferred federal income tax	3,346	(48,432)	49,276

Change in non-admitted assets	(2,112)	49,926	(47,648)

Change in liability for reinsurance of unauthorized companies	(11,600)	4,217	(1,575)

Change in surplus of separate accounts	(719)	(1,089)	(2,422)

Dividends to stockholders	(81,600)	—	—

As of December 31, 2021 and 2020, the portion of unassigned surplus (deficit) represented by cumulative net unrealized gains and losses, gross of deferred taxes, was $1,439 thousand and $0 thousand, respectively.

The Company received no additional paid-in capital contributions for the years ended December 31, 2021 and 2020. The Company received an additional paid-in capital contribution from TIAA of $220,000 thousand for the year ended December 31, 2019.

Capital: The Company has 2,500 shares of common stock authorized, issued and outstanding. All shares are Class A. The Company has no preferred stock outstanding.

Dividend Restrictions: Under the NYIL, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company paid an ordinary dividend to TIAA, its shareholder, in the amount of $81,600 thousand for the year ended December 31, 2021. The Company did not pay dividends to TIAA for the years ended December 31, 2020 and 2019.

Note 14—contingencies

It is the opinion of management that any liabilities which might arise from litigation, state guaranty fund assessments, and other matters, over and above amounts already provided for in the financial statements, are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC and federal governmental authorities. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 15—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 10, 2022, the date the financial statements were available to be issued.

TC Life Insurance Company Financials	B-31

B-1

Report of independent auditors

To the Board of Trustees of Teachers Insurance and Annuity Association of America

Opinions

We have audited the accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (the “Company”), which comprise the statutory-basis statements of admitted assets, liabilities and capital and contingency reserves as of December 31, 2021 and 2020, and the related statutory-basis statements of operations, of changes in capital and contingency reserves, and of cash flows for each of the three years in the period ended December 31, 2021, including the related notes (collectively referred to as the “financial statements”).

Unmodified opinion on statutory basis of accounting

In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2021, in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services described in Note 2.

Adverse opinion on U.S. generally accepted accounting principles

In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the accompanying financial statements do not present fairly, in accordance with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2021 and 2020, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2021.

Basis for opinions

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for adverse opinion on U.S. generally accepted accounting principles

As described in Note 2 to the financial statements, the financial statements are prepared by the Company on the basis of the accounting practices prescribed or permitted by the New York State Department of Financial Services, which is a basis of accounting other than accounting principles generally accepted in the United States of America.

The effects on the financial statements of the variances between the statutory basis of accounting described in Note 2 and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with the accounting practices prescribed or permitted by the New York State Department of Financial Services. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

B-2

Report of independent auditors

In performing an audit in accordance with US GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 10, 2022

B-3

Statutory–basis statements of admitted assets, liabilities and capital and contingency reserves

Teachers Insurance and Annuity Association of America

	December 31,
(in millions, except share amounts)	2021	2020

ADMITTED ASSETS

Bonds	$197,717	$197,804

Preferred stocks	345	363

Common stocks	9,665	5,644

Mortgage loans	36,793	34,647

Real estate	3,699	3,422

Cash, cash equivalents and short-term investments	628	2,461

Contract loans	1,095	1,493

Derivatives	1,070	627

Securities lending collateral assets	2,247	361

Other long-term investments	34,262	31,318

Investment income due and accrued	1,774	1,867

Net deferred federal income tax asset	1,680	2,155

Other assets	1,202	1,340

Separate account assets	51,255	42,806

Total admitted assets	$343,432	$326,308

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES

Liabilities

Reserves for life and health insurance, annuities and deposit-type contracts	$227,699	$227,332

Dividends due to policyholders	2,005	1,827

Interest maintenance reserve	3,898	3,388

Borrowed money	75	—

Asset valuation reserve	8,345	5,860

Derivatives	221	500

Payable for collateral for securities loaned	2,247	361

Other liabilities	4,817	4,315

Separate account liabilities	51,152	42,724

Total liabilities	300,459	286,307

Capital and Contingency Reserves

Capital stock and additional paid-in capital (2,500 shares of $1,000 par value common stock authorized, issued and outstanding and $550,000 paid-in capital)	3	3

Surplus notes	6,290	6,290

Contingency reserves:

For investment losses, annuity and insurance mortality, and other risks	36,680	33,708

Total capital and contingency reserves	42,973	40,001

Total liabilities, capital and contingency reserves	$343,432	$326,308

See notes to statutory-basis financial statements	B-4

Statutory–basis statements of operations

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2021	2020	2019

REVENUES

Insurance and annuity premiums and other considerations	$14,730	$18,449	$16,003

Annuity dividend additions	945	1,606	1,520

Net investment income	13,542	12,159	12,324

Other revenue	372	447	458

Total revenues	$29,589	$32,661	$30,305

BENEFITS AND EXPENSES

Policy and contract benefits	$20,365	$20,818	$17,803

Dividends to policyholders	2,758	3,262	3,267

Increase in policy and contract reserves	300	7,609	4,117

Net operating expenses	1,406	2,343	2,003

Net transfers to (from) separate accounts	802	(2,713)	1,158

Total benefits and expenses	$25,631	$31,319	$28,348

Income before federal income taxes and net realized capital gains (losses)	$3,958	$1,342	$1,957

Federal income tax expense (benefit)	(266)	(12)	17

Net realized capital gains (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(352)	(750)	(322)

Net income	$3,872	$604	$1,618

B-5	See notes to statutory-basis financial statements

Statutory–basis statements of changes in capital and

contingency reserves

Teachers Insurance and Annuity Association of America

(in millions)	Capital Stock and Additional Paid-in Capital	Surplus Notes	Contingency Reserves	Total

Balance, December 31, 2018	$3	$5,041	$33,082	$38,126

Net income	—	—	1,618	1,618

Change in net unrealized capital gains on investments, net of $0 in taxes	—	—	118	118

Change in asset valuation reserve	—	—	(1,063)	(1,063)

Change in net deferred income tax	—	—	(284)	(284)

Change in post-retirement benefit liability	—	—	(8)	(8)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	288	288

Other assets	—	—	77	77

Balance, December 31, 2019	$3	$5,041	$33,828	$38,872

Net income	—	—	604	604

Change in net unrealized capital gains on investments, net of $0 in taxes	—	—	(678)	(678)

Change in asset valuation reserve	—	—	463	463

Change in net deferred income tax	—	—	(200)	(200)

Change in post-retirement benefit liability	—	—	(8)	(8)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	(51)	(51)

Other assets	—	—	(250)	(250)

Issuance of surplus notes	—	1,249	—	1,249

Balance, December 31, 2020	$3	$6,290	$33,708	$40,001

Net income	—	—	3,872	3,872

Change in net unrealized capital gains (losses) on investments, net of $361 in taxes	—	—	1,645	1,645

Change in asset valuation reserve	—	—	(2,485)	(2,485)

Change in net deferred income tax	—	—	(1,088)	(1,088)

Change in post-retirement benefit liability	—	—	(1)	(1)

Change in non-admitted assets:

Deferred federal income tax asset	—	—	974	974

Other assets	—	—	55	55

Balance, December 31, 2021	$3	$6,290	$36,680	$42,973

See notes to statutory-basis financial statements	B-6

Statutory–basis statements of cash flows

Teachers Insurance and Annuity Association of America

	For the Years Ended December 31,
(in millions)	2021	2020	2019

CASH FROM OPERATIONS

Insurance and annuity premiums and other considerations	$14,732	$18,453	$16,008

Net investment income	12,884	11,433	11,669

Miscellaneous income	355	425	440

Total receipts	27,971	30,311	28,117

Policy and contract benefits	20,366	20,469	17,763

Operating expenses	1,646	2,078	1,981

Dividends paid to policyholders	1,635	1,725	1,737

Federal income taxes paid (received)	(232)	(25)	49

Net transfers to (from) separate accounts	807	(2,723)	1,158

Total disbursements	24,222	21,524	22,688

Net cash from operations	3,749	8,787	5,429

CASH FROM INVESTMENTS

Proceeds from investments sold, matured, or repaid:

Bonds	33,590	26,297	17,608

Stocks	6,586	6,441	2,097

Mortgage loans and real estate	3,605	2,349	2,479

Other invested assets	3,562	2,499	1,976

Miscellaneous proceeds	1,725	344	611

Cost of investments acquired:

Bonds	33,943	32,779	18,624

Stocks	8,603	6,413	2,232

Mortgage loans and real estate	5,778	4,017	6,368

Other invested assets	5,864	3,541	3,041

Miscellaneous applications	2,345	1,196	71

Net cash used in investments	(7,465)	(10,016)	(5,565)

CASH FROM FINANCING AND OTHER

Proceeds from issuance of surplus notes	—	1,249	—

Borrowed money	75	—	—

Net deposits on deposit-type contracts funds	66	1,620	465

Other cash provided (applied)	1,742	(81)	(25)

Net cash from financing and other	1,883	2,788	440

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(1,833)	1,559	304

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	2,461	902	598

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$628	$2,461	$902

B-7	See notes to statutory-basis financial statements

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 1—organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established in 1918 as a legal reserve life insurance company under the insurance laws of the State of New York. All of the outstanding common stock of TIAA is held by the TIAA Board of Governors (“Board of Governors”), a not-for-profit corporation incorporated in the State of New York originally created for the purpose of holding the stock of TIAA.

The Company’s primary purpose is to aid and strengthen non-profit educational and research organizations, governmental entities and other non-profit institutions by providing retirement and insurance benefits for their employees and their families and by counseling such organizations and their employees on benefit plans and other measures of economic security. In addition, TIAA may otherwise engage in any business permitted under the New York Insurance Law for a domestic life stock insurance company, provided that such business supports this purpose, including without limitation by (i) enhancing the creditworthiness, financial strength and reputation of TIAA, (ii) providing all of the holders and beneficiaries of TIAA’s contracts and policies with benefits of scale, increased diversity in offered products and newly innovated products and (iii) providing for additional infrastructure and support to TIAA.

Note 2—significant accounting policies

Basis of presentation:

The financial statements of TIAA are presented on the basis of statutory accounting principles prescribed or permitted by the New York State Department of Financial Services (“NYDFS” or the “Department”); a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“New York SAP”).

During 2020, the Department adopted certain prescribed accounting practices that differ from those found in NAIC SAP. The Department did not adopt certain provisions in Regulation No. 172 (11 NYCRR 83). Specifically section 83.4(t) states, “The guidance prescribed in subparagraphs 4.a. and 4.b. of SSAP No. 26R, “Bonds” and Footnote 1 of Statement of Statutory Accounting Principles (“SSAP”) No. 97, is not adopted.” In effect, section 83.4(t) would exclude exchange traded funds (“ETFs”) designated by the SVO as qualifying for bond accounting treatment from receiving such treatment in quarterly and annual financial statements filed in New York and be reflected as equities under SSAP No. 30R, “Unaffiliated Common Stock”. However, the Company received a permitted practice from the Department to continue to report investment grade bond ETF holdings held as of December 4, 2020 as bonds under SSAP No. 26R, Bonds, rather than as equities, for the year ended December 31, 2020 only. The total balance of investment grade ETF holdings treated as bonds as of December 31, 2020 were $1,665 million.

During 2021, the Department amended Regulation No. 172 (11 NYCRR 83) to treat shares of an ETF as bonds for the purpose of a domestic insurer’s risk based capital (“RBC”) report if the ETF meets certain criteria. Further, asset valuation reserve and interest maintenance reserve may be retained under SSAP No. 26R for these ETFs. The total balance of investment grade ETF holdings treated as equities as of December 31, 2021, but treated as bonds for RBC, are $3,647 million. This prescribed practice does not result in a difference to net income or capital and contingency reserves when compared to NAIC SAP.

The table below provides a reconciliation of the Company’s net income and capital and contingency reserves between NAIC SAP and the New York SAP annual statement filed with the Department.

	For the Years Ended December 31,
(in millions)	NAIC SAP#	Financial Statement Line	2021	2020	2019

Net income, New York SAP			$3,872	$604	$1,618

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional reserves for term conversions	51R	Increase in policy and contract reserves	(2)	(1)	(1)

Net income (loss), NAIC SAP			$3,870	$603	$1,617

Capital and surplus, New York SAP			$42,973	$40,001	$38,872

New York SAP Prescribed Practices that are an increase/(decrease) to NAIC SAP:

Additional reserves for term conversions	51R	Reserves for life and health insurance, annuities and deposit-type contracts	18	20	21

Non-conforming CTL’s reported on schedule D-1	INT 20-10	Bonds	—	419	—

Non-conforming CTL’s reported on schedule BA	INT 20-10	Other long-term investments	—	(419)	—

Capital and surplus, NAIC SAP			$42,991	$40,021	$38,893

B-8

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The additional reserve for the term conversions results from the Department requiring in Regulation No. 147 (11NYCRR 98), Valuation of Life Insurance Reserves, Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

During 2020, the NAIC adopted certain prescribed accounting practices within Interpretation 2020-10, Reporting Nonconforming Credit Tenant Loans (“CTL”) (“INT 20-10”). Specifically, INT 20-10 provided limited exceptions that extended to October 1, 2021, which allowed nonconforming CTLs to continue to be treated as bonds rather than other long-term investments, if they were previously filed with the Securities Valuation Office (“SVO”). During 2021, the NAIC amended the Purposes and Procedures Manual of the NAIC Investment Analysis Office (“P&P Manual”) to define that CTLs are specific to mortgage loans in scope of SSAP No. 37, Mortgage Loans, and clarify that security structures shall be assessed for accounting and reporting guidance in accordance with SSAP No. 26R, Bonds, and SSAP No. 43R, Loan Backed and Structured Securities, thus the reporting exceptions in INT 20-10 were no longer required.

The Company’s RBC as of December 31, 2021 and 2020 would not have triggered a regulatory event without the use of the New York SAP prescribed and permitted practices.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the accounting principles for financial statements that are prepared in conformity with Generally Accepted Accounting Principles (“GAAP”) with applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and New York SAP as having been prepared in accordance with GAAP.

The primary differences between GAAP and NAIC SAP can be summarized as follows:

Under GAAP:

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than at amortized cost under NAIC SAP;

•

Impairments on securities (other than loan-backed and structured securities) due to credit losses are recorded as other-than-temporary impairments (“OTTI”) through earnings for the difference between amortized cost and discounted cash flows when a security is deemed impaired. Other declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, an impairment for such securities is recorded through earnings for the difference between amortized cost and fair value;

•

For loan-backed and structured securities that are other-than-temporarily impaired, declines in fair value related to factors other than credit are recorded as other comprehensive income, which is a separate component of stockholder’s equity. Under NAIC SAP, such declines in fair value are not recorded until a credit loss occurs;

•

Changes in the allowance for estimated uncollectible amounts related to mortgage loans are recorded through earnings rather than as unrealized losses on impairments included in the Asset Valuation Reserve (“AVR”), which is a component of surplus under NAIC SAP;

•	If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a liability rather than as a negative asset under NAIC SAP;

•

Changes in the value of certain other long-term investments accounted for under the equity method of accounting are recorded through earnings rather than as unrealized gains (losses), which is a component of surplus under NAIC SAP;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying GAAP equity or statutory surplus of a domestic insurance subsidiary under NAIC SAP;

•

Contracts that contain an embedded derivative are bifurcated from the host contract and accounted for separately under GAAP, whereas under NAIC SAP, the embedded derivative is not bifurcated between components and is accounted for as part of the host contract;

•	All derivative instruments are carried at fair value under GAAP, whereas under NAIC SAP, certain derivative instruments are carried at amortized cost;

•

Changes in the fair value of derivative instruments are generally reported through earnings unless they qualify and are designated for cash flow or net investment hedge accounting, whereas under NAIC SAP, changes in the fair value of derivative instruments not carried at amortized cost are recorded as unrealized capital gains or losses and reported as changes in surplus;

•	Certain assets designated as “non-admitted assets” and excluded from assets in the statutory balance sheet are included in the GAAP balance sheet;

•	Surplus notes are reported as a liability rather than a component of capital and contingency reserves under NAIC SAP;

•	The AVR is not recognized under GAAP. The AVR is established under NAIC SAP with changes recorded as a direct charge to surplus;

B-9

continued

•

The Interest Maintenance Reserve (“IMR”) is not recognized under GAAP. The realized gains and losses resulting from changes in interest rates are reported as a component of net income under GAAP rather than being deferred and subsequently amortized into income over the remaining expected life of the investment sold under NAIC SAP;

•	Dividends on participating policies are accrued when earned under GAAP rather than being recognized for the year when they are approved under NAIC SAP;

•

Policy acquisition costs, such as commissions, and other costs incurred in connection with acquiring new business, are deferred and amortized over the expected lives of the policies issued rather than being expensed when incurred under NAIC SAP;

•

Policy and contract reserves are based on management’s best estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements under NAIC SAP;

•

Deferred income taxes, subject to valuation allowance, include federal and state income taxes and changes in the deferred tax are reflected in earnings. Under NAIC SAP, deferred taxes exclude state income taxes and are admitted to the extent they can be realized within three years subject to a 15% limitation of capital and surplus with changes in the net deferred tax reflected as a component of surplus;

•

Contracts that do not subject the Company to significant risks arising from policyholder mortality or morbidity are reported as a deposit liability. Under NAIC SAP, an annuity contract containing a life contingency is required to be classified as a life insurance contract, regardless of the significance of any mortality and morbidity risk, and amounts received and paid under these contracts are reported as revenue and benefits, respectively;

•

Assets and liabilities are reported gross of reinsurance under GAAP and net of reinsurance under NAIC SAP. Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance under NAIC SAP. Transactions recorded as financing have no impact on premiums or losses incurred, while under NAIC SAP, premiums paid to the reinsurer are recorded as ceded premiums (a reduction in revenue) and expected reimbursement for losses from the reinsurer are recorded as a reduction in losses;

•

When reserves ceded to an unauthorized reinsurer exceed the assets or letters of credit supporting the reserves no liability is established under GAAP. Under NAIC SAP, a liability is established and changes to these amounts are credited or charged directly to unassigned surplus (deficit).

•

Revenue recognition for administrative service expense reimbursements are recognized as gross revenue and gross expense in the Statements of Operations when the Company is the principal in the transaction and where the Company controls the administrative services before transferring them to the customer. Under NAIC SAP, the administration expenses incurred are included in operating expenses and any offsetting reimbursements are netted against operating expenses.

The effects of these differences, while not determined, are presumed to be material.

Use of Estimates: The preparation of statutory-basis financial statements requires management to make estimates and assumptions that impact the reported amounts of assets and liabilities at the date of the financial statements. Management is also required to disclose contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results may differ from those estimates.

The most significant estimates include those used in the recognition of OTTIs, reserves for life and health insurance, annuities and deposit-type contracts and the valuation of deferred tax assets.

The outbreak of the novel coronavirus (“COVID-19”) and subsequent global pandemic began significantly impacting the U.S. and global financial markets and economies during March 2020. The worldwide spread of COVID-19 has created significant uncertainty in the global economy. The duration and extent of COVID-19 over the long-term cannot be reasonably estimated at this time. There have been no comparable recent events that provide guidance as to the effect the spread of COVID-19 as a global pandemic may have on the Company’s financial performance. The ultimate impact of COVID-19 and the extent to which COVID-19 impacts the Company’s business, results of operations, investments, and cash flows will depend on future developments, which are highly uncertain and difficult to predict.

The Russian invasion of Ukraine has created significant uncertainty in the global financial markets and economies. The duration and extent of this uncertainty and the related impact over the long-term cannot be reasonably estimated at this time. While not currently expected to be material, TIAA will continue to monitor the impact on the Company’s business, results of operations, investments, and cash flows.

Reclassifications: Certain prior year amounts within these financial statement footnotes have been reclassified to conform to the current year presentation. There was a reclassification made to the Statements of Admitted Assets, Liabilities, and Capital and Contingency Reserves to include federal income tax payables into other liabilities. No reclassifications were made to the related Statements of Operations, Changes in Capital and Contingency Reserves, and Cash Flows.

B-10

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Accounting policies:

The following is a summary of the significant accounting policies followed by the Company:

Bonds: Bonds are stated at amortized cost using the constant yield method. Bonds in or near default (rated NAIC 6) are stated at the lower of amortized cost or fair value. NAIC ratings are applied to bonds and other securities. Categories 1 and 2 are considered investment grade, while Categories 3 through 6 are considered below investment grade. The principal for Treasury Inflation Protected Securities (“TIPS”) bonds is adjusted based on inflation and is recorded as an unrealized gain or loss and amortized over the remaining life of the security. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date. Bonds the Company intends to sell prior to maturity (“held for sale”) are stated at the lower of amortized cost or fair value. As previously noted, investment grade bond ETFs were accounted for as bonds as of December 31, 2020 and were stated at fair value, while similar bond ETFs are accounted for as common stocks as of December 31, 2021 and are stated at fair value.

Included within bonds are loan-backed and structured securities. Estimated future cash flows and expected prepayment speeds are used to determine the amortization of loan-backed and structured securities under the prospective method. Expected future cash flows and prepayment speeds are evaluated quarterly. Certain loan- backed and structured securities are reported at the lower of amortized cost or fair value as a result of the NAIC modeling process.

If it is determined that a decline in the fair value of a bond, excluding loan-backed and structured securities, is other-than-temporary, the cost basis of the bond is written down to fair value and the amount of the write down is accounted for as a realized loss. The new cost basis is not changed for subsequent recoveries in fair value. Future declines in fair value which are determined to be other-than-temporary are recorded as realized losses.

For loan-backed and structured securities which the Company has the intent and ability to hold for a period of time sufficient to recover the amortized cost basis, when an OTTI has occurred because the Company does not expect to recover the entire amortized cost basis of the security, the amount of the OTTI recognized as a realized loss is the difference between the security’s amortized cost basis and the present value of cash flows expected to be collected, discounted at the loan-backed or structured security’s effective interest rate.

For loan-backed and structured securities, when an OTTI has occurred because the Company intends to sell the security or does not have the intent and ability to retain the security for a period of time sufficient to recover the amortized cost basis, the amount of the OTTI realized is the difference between the security’s amortized cost basis and fair value at the balance sheet date.

In periods subsequent to the recognition of an OTTI loss for a loan-backed or structured security, the Company accounts for the other-than-temporarily impaired security as if the security had been purchased on the measurement date of the impairment. The difference between the new amortized cost basis and the cash flows expected to be collected is accreted as interest income in future periods based on prospective changes in cash flow estimates.

Preferred Stocks: Non-perpetual preferred stocks are stated at amortized cost unless they have an NAIC rating designation of 4, 5, or 6, which are stated at the lower of amortized cost or fair value. Perpetual and mandatory convertible preferred stocks are carried at fair value. The fair value of preferred stocks is determined using prices provided by independent pricing services or internally developed pricing models. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss.

Common Stocks: Unaffiliated common stocks are stated at fair value, which is based on quoted market prices, where available. Changes in fair value are recorded through surplus as an unrealized gain or loss. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value and the amount of the reduction is accounted for as a realized loss. As previously noted, investment grade bond ETFs are accounted for as common stocks as of December 31, 2021 and are stated at fair value, while similar bond ETFs were accounted for as bonds as of December 31, 2020 and were stated at fair value.

Investments in subsidiary, controlled and affiliated (“SCA”) entities are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory surplus, and (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Mortgage Loans: Mortgage loans are stated at amortized cost, net of valuation allowances. Amortized cost consists of the unpaid principal balance of the loans, net of unamortized premiums, discounts, and certain mortgage origination fees. Mortgage loans held for sale are stated at the lower of amortized cost or fair value. Mortgage loans are evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation allowance is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation allowance for mortgage loans are included in net unrealized capital gains and losses

B-11

continued

on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established. The fair value of mortgage loans is generally determined using a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Real Estate: Real estate occupied by the Company and real estate held for the production of income is carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances, and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate and it is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When the Company determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances, and a realized loss is recorded. The Company makes investments in commercial real estate directly, through SCA entities and through real estate limited partnerships which are included in Other long-term investments. The Company monitors the effects of current and expected market conditions and other factors on its real estate investments to identify and quantify any impairment in value. The Company assesses assets to determine if events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company evaluates the recoverability of income producing directly held real estate investments based on undiscounted cash flows and then reviews the results of an independent third party appraisal to determine the fair value and if an impairment is required.

Other Long-term Investments: Other long-term investments primarily include investments in joint ventures, partnerships, and limited liability companies which are stated at cost, adjusted for the Company’s underlying equity percentage based on the underlying US GAAP or International Financial Reporting Standards as reflected on the respective entity’s most recent available financial statements.

The Company monitors the effects of current and expected market conditions and other factors on these investments to identify and quantify any impairment in value. The Company assesses the investments for potential impairment by performing analysis between the fair value and the cost basis of the investments. The Company evaluates recoverability of the Company’s direct investment to determine if OTTI is warranted. When it is determined that a decline in fair value of an investment is other-than-temporary, the cost basis of the investment is reduced to its fair value, and the amount of the reduction is accounted for as a realized loss.

Investments in non-insurance SCA entities are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income to the extent they are not in excess of the investee’s undistributed accumulated earnings, and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

Other long-term investments include the Company’s investments in surplus notes, which are stated at amortized cost. All of the Company’s investments in surplus notes have a NAIC 1 rating designation.

Cash and Cash Equivalents: Cash includes cash on deposit and cash equivalents. Cash equivalents are short- term, highly liquid investments with original maturities of three months or less at the date of purchase and are stated at amortized cost. If in the aggregate, the Company has a net negative cash balance, the negative cash is recorded as a negative asset.

Short-Term Investments: Short-term investments (investments with remaining maturities greater than three months and less than or equal to one year at the time of acquisition, excluding those investments classified as cash equivalents) that are not impaired are stated at amortized cost using the straight line interest method. Short- term investments that are impaired are stated at the lower of amortized cost or fair value.

Contract Loans: Contract loans are stated at outstanding principal balances. Interest income accrued on contract loans past due 90 days or more are included in the unpaid balance of the loan. The excess of unpaid contract loan balances over the cash surrender value, if any, is non-admitted and reflected as an adjustment to surplus. Interest income on such contract loans is recorded as earned using the contractually agreed upon interest rate.

Derivative Instruments: The Company designates its derivative transactions as hedging or replication transactions. Derivatives that qualify and are designated for hedge accounting are reported as assets or liabilities on the balance sheet and accounted for in a manner consistent with the hedged item. Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized in a manner consistent with the disposed hedged item.

Derivatives used in hedging relationships that do not qualify or are not designated for hedge accounting are carried at fair value. Changes in fair value are reported in surplus as net unrealized capital gains (losses). Swap coupon cash flows and income accruals are reported as a component of net investment income. Upon termination the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

B-12

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Derivatives used in replication transactions are accounted for in a manner consistent with the cash instrument and the replicated asset. Accordingly, these derivatives are carried at amortized cost or fair value. Amortization of derivative premiums is reported as a component of net investment income. Swap coupon cash flows and income accruals are recorded as a component of net investment income. Upon termination, the gain or loss on these contracts is recognized as realized capital gains (losses) and is subject to IMR or AVR treatment.

The Company does not offset the carrying values recognized in the balance sheet for derivatives executed with the same counterparty under the same master netting agreement.

Investment Income Due and Accrued: Investment income due is investment income earned and legally due to be paid to the Company at the reporting date. Investment income accrued is investment income earned but not legally due to be paid to the Company until subsequent to the reporting date. The Company writes off amounts deemed uncollectible as a charge against investment income in the period such determination is made. Amounts deemed collectible, but over 90 days past due for any invested asset except mortgage loans in default are non- admitted. Amounts deemed collectible, but over 180 days past due for mortgage loans in default are non-admitted. The Company accrues interest income on impaired loans to the extent it is deemed collectible.

Separate Accounts: Separate accounts are established in conformity with insurance laws, are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. Separate accounts are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the balance sheet date. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts denominated in foreign currencies are adjusted to reflect exchange rates at the balance sheet date. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Non-Admitted Assets: For statutory accounting purposes, certain assets are designated as non-admitted assets. Changes in non-admitted assets are reported as a direct adjustment to surplus.

At December 31, the major categories of assets that are non-admitted are as follows (in millions):

	2021	2020	Change

Net deferred federal income tax asset	$1,924	$2,898	$(974)

Furniture and electronic data processing equipment	431	377	54

Invested assets	263	377	(114)

Prepaid expenses	142	139	3

Other	46	44	2

Total	$2,806	$3,835	$(1,029)

Electronic Data Processing Equipment, Computer Software, Furniture and Equipment and Leasehold Improvements: Electronic data processing (“EDP”) equipment, computer software and furniture and equipment which qualify for capitalization are depreciated over the lesser of useful life or 3 years. Office alterations and leasehold tenant improvements which qualify for capitalization are depreciated over the lesser of useful life or 5 years or the remaining life of the lease, respectively.

At December 31, the accumulated depreciation on EDP equipment, computer software, furniture and equipment and leasehold improvements is as follows (in millions):

	2021	2020

EDP equipment and computer software	$2,029	$1,979

Furniture and equipment and leasehold improvements	$147	$126

Repurchase Agreement: Repurchase agreements are agreements between a seller and a buyer, whereby the seller of securities sells and simultaneously agrees to repurchase the same or substantially the same securities from the buyer at a stated price on a specified date. Repurchase agreements are generally accounted for as secured borrowings. The assets transferred are not removed from the balance sheet; the cash collateral received is reported on the balance sheet with an offsetting liability reported in “Other liabilities.”

B-13

continued

Securities Lending Program: The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan. The cash collateral received is reported in “Securities lending collateral assets” with an offsetting collateral liability included in “Payable for collateral for securities loaned.” Securities lending income is recorded in the accompanying Statements of Operations in “Net investment income.”

Insurance and Annuity Premiums and Other Considerations: Life insurance premiums are recognized as revenue over the premium-paying period of the related policies. Annuity premiums and other considerations, including consideration on annuity product rollovers, are recognized as revenue when received. Deposits on deposit-type contracts are recorded directly as a liability when received. Expenses incurred when acquiring new business are charged to operations as incurred.

Reserves for Life and Health Insurance, Annuities and Deposit-type Contracts: Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves established utilize assumptions for interest, mortality and other risks insured. Such reserves are established to provide for adequate contractual benefits guaranteed under policy and contract provisions.

Liabilities for deposit-type contracts, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less surrenders or withdrawals (that represent a return to the contract holders) plus additional reserves (if any) necessitated by actuarial regulations. Funding agreements used in an investment spread capacity are also included within deposit-type contracts.

Asset Valuation Reserve and Interest Maintenance Reserve: Mandatory reserves have been established for the general account and separate account investments, where required. Such reserves consist of the AVR for potential credit-related losses on applicable general account and separate account invested assets. Changes to the AVR are reported as direct additions to or deductions from surplus. An IMR is established for interest-related realized capital gains (losses) resulting from changes in the general level of interest rates for the general account, as well as any separate accounts, not carried at fair value. Transfers to the IMR are deducted from realized capital gains and losses and are net of related federal income tax. IMR amortization, as calculated under the grouped method, is included in net investment income. Net realized capital gains (losses) are presented net of federal income tax expense or benefit and IMR transfer. For bonds, excluding loan-back and structured securities, losses from other-than-temporary impairments are recorded entirely to either the AVR or the IMR in accordance with the nature of the impairment.

Net Realized Capital Gains (Losses): Realized capital gains (losses), net of taxes, exclude gains (losses) deferred into the IMR and gains (losses) of the separate accounts. Realized capital gains (losses), including OTTI, are recognized in net income and are determined using the specific identification method.

Dividends Due to Policyholders: Dividends on insurance policies and pension annuity non-participating contracts in the payout phase are declared by the TIAA Board of Trustees (the “Board”) and recorded in December of each year. Dividends on pension annuity non-participating contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Federal Income Taxes: Current federal income taxes are charged or credited based upon amounts estimated to be payable or recoverable as a result of operations for the current year and any adjustments to such estimates from prior years. Deferred federal income tax assets (“DTAs”) and deferred federal income tax liabilities (“DTLs”) are recognized for expected future tax consequences of temporary differences between statutory and taxable income. Temporary differences are identified and measured using a balance sheet approach whereby statutory and tax balance sheets are compared. Changes in DTAs and DTLs are recognized as a separate component of surplus except for net deferred taxes related to the unrealized appreciation or depreciation on investments, which are included in the change in unrealized capital gains (losses) on investments. Net DTAs are admitted to the extent permissible. Gross DTAs are reduced by a statutory valuation allowance if it is more likely than not that some portion or all of the gross DTA will not be realized. The Company is required to establish a tax loss contingency if it is more likely than not that a tax position will not be sustained. The amount of the contingency reserve is management’s best estimate of the amount of the original tax benefit that could be reversed upon audit, unless the best estimate is greater than 50% of the original tax benefit, in which case the reserve is equal to the entire tax benefit.

The Company files a consolidated federal income tax return with its includable insurance and non-insurance subsidiaries. The consolidating companies participate in tax allocation agreements. The tax allocation agreements provide that each member of the group is allocated its share of the consolidated tax provision or benefit, determined generally on a separate company basis, but may, where applicable, recognize the tax benefits of net operating losses or capital losses utilizable by the consolidated group. Intercompany tax balances are settled quarterly on an estimated basis with a final settlement occurring within 30 days of the filing of the consolidated return. The tax allocation agreements are not applied to subsidiaries that are disregarded under federal tax law.

B-14

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Statements of Cash Flows: Noncash activities are excluded from the Statutory - Basis Statements of Cash Flows. These noncash activities for the years ended December 31 include the following (in millions):

	2021	2020	2019

Exchange/transfer/conversion/distribution of invested assets	$2,137	$3,952	$3,493

Annuity dividend additions	$945	$1,606	$1,520

Capitalized interest	$398	$416	$393

Interest credited on deposit-type contracts	$30	$30	$30

Application of new accounting pronouncements:

In April 2020, the NAIC adopted modifications to SSAP No. 15, Debt and Holding Company Obligations, SSAP No. 22R, Leases, and SSAP No. 86, Derivatives. These revisions adopt Financial Accounting Standards Board Accounting Standard Update (“ASU”) No. 2020-04 Reference Rate Reform, which applies to contracts, hedging relationships, and other transactions that reference London Inter-Bank Offered Rate (“LIBOR”) or another reference rate expected to be discontinued because of reference rate reform. Optional expedients eliminate the requirements for remeasurement or dedesignation of transactions, if certain criteria are met. The expedients are effective for the period from March 12, 2020 to December 31, 2022, which is consistent with the effective period of ASU 2020-04. The Company is still assessing the impact of the guidance on the statutory-basis financial statements.

In April 2020, the NAIC adopted modifications to SSAP No. 36, Troubled Debt Restructuring, through Interpretation 2020-03, Troubled Debt Restructuring Due to COVID-19 (“INT 20-03”). This guidance notes a mortgage loan or bank loan modification due to the impacts of COVID-19 on the borrower will not automatically be categorized as a troubled debt restructuring (“TDR”). To qualify for relief, the borrower must have been in good standing as of December 31, 2019 (not more than 30 days past due). This guidance expires at the earlier of 60 days after the date of termination of the National Emergency or January 2, 2022, which is the same end date as the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In May 2020, the NAIC adopted modifications to SSAP Nos. 26R, 36, 43R and 103R through Interpretation 20-07. This guidance clarifies how to determine when restructuring or modification of certain debt investments due to COVID-19 are a TDR. The guidance also clarifies whether a modification that is not a TDR needs to be assessed as an exchange under SSAP No. 103R. This guidance expires at the earlier of 60 days after the date of termination of the National Emergency or January 2, 2022, which is the same end date as the CARES Act. The Company has adopted this guidance and reflected it in its statutory-basis financial statements.

In July 2020, the NAIC adopted modifications to SSAP No. 32, Preferred Stock, effective January 1, 2021. The modifications define carrying value of redeemable preferred stock as amortized cost for NAIC 1-3 designations, the lower of amortized cost or fair value for NAIC 4-6 designations, and fair value for perpetual and mandatory convertible preferred stock, with the fair value capped by any currently effective call price. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In May 2021, the NAIC adopted revisions to Interpretation 20-01 to adopt ASU 2021-01, Reference Rate Reform. This adoption allows an optional transitional expedient to continue existing hedging relationships when modifications are made due to reference rate reform. This guidance will expire on December 31, 2022. The Company is currently assessing the impact over the reference rate reform adoption.

In May 2021, the NAIC adopted revisions to SSAP No. 103R, Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The revisions incorporate additional disclosure elements and a data-capture template for certain disclosures in SSAP No. 103R. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In August 2021, the NAIC adopted revisions to SSAP No. 32R, Preferred Stock. The revision clarifies that the “effective call price” valuation limitation, for all instruments within the scope of the standard, shall only apply if the call is currently exercisable by the issuer or if the issuer has announced that the instrument will be redeemed or called. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements.

In November 2021, the NAIC adopted revisions to SSAP 43R, Loan Backed and Structured Securities. The revisions clarify that effective December 31, 2021 residual tranches or interest are to be valued at the lower of amortized cost or fair value. The Company adopted this guidance and the adoption did not have a material impact to its statutory-basis financial statements. In addition effective December 31, 2022 residual tranches or interest shall be reported as other long-term investments. The Company has chosen not to early adopt this revision.

B-15

continued

Note 3—long-term bonds, preferred stocks, and unaffiliated common stocks

The book/adjusted carrying value, estimated fair value, excess of fair value over book/adjusted carrying value and excess of book/adjusted carrying value over fair value of long-term bonds at December 31, is shown below (in millions). As previously noted, investment grade bond ETFs were accounted for as bonds as of December 31, 2020 and were stated at fair value, while similar bond ETFs are accounted for as common stocks as of December 31, 2021 and are stated at fair value.

	2021
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$20,035	$3,320	$(153)	$23,202

All other governments	4,418	428	(58)	4,788

States, territories and possessions	736	132	—	868

Political subdivisions of states, territories, and possessions	930	86	(1)	1,015

Special revenue and special assessment, non-guaranteed agencies and government	20,979	1,958	(12)	22,925

Credit tenant loans	10,999	1,353	(19)	12,333

Industrial and miscellaneous	130,766	12,216	(601)	142,381

Hybrids	497	91	(1)	587

Parent, subsidiaries and affiliates	285	—	(3)	282

Bank loans	8,072	57	(31)	8,098

Total	$197,717	$19,641	$(879)	$216,479

	2020
		Excess of
	Book/ Adjusted Carrying Value	Fair Value Over Book/Adjusted Carrying Value	Book/Adjusted Carrying Value Over Fair Value	Estimated Fair Value

Bonds:

U.S. governments	$27,315	$5,531	$(86)	$32,760

All other governments	4,613	692	(31)	5,274

States, territories and possessions	744	160	—	904

Political subdivisions of states, territories, and possessions	663	105	(1)	767

Special revenue and special assessment, non-guaranteed agencies and government	20,393	2,734	(15)	23,112

Credit tenant loans	11,240	2,037	(8)	13,269

Industrial and miscellaneous	125,775	17,976	(237)	143,514

Hybrids	464	111	(5)	570

Parent, subsidiaries and affiliates	341	—	(4)	337

Bank loans	6,256	58	(124)	6,190

Total	$197,804	$29,404	$(511)	$226,697

Impairment Review Process: All securities are subjected to the Company’s process for identifying OTTI. The Company writes down securities it deems to have an OTTI in value during the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and ratings agencies; (f) the potential for impairments in an entire industry sector or sub-sector; (g) the potential for impairments in certain economically-depressed geographic locations and (h) the potential for impairment based on an estimated discounted cash flow analysis for structured and loan-backed securities. Where decline in value is considered to be other-than-temporary, the Company recognizes a realized loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value.

B-16

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Unrealized Losses on Bonds, Preferred Stocks and Unaffiliated Common Stocks: The gross unrealized losses and estimated fair values for securities by the length of time that individual securities are in a continuous unrealized loss position are shown in the table below (in millions):

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2021

Loan-backed and structured bonds	$4,594	$(97)	$4,497	$1,087	$(100)	$987

All other bonds	17,138	(438)	16,700	4,845	(337)	4,508

Total bonds	$21,732	$(535)	$21,197	$5,932	$(437)	$5,495

Unaffiliated common stocks	698	(23)	675	111	(9)	102

Preferred stocks	13	(1)	12	22	(20)	2

Total bonds and stocks	$22,443	$(559)	$21,884	$6,065	$(466)	$5,599

	Less than twelve months			Twelve months or more
	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value	Amortized Cost	Gross Unrealized Loss	Estimated Fair Value

December 31, 2020

Loan-backed and structured bonds	$1,477	$(112)	$1,365	$504	$(75)	$429

All other bonds	9,219	(237)	8,982	2,878	(158)	2,720

Total bonds	$10,696	$(349)	$10,347	$3,382	$(233)	$3,149

Unaffiliated common stocks	129	(7)	122	8	(7)	1

Preferred stocks	32	(16)	16	4	(4)	—

Total bonds and stocks	$10,857	$(372)	$10,485	$3,394	$(244)	$3,150

Based upon the Company’s current evaluation of these securities in accordance with its impairment policy, the Company has concluded that these securities are not other-than-temporarily impaired. Additionally, the Company currently intends and has the ability to hold the securities with unrealized losses for a period of time sufficient for them to recover.

Scheduled Maturities of Bonds: The carrying value and estimated fair value of bonds, categorized by contractual maturity, are shown below. Bonds not due at a single maturity date have been included in the following table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may prepay obligations with or without call or prepayment penalties. Mortgage-backed, asset-backed, and bond exchange traded fund securities are shown separately in the table below, as they are not due at a single maturity date (in millions):

	December 31, 2021		December 31, 2020
	Book/ Adjusted Carrying Value	Estimated Fair Value	Book/ Adjusted Carrying Value	Estimated Fair Value

Due in one year or less	$4,521	$4,561	$3,420	$3,468

Due after one year through five years	29,463	30,955	31,057	33,192

Due after five years through ten years	33,316	35,479	35,216	39,440

Due after ten years	77,232	88,305	69,573	85,181

Subtotal	144,532	159,300	139,266	161,281

Residential mortgage-backed securities	20,698	22,646	25,808	29,121

Commercial mortgage-backed securities	10,019	10,348	10,204	10,948

Asset-backed securities	22,468	24,185	20,861	23,682

Exchange-traded funds	—	—	1,665	1,665

Subtotal	53,185	57,179	58,538	65,416

Total	$197,717	$216,479	$197,804	$226,697

B-17

continued

Bond Diversification: The following table presents the diversification of the carrying values of long-term bond investments at December 31. Loan-backed and structured securities issued by the U.S. government are included in residential mortgage-backed securities and asset-backed securities.

	2021	2020

Asset-backed securities	11.4%	10.5%

Residential mortgage-backed securities	10.5%	13.0%

Public utilities	10.5%	9.9%

Finance and financial services	10.4%	10.1%

Manufacturing	9.8%	9.9%

Other	9.6%	7.8%

Revenue and special obligations	9.5%	7.0%

Services	7.1%	6.9%

Commercial mortgage-backed securities	5.1%	5.2%

U.S. governments	5.0%	8.2%

Real estate investment trusts	4.4%	3.0%

Oil and gas	2.4%	4.2%

All other governments	2.2%	2.3%

Communications	2.1%	2.0%

Total	100.0%	100.0%

The following table presents the carrying value of the long-term bond portfolio by investment grade as of December 31, (in millions):

	2021		2020

NAIC 1 and 2	$179,733	90.9%	$181,128	91.6%

NAIC 3 through 6	17,984	9.1	16,676	8.4

Total	$197,717	100.0%	$197,804	100.0%

Loan-backed and Structured Securities: The near-term prepayment assumptions for loan-backed and structured securities are based on historical averages drawing from performance experience for a particular transaction and may vary by security type. The long-term assumptions are adjusted based on expected performance.

For the years ended December 31, 2021 and 2020, the Company recognized OTTI on loan-backed and structured securities of $14 million and $56 million, respectively.

Other Disclosures: The following table represents the carrying amount of bonds and stocks denominated in a foreign currency as of December 31, (in millions):

	2021	2020

Carrying amount of bonds and stocks denominated in foreign currency	$5,216	$4,332

Carrying amount of bonds and stocks denominated in foreign currency which are collateralized by real estate	$498	$512

Note 4—mortgage loans

The Company originates mortgage loans that are principally collateralized by commercial real estate. The composition of the mortgage loan portfolio as of December 31, is as follows (in millions):

Loan Type	2021	2020

Commercial loans	$34,281	$31,825

Mezzanine loans	1,967	2,166

Residential loans	545	656

Total	$36,793	$34,647

The maximum and minimum lending rates for mortgage loans originated or purchased during 2021 and 2020 are as follows:

	2021		2020
Loan Type	Maximum	Minimum	Maximum	Minimum

Commercial loans	6.05%	1.40%	5.00%	2.70%

Mezzanine loans	4.70%	2.40%	5.85%	3.65%

B-18

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The maximum percentage of any one loan to the value (“LTV”) of the property at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, originated or purchased during 2021 and 2020 are as follows:

	Maximum LTV
Loan Type	2021	2020

Commercial loans	71.5%	69.0%

Mezzanine loans	74.6%	67.6%

There were no residential mortgage loans originated or purchased during 2021 and 2020.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectability of mortgage loans to identify and quantify any impairment in value. Impairments are classified as either temporary, for which a recovery is anticipated, or other-than-temporary. Mortgage loans held to maturity with other-than-temporarily impaired values at December 31, 2021 and 2020 have been written down to net realizable values based upon independent appraisals of the collateral. For impaired mortgage loans where the impairments are deemed to be temporary, an allowance for credit losses is established.

Credit quality

For commercial and mezzanine mortgage loans, the primary credit quality indicators are the loan-to-value ratio, debt service coverage ratio and delinquency. Loan-to-value-ratios compare the unpaid principal balance of the loan to the estimated fair value of the underlying collateral. Generally, the higher the loan-to-value ratio, the higher the risk of experiencing a credit loss. Debt service coverage compares a property’s net operating income to amounts needed to service the principal and interest due under the loan. Generally, the lower the debt service coverage ratio, the higher the risk of experiencing a credit loss. The debt service coverage ratio and the loan-to- value ratio, as well as the values utilized in calculating these ratios, are updated quarterly, with a portion of the loan portfolio updated annually. Delinquency is defined as a mortgage loan which is past due. Commercial mortgage loans more than 30 days past due are considered delinquent.

For residential mortgage loans, the Company’s primary credit quality indicator is performance versus non- performance. The Company generally defines nonperforming residential mortgage loans as those that are 90 or more days past due and/or on non-accrual status. Generally, nonperforming residential loans have a higher risk of experiencing a credit loss.

The credit quality of the recorded investment, which represents carrying value plus accrued interest, in commercial and mezzanine mortgage loans at December 31, are as follows (in millions):

	Recorded Investment—Commercial and Mezzanine
	Loan-to-value Ratios
2021	> 70%	< 70%	Total	% of Total

Debt service coverage ratios:

Greater than 1.20x	$7,669	$24,283	$31,952	87.8%

Less than 1.20x	3,037	1,291	4,328	11.9%

Construction	—	127	127	0.3%

Total	$10,706	$25,701	$36,407	100.0%

	Recorded Investment—Commercial and Mezzanine
	Loan-to-value Ratios
2020	> 70%	< 70%	Total	% of Total

Debt service coverage ratios:

Greater than 1.20x	$6,845	$25,034	$31,879	93.4%

Less than 1.20x	963	1,275	2,238	6.6%

Construction	—	12	12	—%

Total	$7,808	$26,321	$34,129	100.0%

B-19

continued

Mortgage Loan Age Analysis: The following table sets forth an age analysis of mortgage loans and identification of mortgage loans in which the Company is a participant or co-lender in a mortgage loan agreement as of December 31, (in millions):

		Residential		Commercial
2021	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total

Recorded investment

Current	$—	$—	$545	$—	$34,430	$1,976	$36,951

30-59 days past due	$—	$—	$3	$—	$—	$—	$3

60-89 days past due	$—	$—	$—	$—	$—	$—	$—

90-179 days past due	$—	$—	$—	$—	$—	$—	$—

180+ days past due	$—	$—	$—	$—	$—	$—	$—

Participant or co-lender in a mortgage loan agreement

Recorded investment	$—	$—	$—	$—	$5,200	$1,976	$7,176

		Residential		Commercial
2020	Farm	Insured	All Other	Insured	All Other	Mezzanine	Total

Recorded investment

Current	$—	$—	$657	$—	$31,922	$2,176	$34,755

30-59 days past due	$—	$—	$—	$—	$—	$—	$—

60-89 days past due	$—	$—	$—	$—	$—	$—	$—

90-179 days past due	$—	$—	$1	$—	$30	$—	$31

180+ days past due	$—	$—	$1	$—	$—	$—	$1

Participant or co-lender in a mortgage loan agreement

Recorded investment	$—	$—	$—	$—	$6,206	$2,176	$8,382

Mortgage Loan Diversification: The following tables set forth the mortgage loan portfolio by property type and geographic distribution as of December 31:

	Mortgage Loans by Property Type (Commercial & Residential):
	2021	2020
	% of Total	% of Total

Office buildings	27.5%	30.4%

Apartments	24.7	21.2

Shopping centers	20.5	22.8

Industrial buildings	15.3	13.2

Other - commercial	10.5	10.5

Residential	1.5	1.9

Total	100.0%	100.0%

	Mortgage Loans by Geographic Distribution:
	2021		2020
	% of Total		% of Total
	Commercial	Residential	Commercial	Residential

Pacific	20.8%	38.0%	19.8%	42.8%

South Atlantic	19.2	16.9	18.0	16.0

Middle Atlantic	16.3	18.7	18.0	17.2

South Central	11.3	9.5	12.2	7.4

North Central	8.2	3.3	9.8	2.1

New England	7.5	6.4	7.3	6.7

Other	16.7	7.2	14.9	7.8

Total	100.0%	100.0%	100.0%	100.0%

Regional classification is based on American Council of Life Insurers regional chart. See below for details of regions.

South Atlantic states are DE, DC, FL, GA, MD, NC, SC, VA and WV

Pacific states are AK, CA, HI, OR and WA

B-20

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

South Central states are AL, AR, KY, LA, MS, OK, TN and TX

Middle Atlantic states are PA, NJ and NY

North Central states are IA, IL, IN, KS, MI, MN, MO, NE, ND, OH, SD and WI

New England states are CT, MA, ME, NH, RI and VT

Other comprises investments in Mountain states (AZ, CO, ID, MT, NV, NM, UT, and WY), Australia, Canada and United Kingdom.

Scheduled Mortgage Loan Maturities: At December 31, contractual maturities for mortgage loans are as follows (in millions):

	2021	2020
	Carrying Value	Carrying Value

Due in one year or less	$2,169	$1,442

Due after one year through five years	13,668	10,680

Due after five years through ten years	16,797	18,369

Due after ten years	4,159	4,156

Total	$36,793	$34,647

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Cash received on impaired mortgage loans that are performing according to their contractual terms is applied in accordance with those terms. For mortgage loans in the process of foreclosure, cash received is initially held in suspense and applied as a return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed.

There were no amounts due from related parties that are collateralized by real estate owned by the Company’s investment subsidiaries and affiliates for the years ended December 31, 2021 or 2020.

Note 5—real estate

At December 31, 2021 and 2020, the Company’s directly owned real estate investments, were carried net of third party mortgage encumbrances. There were $709 million of third party mortgage encumbrances as of December 31, 2021, and $690 million for December 31, 2020.

The directly owned real estate portfolio is diversified by property type and geographic region based on carrying value at December 31, as follows:

	Directly Owned Real Estate by Property Type:
	2021	2020
	% of Total	% of Total

Industrial buildings	45.4%	50.7%

Apartments	23.8	21.1

Office buildings	23.7	19.6

Retail	2.9	3.8

Mixed-use projects	2.1	2.4

Income-producing land	1.2	1.2

Land under development	0.9	1.2

Total	100.0%	100.0%

	Directly Owned Real Estate by Geographic Region:
	2021	2020
	% of Total	% of Total

Pacific	29.8%	31.7%

South Atlantic	28.7	27.3

South Central	13.9	15.8

Mountain	11.0	9.9

Middle Atlantic	9.8	9.4

North Central	6.8	5.9

Total	100.0%	100.0%

B-21

continued

Note 6—subsidiary, controlled and affiliated entities

The Company holds interests in SCA entities which are reported as common stock or other long-term investments. The carrying value of investments in SCA entities at December 31, are shown below (in millions):

	2021	2020

Net carrying value of the SCA entities

Reported as common stock	$5,137	$4,841

Reported as other long-term investments	22,920	21,909

Total net carrying value	$28,057	$26,750

As of December 31, 2021 and 2020, no investment in a SCA entity exceeded 10% of the Company’s admitted assets, and the Company does not have any investment in foreign insurance subsidiaries. The following tables provide information on the Company’s significant investments in non-insurance SCA entities reported as common stock, as well as information received from the NAIC in response to the filing of the common stock investments as of December 31 (in millions):

	2021
SCA Entities	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount

TIAA FSB Holdings, Inc.	100%	$3,503	$3,503	$—

	2021
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N

TIAA FSB Holdings, Inc.	Sub-2	9/16/2021	$3,141	Y	N

	2020
SCA Entities	Percentage of SCA Ownership	Gross Amount	Admitted Amount	Nonadmitted Amount

TIAA FSB Holdings, Inc.	100%	$3,141	$3,141	$—

	2020
SCA Entity	Type of NAIC Filing	Date of Filing to the NAIC	NAIC Valuation Amount	NAIC Response Received Y/N	NAIC Disallowed Entities Valuation Method, Resubmission Required Y/N

TIAA FSB Holdings, Inc.	Sub-2	8/27/2020	$3,605	Y	N

The Company holds an interest in TIAA-CREF Life Insurance Company (“TIAA Life”), an insurance SCA entity, for which the audited statutory equity reflects NYDFS departures from NAIC SAP as noted below.

The deferred premium asset limitation results from the NYDFS Circular Letter No. 11 (2010), which prescribed the calculation and clarified the accounting for deferred premium assets when reinsurance is involved.

The Department requires in Regulation No. 147 (11NYCRR 98) Valuation of Life Insurance Reserves Section 98.4 for any policy which guarantees renewal, or conversion to another policy, without evidence of insurability, additional reserves shall be held that account for excess mortality due to anti-selection with appropriate margins to cover expenses and risk of moderately adverse deviations in experience.

The Department prescribed a floor under Regulation No. 213 (11 NYCRR 103), Principle-Based Reserving, effective December 31, 2020, that the reserve for variable annuities is the greater of those prescribed under the NAIC Valuation Manual (“VM”) in section VM-21 Requirements for Principle-Based Reserves for Variable Annuities (“VM-21”), and Regulation No. 213.

B-22

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The following table provides the monetary effect on net income and surplus as a result of using NYDFS prescribed accounting practices that differed from NAIC SAP, the amount of the investment in the insurance SCA per audited statutory equity and amount of the investment if the insurance SCA had completed statutory financial statements in accordance with NAIC SAP (in millions):

	2021
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*

TIAA Life	$—	$7	$835	$842

*	Per NAIC SAP (without permitted or prescribed practices)

	2020
	Monetary Effect on NAIC SAP		Amount of Investment
SCA Entity	Net Income Increase (Decrease)	Surplus Increase (Decrease)	Per Audited Statutory Equity	If the Insurance SCA Had Completed Statutory Financial Statements*

TIAA Life	$(1)	$7	$811	$818

*	Per NAIC SAP (without permitted or prescribed practices)

During 2021 and 2020, had TIAA Life not departed from NAIC SAP a regulatory event would not have been triggered due to risk based capital.

The Company held bonds of affiliates at December 31, 2021 and 2020 of $285 million and $341 million, respectively.

As of December 31, 2021 and 2020, the net amount due to SCA entities was $561 million and $643 million, respectively. The net amounts are generally settled on a daily or monthly basis. These balances are reported in “Other assets” and “Other liabilities.” The Company has a subsidiary deposit program which allows certain subsidiaries the ability to deposit excess cash with the Company and earn daily interest. The deposits from this program are included in the net amount due to SCA entities and were $835 million and $842 million as of December 31, 2021 and 2020, respectively.

The Company holds investments in downstream non-insurance holding companies, which are valued by the Company utilizing the look-through approach as defined in SSAP 97, Investments in Subsidiary, Controlled and Affiliated Entities. The financial statements for the downstream non-insurance holding companies are not audited and the Company has limited the value of its investment in these non-insurance holding companies. All liabilities, commitments, contingencies, guarantees or obligations of these subsidiaries, which are required to be recorded as liabilities, commitments, contingencies, guarantees or obligations under applicable accounting guidance, are reflected in the Company’s determination of the carrying value of the investment in these subsidiaries, if not already recorded in the subsidiaries’ financial statements. The Company’s carrying value in these downstream non-insurance holding companies is $7,754 million and $6,695 million as of December 31, 2021 and 2020, respectively. Significant holdings as of December 31, are as follows (in millions):

	2021	2020
Subsidiary	Carrying Value	Carrying Value

TIAA Global Ag Holdco LLC	$981	$958

T-C Europe, LP	606	441

TIAA Infrastructure Investments, LLC	595	369

TIAA Super Regional Mall Member Sub LLC	534	577

Occator Agricultural Properties, LLC	456	365

T-C Lux Fund Holdings LLC	338	352

T-C MV Member LLC	316	318

NGFF Holdco, LLC	302	252

TGA APAC Fund Holdings, LLC	292	279

TGA MKP Member LLC	202	203

TIAA Wind Investments LLC	186	186

T-C Waterford Blue Lagoon LLC	182	197

TIAA GTR Holdco LLC	170	157

TIAA-Stonepeak Investments I, LLC	150	232

B-23

continued

	2021	2020
Subsidiary	Carrying Value	Carrying Value

TGA SS Self Storage Portfolio Inv Mbr LLC	140	—

TIAA-Stonepeak Investments II, LLC	139	68

730 Power Development, LLC	114	263

TEFF Holdco LLC	111	103

T-C MV Member II LLC	101	41

TGA Sparrow Investor LLC	83	—

TGA European RE Holdings I LLC	81	30

TGA EastRidge Investor Member LLC	78	75

TGA PC MCF Investor Member LLC	78	—

730 Transmission, LLC	77	112

TGA MS Self Storage Investor Member LLC	70	73

L.A. Teak Holdings, LLC	69	69

TGA SP-MPC Housing Investor Member LLC	69	54

TGA FC Investor Member LLC	69	78

Other	1,165	843

Total	$7,754	$6,695

Note 7—other long-term investments

The components of the Company’s carrying value in other long-term investments are (in millions):

	2021	2020

Affiliated other invested assets	$22,920	$21,909

Unaffiliated other invested assets	10,835	8,922

Receivables for securities, derivative collateral and line of credit	507	487

Total other long-term investments	$34,262	$31,318

As of December 31, 2021 and 2020, affiliated other invested assets consist primarily of investments through downstream legal entities in the following (in millions):

	2021	2020

Real estate	$8,178	$6,934

Operating subsidiaries and affiliates	5,474	5,347

Investment subsidiaries	3,648	3,984

Agriculture and timber	4,177	4,212

Energy and infrastructure	1,443	1,432

Total affiliated other invested assets	$22,920	$21,909

Of the $5,474 million and $5,347 million of operating subsidiaries and affiliates as of December 31, 2021 and 2020, $5,193 million and $5,060 million were attributed to Nuveen, LLC, TIAA’s largest subsidiary, respectively.

As of December 31, 2021 and 2020, unaffiliated other invested assets consist primarily of joint ventures.

The following table presents the OTTI recorded for the years ended December 31, (in millions) for other long-term investments for which the carrying value is not expected to be recovered:

	2021	2020	2019

OTTI	$624	$487	$182

The following table presents the carrying value for other long-term investments denominated in foreign currency for the years ended December 31, (in millions):

	2021	2020

Other long-term investments denominated in foreign currency	$808	$978

B-24

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Note 8—investments commitments

The outstanding obligation for future investments at December 31, 2021, is shown below by asset category (in millions):

	2022	In later years	Total Commitments

Bonds	$725	$232	$957

Stocks	21	29	50

Mortgage loans	415	—	415

Real estate	13	—	13

Other long-term investments	2,004	6,100	8,104

Total	$3,178	$6,361	$9,539

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers, funding of stock commitments is contingent upon their continued favorable financial performance and the funding of real estate and commercial mortgage commitments is generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. The funding of residential mortgage loan commitments is contingent upon the loan meeting specified guidelines including property appraisal reviews and confirmation of borrower credit. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

Note 9—investment income and capital gains and losses

Net Investment Income: The components of net investment income for the years ended December 31, are as follows (in millions):

	2021	2020	2019

Bonds	$8,667	$8,772	$8,748

Stocks	231	121	159

Mortgage loans	1,429	1,388	1,407

Real estate	382	333	276

Derivatives	215	204	190

Other long-term investments	3,274	2,022	2,261

Cash, cash equivalents and short-term investments	—	3	9

Total gross investment income	14,198	12,843	13,050

Less investment expenses	(1,070)	(1,064)	(993)

Net investment income before amortization of IMR	13,128	11,779	12,057

Plus amortization of IMR	414	380	267

Net investment income	$13,542	$12,159	$12,324

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write- downs due to OTTI for the years ended December 31, are as follows (in millions):

	2021	2020	2019

Bonds	$832	$1,382	$34

Stocks	45	46	(185)

Mortgage loans	(6)	—	—

Real estate	204	27	112

Derivatives	152	1	132

Other long-term investments	(633)	(538)	(207)

Cash, cash equivalents and short-term investments	(23)	10	—

Total before capital gains taxes and transfers to IMR	571	928	(114)

Transfers to IMR	(923)	(1,678)	(208)

Net realized capital losses less capital gains taxes, after transfers to IMR .	$(352)	$(750)	$(322)

B-25

continued

Write-downs of investments resulting from OTTI, included in the preceding table, are as follows for the years ended December 31, (in millions):

	2021	2020	2019

Other-than-temporary impairments:

Bonds	$100	$261	$212

Stocks	52	67	236

Mortgage Loans	—	1	—

Other long-term investments	624	487	182

Total	$776	$816	$630

Information related to the sales of long term bonds are as follows for the years ended December 31, (in millions):

	2021	2020	2019

Proceeds from sales	$17,488	$13,528	$6,757

Gross gains on sales	$1,064	$1,656	$250

Gross losses on sales	$174	$71	$75

The Company performs periodic reviews of its portfolio to identify investments which may have deteriorated in credit quality to determine if any are candidates for sale in order to maintain a quality portfolio of investments. Investments which are deemed candidates for sale are continually monitored until sold and carried at the lower of amortized cost or fair value. In accordance with the Company’s valuation and impairment process, the investment will be monitored quarterly for further declines in fair value at which point an OTTI will be recorded until actual disposal of the investment.

Note 10—disclosures about fair value of financial instruments

Fair value of financial instruments

Included in the Company’s financial statements are certain financial instruments carried at fair value. Other financial instruments are periodically measured at fair value, such as when impaired, or for certain bonds and preferred stocks when carried at the lower of cost or fair value.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Fair values of financial instruments are based on quoted market prices when available. When market prices are not available, fair values are primarily provided by a third party-pricing service for identical or comparable assets, or through the use of valuation methodologies using observable market inputs. These fair values are generally estimated using a discounted cash flow analysis, incorporating current market inputs for similar financial instruments with comparable terms and credit quality. In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models and assumptions that management believes market participants would use to determine a current transaction price in a hypothetical market. These valuation techniques involve management estimation and judgment for many factors including market bid/ask spreads, and such estimations may become significant with increasingly complex instruments or pricing models.

The Company’s financial assets and liabilities are classified, for disclosure purposes, based on a hierarchy defined by SSAP No. 100R, Fair Value Measurements. The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and Level 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1—Inputs are unadjusted quoted prices in active markets for identical assets and liabilities that the Company has the ability to access at the measurement date.

Level 2—Other than quoted prices within Level 1 inputs are observable for the asset or liability, either directly or indirectly.

Level 2 inputs include:

•	Quoted prices for similar assets or liabilities in active markets,

•	Quoted prices for identical or similar assets or liabilities in markets that are not active,

•	Inputs other than quoted prices that are observable for the asset or liability,

•	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

B-26

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Level 3—Inputs are unobservable inputs for the asset or liability supported by little or no market activity. Unobservable inputs reflect the Company’s own assumptions about the assumptions that market participants would use in pricing the asset or liability. The Company’s data used to develop unobservable inputs is adjusted if information is reasonably available without undue cost and effort that indicates that market participants would use different assumptions.

Net Asset Value (“NAV”) practical expedient—TIAA has elected the NAV practical expedient for certain investments held by its separate account. These investments are excluded from the valuation hierarchy, as these investments are fair valued using their net asset value as a practical expedient since market quotations or values from independent pricing services are not readily available. The separate account assets that have elected the NAV practical expedient represent investments in limited partnerships and limited liability companies that invest in real estate properties. The fair value, determined by the NAV practical expedient, of these assets were $812 million and $393 million for the years ended December 31, 2021 and 2020, respectively, and total unfunded commitments were $321 million and $677 million for the years ended December 31, 2021 and 2020, respectively. For these investments, redemptions are prohibited prior to liquidation.

The following table provides information about the aggregate fair value for all financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV, at December 31, 2021 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)

Assets:

Bonds	$216,479	$197,717	$—	$212,612	$3,867	$—

Common stock	4,528	4,528	4,143	54	331	—

Preferred stock	372	345	12	200	160	—

Mortgage loans	37,959	36,793	—	—	37,959	—

Derivatives	828	1,070	—	81	747	—

Other invested assets	95	76	—	95	—	—

Contract loans	1,095	1,095	—	—	1,095	—

Separate account assets	51,325	51,255	19,839	4,867	25,807	812

Cash, cash equivalents & short term investments	628	628	88	540	—	—

Total	$313,309	$293,507	$24,082	$218,449	$69,966	$812

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)

Liabilities:

Deposit-type contracts	$3,355	$3,355	$—	$—	$3,355	$—

FHLB Debt	75	75	—	—	75	—

Separate account liabilities	51,152	51,152	—	—	51,152	—

Derivatives	188	221	—	190	(2)	—

Total	$54,770	$54,803	$—	$190	$54,580	$—

The following table provides information about the aggregate fair value for all financial instruments and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, 2020 (in millions):

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)

Assets:

Bonds	$226,697	$197,804	$1,665	$219,351	$5,681	$—

Common stock	802	802	487	—	315	—

Preferred stock	457	363	34	147	276	—

Mortgage loans	35,641	34,647	—	—	35,641	—

Derivatives	549	627	—	82	467	—

Other invested assets	100	76	—	100	—	—

Contract loans	1,493	1,493	—	—	1,493	—

Separate account assets	42,982	42,806	16,925	3,368	22,296	393

Cash, cash equivalents & short term investments	2,460	2,461	189	2,271	—	—

Total	$311,181	$281,079	$19,300	$225,319	$66,169	$393

B-27

continued

	Aggregate Fair Value	Statement Value	Level 1	Level 2	Level 3	Net Asset Value (NAV)

Liabilities:

Deposit-type contracts	$3,254	$3,254	$—	$—	$3,254	$—

Separate account liabilities	42,724	42,724	—	—	42,724	—

Derivatives	495	500	—	495	—	—

Total	$46,473	$46,478	$—	$495	$45,978	$—

The estimated fair values of the financial instruments presented above are determined by the Company using market information available as of December 31, 2021 and 2020. Considerable judgment is required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could realize in a market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

Level 1 financial instruments

Unadjusted quoted prices for these securities are provided to the Company by independent pricing services. Common stock, preferred stock, and separate account assets in Level 1 primarily include mutual fund investments valued by the respective mutual fund companies, exchange listed equities, and public real estate investment trusts. Bonds included in level 1 as of December 31, 2020 represent SVO-identified ETFs that qualify for bond treatment as discussed in note 2, and are valued using quoted market prices. As discussed in note 2, similar bond ETFs are classified as common stock as of December 31, 2021 and are valued using quoted market prices. Cash included in Level 1 represents cash on hand.

Level 2 financial instruments

Bonds included in Level 2 are valued principally by third party pricing services using market observable inputs. Because most bonds do not trade daily, independent pricing services regularly derive fair values using recent trades of securities with similar features. When recent trades are not available, pricing models are used to estimate the fair values of securities by discounting future cash flows at estimated market interest rates. Typical inputs to models used by independent pricing services include but are not limited to benchmark yields, reported trades, broker-dealer quotes, issuer spreads, benchmark securities, bids, offers, reference data, and industry and economic events. Additionally, for loan-backed and structured securities, valuation is based primarily on market inputs including benchmark yields, expected prepayment speeds, loss severity, delinquency rates, weighted average coupon, weighted average maturity and issuance specific information. Issuance specific information includes collateral type, payment terms of underlying assets, payment priority within the tranche, structure of the security, deal performance and vintage of loans.

Preferred stocks included in Level 2 include those which are traded in an inactive market for which prices for identical securities are not available. Valuations are based principally on observable inputs including quoted prices in markets that are not considered active.

Derivative assets and liabilities classified in Level 2 represent over-the-counter instruments that include, but are not limited to, fair value hedges using foreign currency swaps, foreign currency forwards, commodity forwards, interest rate swaps and credit default swaps. Fair values for these instruments are determined internally using market observable inputs that include, but are not limited to, forward currency rates, interest rates, credit default rates and published observable market indices.

Other invested assets in Level 2 are valued by a third party pricing vendor using primarily observable market inputs. Observable inputs include benchmark yields, reported trades, market dealer quotes, issuer spreads, two- sided markets, benchmark securities, bids, offers and reference data.

Separate account assets in Level 2 consist principally of short-term government agency notes and corporate bonds.

Cash equivalents, short term investments and common stock included in Level 2 are valued principally by third party services using market observable inputs.

Level 3 financial instruments

Valuation techniques for bonds included in Level 3 are generally the same as those described in Level 2 except that the techniques utilize inputs that are not readily observable in the market, including illiquidity premiums and spread adjustments to reflect industry trends or specific credit-related issues. The Company assesses the significance of unobservable inputs for each security and classifies that security in Level 3 as a result of the significance of unobservable inputs.

B-28

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Estimated fair value for privately traded common equity securities are principally determined using valuation and discounted cash flow models that require a substantial level of judgment. Included in Level 3 common stock is the Company’s holdings in the Federal Home Loan Bank of New York (“FHLBNY”) stock as described in Note 18 - FHLBNY Membership and Borrowings. As prescribed in the FHLBNY’s capital plan, the par value of the capital stock is $100 and all capital stock is issued, redeemed, repurchased, or transferred at par value. Since there is not an observable market for the FHLBNY’s stock, these securities have been classified as Level 3.

Preferred shares are valued using valuation and discounted cash flow models that require a substantial level of judgment.

Mortgage loans are valued using discounted cash flow models that utilize inputs which include loan and market interest rates, credit spreads, the nature and quality of underlying collateral and the remaining term of the loans.

Derivatives assets classified as Level 3 represent structured financial instruments that rely on inputs that are significant to the estimated fair value that are not observable in the market or cannot be corroborated by observable market data. Significant inputs that are unobservable generally include references to inputs outside the observable portion of credit curves or other relevant market measures. These unobservable inputs require significant management judgment or assumptions. Level 3 methodologies are validated through periodic comparison of the Company’s fair values to external broker-dealer values.

Contract loans are fully collateralized by the cash surrender value of underlying insurance policies and are valued based on the carrying value of the loan, which is determined to be its fair value, and are classified as Level 3. Separate account assets classified as Level 3 primarily include directly owned real estate properties, real estate joint ventures and real estate limited partnerships. Directly owned real estate properties are valued on a quarterly basis based on independent third party appraisals. Real estate joint venture interests are valued based on the fair value of the underlying real estate, any related mortgage loans payable and other factors such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Real estate limited partnership interests are valued based on the most recent NAV of the partnership.

Separate account liabilities are accounted for at fair value, except the TIAA Stable Value separate account, which supports book value separate account agreements, in which case the assets are accounted for at amortized cost. Separate account liabilities reflect the contractual obligations of the insurer arising out of the provisions of the insurance contract.

FHLB debt provides additional liquidity to the Company to support general business operations. FHLB debt held by the Company is generally comprised of short term advances and is reflected as borrowed money within the Company’s financial statements. Borrowings outstanding at December 31, 2021 had maturity dates less than three business days from the reporting date. Accordingly, the fair value of the debt is valued using the par value, which approximates fair value.

Deposit-type contracts include funding agreements used in an investment spread capacity. Fair value of funding agreements is determined by discounted cash flow analysis using funding agreement interest rates as of the reporting date. Other deposit-type contracts are valued based on the accumulated account value, which approximates fair value. All deposit-type contracts are classified as Level 3.

B-29

continued

Assets and liabilities measured and reported at fair value

The following table provides information about the aggregate fair value for financial instruments measured and reported at fair value and their level within the fair value hierarchy as well as investments valued at their NAV at December 31, (in millions):

	2021
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total

Assets at fair value:

Bonds

U.S. Government	$—	$1,884	$—	$—	$1,884

Industrial and miscellaneous	—	213	22	—	235

Total bonds	$—	$2,097	$22	$—	$2,119

Common stock

Industrial and miscellaneous	$4,143	$54	$331	$—	$4,528

Total common stocks	$4,143	$54	$331	$—	$4,528

Preferred stock	$12	$85	$83	$—	$180

Total preferred stocks	$12	$85	$83	$—	$180

Derivatives

Interest rate contracts	$—	$12	$—	$—	$12

Foreign exchange contracts	—	375	—	—	375

Total derivatives	$—	$387	$—	$—	$387

Separate accounts assets	$19,820	$2,216	$25,807	$812	$48,655

Total assets at fair value	$23,975	$4,839	$26,243	$812	$55,869

Liabilities at fair value:

Derivatives

Foreign exchange contracts	$—	$122	$—	$—	$122

Credit default swaps	—	1	—	—	1

Total liabilities at fair value	$—	$123	$—	$—	$123

	2020
	Level 1	Level 2	Level 3	Net Asset Value (NAV)	Total

Assets at fair value:

Bonds

U.S. Government	$—	$1,765	$—	$—	$1,765

Industrial and miscellaneous	1,665	146	90	—	1,901

Total bonds	$1,665	$1,911	$90	$—	$3,666

Common stock

Industrial and miscellaneous	$487	$—	$315	$—	$802

Total common stocks	$487	$—	$315	$—	$802

Preferred stock	$—	$—	$92	$—	$92

Total preferred stocks	$—	$—	$92	$—	$92

Derivatives

Interest rate contracts	$—	$21	$—	$—	$21

Foreign exchange contracts	—	240	—	—	240

Total derivatives	$—	$261	$—	$—	$261

Separate accounts assets	$16,901	$744	$22,296	$393	$40,334

Total assets at fair value	$19,053	$2,916	$22,793	$393	$45,155

Liabilities at fair value:

Derivatives

Foreign exchange contracts	$—	$338	$—	$—	$338

Credit default swaps	—	2	—	—	2

Total liabilities at fair value	$—	$340	$—	$—	$340

B-30

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Reconciliation of level 3 assets and liabilities measured and reported at fair value:

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2021 (in millions):

	Balance at 1/1/2021	Transfers into Level 3		Transfers out of Level 3	Total gains & (losses) included in Net Income	Total gains & (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Balance at Ending 12/31/2021

Bonds	$90	$7	[a]	$(43)[c]	$3	$7	$—	$1	$(29)	$(14)	$22

Common stock	315	—		—	43	36	6,199	—	(6,262)	—	331

Preferred stock	92	90	[b]	—	(8)	3	1	—	(95)	—	83

Separate account assets	22,296	—		—	191	3,216	1,421	—	(1,216)	(101)	25,807

Total	$22,793	$97		$(43)	$229	$3,262	$7,621	$1	$(7,602)	$(115)	$26,243

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(c)	The Company transferred bonds out of Level 3 that were not measured and reported at fair value.

The following is a reconciliation of the beginning and ending balances for assets and liabilities measured and reported at fair value using Level 3 inputs at December 31, 2020 (in millions):

	Beginning balance at 1/1/2020	Transfers into Level 3		Transfers out of Level 3	Total gains (losses) included in Net Income	Total gains (losses) included in Surplus	Purchases	Issuances	Sales	Settlements	Balance at Ending 12/31/2020

Bonds	$49	$76	[a]	$—	$(12)	$(11)	$—	$1	$(6)	$(7)	$90

Common stock	248	—		—	13	3	4,954	—	(4,903)	—	315

Preferred stock	28	71	[b]	(26)[c]	2	(19)	60	—	(1)	(23)	92

Separate account assets	22,457	—		—	(101)	(763)	1,466	—	(761)	(2)	22,296

Total	$22,782	$147		$(26)	$(98)	$(790)	$6,480	$1	$(5,671)	$(32)	$22,793

(a)	The Company transferred bonds into Level 3 that were measured and reported at fair value.
(b)	The Company transferred preferred stocks into Level 3 that were measured and reported at fair value.
(c)	The Company transferred preferred stocks out of Level 3 that were not measured and reported at fair value.

The Company’s policy is to recognize transfers into and out of Level 3 at the actual date of the event or change in circumstances that caused the transfer.

Quantitative information regarding level 3 fair value measurements

The following table provides quantitative information on significant unobservable inputs (Level 3) used in the fair value measurement of assets that are measured and reported at fair value at December 31, 2021 (in millions):

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Fixed maturity securities:

Bank Loans	$18	Market Comparable	Credit analysis/market comparable	$71.25	$71.25

Corporate and other bonds	$4	Market comparable	Credit analysis/market comparable	$6.32	$6.32

Equity securities:

Common stock	$331	Market comparable	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple	8.0x-14.3x	11.9x

		Equity method	Book value multiple	1.0x	1.0x

		Market comparable	Credit analysis/market comparable	$4-$537,819	$48,160

Preferred stock	$83	Market comparable	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) multiple	9.4x-12.0x	9.9x

		Market comparable	Price-to-book multiple	4x	4x

		Market comparable	Credit analysis/market comparable	$12.39	$12.39

B-31

continued

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Separate account assets:

Real estate properties and real estate joint ventures	$26,369

		Income approach—discounted cash flow	Discount rate	5.8%-9.5%	6.6%

Office properties			Terminal capitalization rate	4.5%-8.5%	5.5%

		Income approach—direct capitalization	Overall capitalization rate	4.0%-8.0%	5.0%

		Income approach—discounted cash flow	Discount rate	5.0%-8.3%	6.0%

Industrial properties			Terminal capitalization rate	4.0%-6.8%	4.6%

		Income approach—direct capitalization	Overall capitalization rate	2.5%-6.5%	4.0%

		Income approach—discounted cash flow	Discount rate	5.3%-7.3%	5.9%

Residential properties			Terminal capitalization rate	4.0%-5.8%	4.5%

		Income approach—direct capitalization	Overall capitalization rate	3.5%-5.3%	4.0%

Retail properties		Income approach—discounted cash flow	Discount rate	6.0%-11.8%	7.0%

			Terminal capitalization rate	5.0%-9.5%	5.7%

		Income approach—direct capitalization	Overall capitalization rate	4.5%-9.3%	5.2%

Hotel properties		Income approach—discounted cash flow	Discount rate	9.8%	9.8%

			Terminal capitalization rate	7.8%	7.8%

		Income approach— direct capitalization	Overall capitalization rate	7.3%	7.3%

Separate account real estate assets include the values of the related mortgage loans payable in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Mortgage loans payable	$(2,381)

Office properties		Discounted cash flow	Loan-to-value ratio	36.1%-63.5%	45.8%

			Equivalency rate	1.8%-3.7%	3.2%

			Loan-to-value ratio	36.1%-63.5%	45.8%

		Net present value	Weighted average cost of capital risk premium multiple	1.2-1.4	1.3

Industrial properties		Discounted cash flow	Loan-to-value ratio	34.0%-44.9%	38.8%

			Equivalency rate	3.3%-3.7%	3.4%

			Loan-to-value ratio	34.0%-44.9%	38.8%

		Net present value	Weighted average cost of capital risk premium multiple	1.2-1.3	1.3

Residential properties		Discounted cash flow	Loan-to-value ratio	28.8%-53.6%	40.0%

			Equivalency rate	2.1%-3.0%	2.8%

			Loan-to-value ratio	28.8%-53.6%	40.0%

		Net present value	Weighted average cost of capital risk premium multiple	1.3-1.4	1.3

Retail properties		Discounted cash flow	Loan-to-value ratio	36.0%-76.3%	46.0%

			Equivalency rate	3.1%-4.0%	3.5%

			Loan-to-value ratio	36.0%-76.3%	46.0%

		Net present value	Weighted average cost of capital risk premium multiple	1.2-1.9	1.4

Separate account real estate assets include the values of the related loan receivable in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Loan receivable	$1,493

Office properties		Discounted cash flow	Loan-to-value ratio	40.5%-94.7%	72.4%

			Equivalency rate	2.4%-9.5%	5.7%

Industrial properties		Discounted cash flow	Loan-to-value ratio	29.9%-68.7%	64.5%

			Equivalency rate	4.3%-5.1%	4.6%

Residential properties		Discounted cash flow	Loan-to-value ratio	38.4%-74.7%	50.0%

			Equivalency rate	2.5%-8.6%	5.0%

Retail properties		Discounted cash flow	Loan-to-value ratio	59.8%-79.8%	66.1%

			Equivalency rate	3.5%-6.9%	5.2%

B-32

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Separate account real estate assets include the values of the real estate operating business in the table below:

Financial Instrument	Fair Value	Valuation Techniques	Significant Unobservable Inputs	Range of Inputs	Weighted Average

Real estate operating business	$326

		Discounted cash flow	Discount rate	7.3%	7.3%

			Terminal growth rate	4.0%	4.0%

		Market approach	EBITDA multiple	21.6x	21.6	x

Additional qualitative information on fair valuation process

The Company has various processes and controls in place to ensure that fair value is reasonably estimated. The procedures and framework for fair value methodologies are approved by the TIAA Valuation Committee. The Risk Management Valuation group is responsible for the determination of fair value in accordance with the procedures and framework approved by the TIAA Valuation Committee.

Risk Management Valuation (1) compares price changes between periods to current market conditions, (2) compares trade prices of securities to fair value estimates, (3) compares prices from multiple pricing sources, and (4) performs ongoing vendor due diligence to confirm that independent pricing services use market-based parameters for valuation. Internal and vendor valuation methodologies are reviewed on an ongoing basis and revised as necessary based on changing market conditions to ensure values represent a reasonable exit price.

Markets in which the Company’s fixed income securities trade are monitored by surveying the Company’s traders. Risk Management Valuation determines if liquidity is active enough to support a Level 2 classification. Use of independent non-binding broker quotations may indicate a lack of liquidity or the general lack of transparency in the process to develop these price estimates, causing them to be considered Level 3.

Level 3 equity investments generally include private equity co-investments along with general and limited partnership interests. Values are derived by the general partners. The partners generally fair value these instruments based on projected net earnings, earnings before interest, taxes depreciation and amortization, discounted cash flow, public or private market transactions, or valuations of comparable companies. When using market comparable, certain adjustments may be made for differences between the reference comparable and the investment, such as liquidity. Investments may also be valued at cost for a period of time after an acquisition, as the best indication of fair value.

With respect to real property investments in TIAA’s Real Estate Account, each property is appraised, and each mortgage loan is valued, at least once every calendar quarter. Each property is appraised by an independent, third party appraiser, reviewed by the Company’s internal appraisal staff and as applicable, the Real Estate Account’s independent fiduciary. Any differences in the conclusions of the Company’s internal appraisal staff and the independent appraiser are reviewed by the independent fiduciary, who will make a final determination. The independent fiduciary was appointed by a special subcommittee of the Investment Committee of TIAA Board of Trustees to, among other things, oversee the appraisal process. The independent fiduciary must approve all independent appraisers used by the Real Estate Account.

Mortgage loans payable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral), the liquidity for mortgage loans of similar characteristics, the maturity date of the loan, the return demands of the market.

The loans receivable are valued internally by the Risk Management Valuation group, and reviewed by the Real Estate Account’s independent fiduciary, at least quarterly based on market factors, such as market interest rates and spreads for comparable loans, the liquidity for loans of similar characteristics, the performance of the underlying collateral (such as the loan-to-value ratio and the cash flow of the underlying collateral) and the credit quality of the counterparty. The Real Estate Account continues to use the revised value after valuation adjustments for the loan receivable to calculate the Account’s daily NAV until the next valuation review.

B-33

continued

Note 11—restricted assets

The following tables provide information on the amounts and nature of assets pledged to others as collateral or otherwise restricted by the Company as of December 31, (in millions):

	2021
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Collateral held under security lending agreements	$2,247	$—	$4	$—	$2,251	$365	$1,886	$—	$2,251	0.65%	0.66%

FHLB capital stock	186	—	—	—	186	181	5	—	186	0.05%	0.05%

On deposit with states	16	—	—	—	16	17	(1)	—	16	0.01%	0.01%

Pledged as collateral to FHLB (including assets backing funding agreements)	2,139	—	—	—	2,139	1,990	149	—	2,139	0.62%	0.62%

Pledged as collateral not captured in other categories	63	—	—	—	63	269	(206)	—	63	0.02%	0.02%

Other restricted assets	—	—	25	—	25	23	2	—	25	0.01%	0.01%

Total restricted assets	$4,651	$—	$29	$—	$4,680	$2,845	$1,835	$—	$4,680	1.36%	1.37%

	2020
	1	2	3	4	5	6	7	8	9	10	11
Restricted Asset Category	Total General Account (G/A)	G/A Supporting (S/A) Activity	Total Separate Account (S/A) Restricted Assets	S/A Assets Supporting G/A Activity	Total (1 plus 3)	Total From Prior Year	Increase/ (Decrease) (5 minus 6)	Total Non admitted Restricted	Total Admitted Restricted (5 minus 8)	Gross (Admitted & Nonadmitted) Restricted to Total Assets	Admitted Restricted to Total Admitted Assets

Collateral held under security lending agreements	$361	$—	$4	$—	$365	$395	$(30)	$—	$365	0.11%	0.11%

FHLB capital stock	181	—	—	—	181	104	77	—	181	0.05%	0.06%

On deposit with states	17	—	—	—	17	17	—	—	17	0.01%	0.01%

Pledged as collateral to FHLB (Including assets backing funding agreements)	1,990	—	—	—	1,990	449	1,541	—	1,990	0.60%	0.61%

Pledged as collateral not captured in other categories	269	—	—	—	269	35	234	—	269	0.08%	0.08%

Other restricted assets	—	—	23	—	23	124	(101)	—	23	0.01%	0.01%

Total restricted assets	$2,818	$—	$27	$—	$2,845	$1,124	$1,721	$—	$2,845	0.86%	0.88%

The pledged as collateral not captured in other categories represents derivative collateral the Company has pledged and collateral pledged associated with forward loan purchase agreements.

The other restricted assets represents preferred stocks held within the general account for which the transfer of ownership was restricted by contractual requirements and real estate deposits held within separate accounts.

B-34

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The following tables provide the collateral received and reflected as assets by the Company and the recognized obligation to return collateral assets as of December 31, (in millions):

	2021
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets

General Account:

Cash, cash equivalents and short-term investments	$773	$773	0.26%	0.27%

Securities lending collateral assets	2,247	2,247	0.76%	0.77%

Total General Account Collateral Assets	$3,020	$3,020	1.02%	1.04%

Separate Account:

Securities lending collateral assets	$4	$4	0.01%	0.01%

Total Separate Account Collateral Assets	$4	$4	0.01%	0.01%

	2021
	Amount	% of Total Liabilities

Recognized Obligation to Return Collateral Asset (General Account)	$3,020	1.21%

Recognized Obligation to Return Collateral Asset (Separate Account)	$4	0.01%

	2020
Collateral Assets	Book/Adjusted Carrying Value (BACV)	Fair Value	BACV to Total Assets (Admitted and Nonadmitted)	BACV to Total Admitted Assets

General Account:

Cash, cash equivalents and short-term investments	$356	$356	0.12%	0.13%

Securities lending collateral assets	361	361	0.13%	0.13%

Total General Account Collateral Assets	$717	$717	0.25%	0.26%

Separate Account:

Securities lending collateral assets	$4	$4	0.01%	0.01%

Total Separate Account Collateral Assets	$4	$4	0.01%	0.01%

	2020
	Amount	% of Total Liabilities

Recognized Obligation to Return Collateral Assets (General Account)	$717	0.29%

Recognized Obligation to Return Collateral Asset (Separate Account)	$4	0.01%

The Company receives primarily cash collateral for derivatives. The Company reinvests the cash collateral or uses the cash for general corporate purposes.

Note 12—derivative financial instruments

The Company uses derivative instruments for economic hedging and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company does not enter into derivative financial instruments with financing premiums.

Counterparty and Credit Risk: Derivative financial instruments used by the Company may be exchange-traded or contracted in the over-the-counter market (“OTC”). The Company’s OTC derivative transactions are cleared and settled through central clearing counterparties (“OTC-cleared”) or through bilateral contracts with other counterparties (“OTC-bilateral”). Should an OTC-bilateral counterparty fail to perform its obligations under contractual terms, the Company may be exposed to credit-related losses. The current credit exposure of the Company’s derivatives is limited to the net positive fair value of derivatives at the reporting date, after taking into consideration the existence of netting agreements and any collateral received. All of the credit exposure for the Company from OTC-bilateral contracts is with investment grade counterparties. The Company also monitors its counterparty credit quality on an ongoing basis.

B-35

continued

The Company currently has International Swaps and Derivatives Association (“ISDA”) master swap agreements in place with each derivative counterparty relating to OTC transactions. In addition to the ISDA agreement, Credit Support Annexes (“CSA”), which are bilateral collateral agreements, are put in place with a majority of the Company’s derivative OTC-bilateral counterparties. The CSAs allow the Company’s mark-to-market exposure to a counterparty to be collateralized by the posting of cash or highly liquid U.S. government securities. The Company also exchanges cash and securities margin for derivatives traded through a central clearinghouse. As of December 31, 2021 and 2020, counterparties pledged $773 million and $356 million, respectively, of cash collateral and margin to the Company.

The Company must also post collateral or margin to the extent its net position with a given counterparty or clearinghouse is at a loss relative to the counterparty. As of December 31, 2021 and 2020, the Company pledged the following collateral and margin to its counterparties (in millions):

	December 31,
	2021	2020

Cash collateral and margin	$3	$253

Securities collateral and margin	$47	$9

The amount of accounting loss the Company will incur if any party to the derivative contract fails completely to perform according to the terms of the contract and the collateral or other security, if any, for the amount due proved to be of no value to the Company is equal to the gross asset value and accrued interest receivable of all derivative contracts which, as of December 31, 2021 and 2020, were $1,172 million and $713 million, respectively.

Certain of the Company’s master swap agreements governing its derivative instruments contain provisions that require the Company to maintain a minimum credit rating from two of the major credit rating agencies. If the Company’s credit rating falls below the specified minimum, each of the counterparties to agreements with such requirements could terminate all outstanding derivative transactions between such counterparty and the Company. The termination requires immediate payment of amounts expected to approximate the net liability positions of such transactions with such counterparty. The aggregate fair value of all derivative instruments with credit-risk-related contingent features in a liability position on December 31, 2021 and 2020 were $67 million and $265 million, respectively, for which the Company posted collateral of $57 million and $253 million, respectively, through the normal course of business.

Derivative Types: The Company utilizes the following types of derivative financial instruments and strategies within its portfolio:

Interest Rate Swaps: The Company enters into interest rate swap contracts to economically hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. The Company does not apply hedge accounting for these derivatives instruments.

Foreign Currency Swap Contracts: The Company enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. The Company applies hedge accounting to certain of these derivatives instruments and fair value accounting to the majority of these derivatives instruments.

Foreign Currency Forward Contracts: The Company enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) to manage currency risks on investments denominated in foreign currencies. The Company does not apply hedge accounting for these derivatives instruments.

Purchased Credit Default Swap Contracts: The Company purchases credit default swaps to hedge against unexpected credit events on selective investments held in the Company’s investment portfolio. The Company pays a periodic fee in exchange for the right to put the underlying investment back to the counterparty at par upon a credit event by the underlying referenced issuer. Credit events are typically defined as bankruptcy, failure to pay, or certain types of restructuring. The Company does not apply hedge accounting for these derivatives instruments.

Written Credit Default Swaps used in Replication Transactions: Credit default swaps are used by the Company in conjunction with long-term bonds as replication synthetic asset transactions (“RSAT”). RSATs are derivative transactions (the derivative component) established concurrently with other investments (the cash component) in order to “replicate” the investment characteristics of another permissible instrument (the reference entity). The Company sells credit default swaps on single name corporate or sovereign credits, credit indices, or credit index tranches and provides credit default protection to the buyer. Events or circumstances that would require the Company to perform under a written credit default swap may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, debt restructuring, or default. The Company does not apply hedge accounting for these derivatives instruments.

Asset Swaps: The Company enters into asset swap contracts to hedge against inflation risk associated with its U.S. Treasury Inflation Protected Securities (TIPS). The Company also uses asset swap contracts in certain RSATs. For hedges of its TIPS, the Company pays all cash flows received from the TIPS security to the counterparty in exchange for fixed interest rate coupon

B-36

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

payments. The Company applies hedge accounting for asset swaps used in hedging transactions, and does not apply hedge accounting for asset swaps used in RSATs.

Total Return Swaps: The Company enters into total return swap contracts in conjunction with long-term bonds as part of its RSAT strategy. The Company does not apply hedge accounting for these derivatives instruments.

Commodity Forward Contracts: The Company enters into forward contracts to sell crude oil at a specified price on a specified future date in order to economically hedge against the effect of fluctuations in crude oil prices on certain equity investments held in its investment portfolio. The Company does not apply hedge accounting for these derivatives instruments.

The table below illustrates the change in net unrealized capital gains and losses and realized capital gains and losses from derivative instruments. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes (in millions):

	December 31, 2021		December 31, 2020		December 31, 2019
Qualifying hedge relationships	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)	Change in Net Unrealized Capital Gain (Loss)	Net Realized Capital Gain (Loss)

Foreign currency swap contract	$116	$(2)	$(133)	$(1)	$(19)	$(5)

Total qualifying hedge relationships	$116	$(2)	$(133)	$(1)	$(19)	$(5)

Non-qualifying hedge relationships

Commodity forwards	—	—	—	—	—	—

Foreign currency swaps	216	5	(253)	112	(17)	22

Foreign currency forwards	134	123	(76)	(125)	(71)	108

Interest rate contracts	(8)	—	9	—	8	—

Purchased credit default swaps	—	—	—	—	—	—

Total non-qualifying hedge relationships	$342	$128	$(320)	$(13)	$(80)	$130

Derivatives used for other than hedging purposes	—	26	—	15	—	7

Total derivatives	$458	$152	$(453)	$1	$(99)	$132

Events or circumstances that would require the Company to perform under a written credit derivative position may include, but are not limited to, bankruptcy, failure to pay, debt moratorium, debt repudiation, restructuring of debt and acceleration, or default. The maximum potential amount of future payments (undiscounted) the Company could be required to make under the credit derivative is represented by the notional amount of the contract. Should a credit event occur, the amounts owed to a counterparty by the Company may be subject to recovery provisions that include, but are not limited to:

1.	Notional amount payment by the Company to Counterparty and/or delivery of physical security by Counterparty to the Company.

2.	Notional amount payment by the Company to Counterparty net of contractual recovery fee.

3.	Notional amount payment by the Company to Counterparty net of auction determined recovery fee.

The Company will record an other-than-temporary impairment loss on a derivative position if an existing condition or set of circumstances indicates there is a limited ability to recover an unrealized loss.

The Company enters into replication transactions whereby credit default swaps have been written by the Company on credit indices, credit index tranches, or single name corporate or sovereign credits. Credit index positions represent replications where credit default swaps have been written by the Company on the Dow Jones North American Investment Grade Series of indexes (DJ.NA.IG). Each index is comprised of 125 liquid investment grade credits domiciled in North America and represents a broad exposure to the investment grade corporate market. Index positions also represent replications where credit default swaps have been written by the Company on the Dow Jones North American High Yield Series of indexes (DJ.NA.HY). Each index is comprised of 100 high yield credits domiciled in North America and represents a broad exposure to the high yield corporate market.

The Company writes contracts on the “Senior” tranche of the Dow Jones North American Investment Grade Index Series 25, 27, 29, 31 and 33, 35 and 37 (DJ.NA.IG.25, DJ.NA.IG.27, DJ.NA.IG.29, DJ.NA.IG.31, DJ.NA.IG.33, DJ.NA.IG.35 and DJ.NA.IG37, respectively), whereby the Company is obligated to perform should the default rates of each index fall between 7%-15%. The Company also writes contracts on the “Super Senior” tranche of the Dow Jones North American High Yield Index Series 27, 31, 33, 35,and 37 (DJ.NA.HY.27, DJ.NA.HY.31, DJ.NA.HY.33, DJ.NA.HY.35 and DJ.NA.HY.37 respectively), whereby the Company is obligated to perform should the default rates of each index fall between 35%-100%. The maximum potential amount of future payments (undiscounted) the Company could be required to make under these positions is represented by the notional amount of the contracts.

B-37

continued

Information related to the credit quality of replication positions involving credit default swaps appears below. The values below are listed in order of their NAIC credit designation, with a designation of 1 having the highest credit quality based on the underlying asset referenced by the credit default swap (in millions):

		December 31, 2021			December 31, 2020
	Referenced Credit Obligation	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity	CDS Notional Amount	CDS Estimated Fair Value	Weighted Average Years to Maturity

RSAT NAIC Designation

1 Highest quality	Single name credit default swaps	$—	$—	—	$—	$—	—

	Credit default swaps on indices	11,007	740	4	9,167	468	4
	Subtotal	11,007	740	4	9,167	468	4

2 High quality	Single name credit default swaps	—	—	—	—	—	—

	Credit default swaps on indices	96	9	2	—	—	—
	Subtotal	96	9	2	—	—	—

3 Medium quality	Single name credit default swaps	—	—	—	—	—	—

	Credit default swaps on indices	—	—	—	—	—	—
	Subtotal	—	—	—	—	—	—

Total		$11,103	$749	6	$9,167	$468	4

The table below illustrates derivative asset and liability positions held by the Company, including notional amounts, carrying values and estimated fair values. Instruments utilizing hedge accounting treatment are shown as qualifying hedge relationships. Hedging instruments that utilize fair value accounting are shown as non-qualifying hedge relationships. Derivatives used in replication strategies are shown as derivatives used for other than hedging purposes.

		Summary of Derivative Positions
		(in millions)
		December 31, 2021			December 31, 2020
Qualifying Hedge Relationships		Notional	Carrying Value	Estimated FV	Notional	Carrying Value	Estimated FV

Asset swaps	Assets	$—	$—	$—	$—	$—	$—

	Liabilities	1,210	—	(423)	1,210	—	(182)

Foreign currency swap contracts	Assets	1,358	57	122	37	3	5

	Liabilities	2,050	(96)	(67)	1,942	(158)	(157)

Total qualifying hedge relationships		$4,618	$(39)	$(368)	$3,189	$(155)	$(334)

Non-qualifying hedge relationships

Commodity forwards	Assets	$—	$—	$—	$—	$—	$—

	Liabilities	—	—	—	—	—	—

Interest rate contracts	Assets	166	12	9	166	21	20

	Liabilities	—	—	—	—	—	—

Foreign currency swaps	Assets	4,144	327	327	2,946	240	240

	Liabilities	2,502	(105)	(105)	3,163	(234)	(234)

Foreign currency forwards	Assets	1,715	48	48	148	—	—

	Liabilities	2,486	(17)	(17)	4,584	(104)	(104)

Purchased credit default swaps	Assets	—	—	—	—	—	—

	Liabilities	131	(1)	(1)	144	(2)	(2)

Total non-qualifying hedge relationships		$11,144	$264	$261	$11,151	$(79)	$(80)

Derivatives used for other than hedging purposes

Written credit default swaps	Assets	$11,003	$625	$747	$9,067	$363	$467

	Liabilities	100	(1)	2	100	(2)	1

Asset swaps and total return swaps	Assets	10	—	(2)	10	—	(1)

	Liabilities	—	—	—	—	—	—

Total derivatives used for other than hedging purposes		$11,113	$624	$747	$9,177	$361	$467

Total derivatives		$26,875	$849	$640	$23,517	$127	$53

B-38

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

For the year ended December 31, 2021 and 2020, the average fair value of derivatives used for other than hedging purposes, was $463 million and $411 million.

Note 13—separate accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account established on February 16, 1994 under the insurance laws of the State of New York for the purpose of issuing and funding after-tax variable annuity contracts for employees of non-profit institutions organized in the United States, including governmental institutions. VA-1 is registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA” or “VA-2”) is a segregated investment account organized on February 22, 1995, under the insurance laws of the State of New York for the purpose of providing an investment option to TIAA’s pension customers to direct investments to an investment vehicle that invests primarily in real estate. VA-2 is registered with the Commission under the Securities Act of 1933 effective October 2, 1995. VA-2’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in publicly-traded securities and other instruments easily converted to cash to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for retirement plans of employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. VA-3 is registered with the Commission as an investment company under the Investment Company Act of 1940, effective September 29, 2006, and operates as a unit investment trust.

The TIAA Stable Value Separate Account (“TSV”) is an insulated, non-unitized separate account established on March 31, 2010 qualifying under New York Insurance Law 4240(a)(5)(ii). The separate account supports a flexible premium group deferred fixed annuity contract intended to be offered to employer sponsored retirement plans. The assets of this account are carried at book value.

In accordance with the domiciliary state procedures for approving items within the separate accounts, the separate accounts classification of the following items are supported by a specific state statute:

Product Identification	Product Classification	State Statute Reference

TIAA Separate Account VA-1	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Real Estate Account	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Separate Account VA-3	Variable annuity	Section 4240 of the New York Insurance Law

TIAA Stable Value	Group deferred fixed annuity	Section 4240(a)(5)(ii) of the New York Insurance Law

The legal insulation of the separate account assets prevents such assets from being generally available to satisfy claims resulting from the general account.

The Company’s separate account statement includes legally insulated assets as of December 31 attributed to the following products (in millions):

Product	2021	2020

TIAA Real Estate Account	$28,844	$23,458

TIAA Separate Account VA-3	18,395	15,658

TIAA Separate Account VA-1	1,416	1,218

TIAA Stable Value	2,600	2,472

Total	$51,255	$42,806

In accordance with the products recorded within the separate accounts, some separate account liabilities are guaranteed by the general account. In accordance with the guarantees provided, if the investment proceeds are insufficient to cover the rate of return guaranteed for the product, the policyholder proceeds will be remitted by the general account.

The general account provides the REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. When the REA cannot fund participant requests, the general account will fund the requests by purchasing accumulation units in the REA. Under this agreement, the Company guarantees participants will be able to redeem their accumulation units at their accumulation unit value determined after the transfer or withdrawal request is received in good order.

B-39

continued

Additional information regarding separate accounts of the Company is as follows for the years ended December 31, (in millions):

	2021
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$665	$—	$4,443	$5,108

Reserves

For accounts with assets at:

Fair value	$—	$—	$47,883	$47,883

Amortized cost	2,497	—	—	2,497

Total reserves	$2,497	$—	$47,883	$50,380

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$2,497	$—	$—	$2,497

At fair value	—	—	47,883	47,883

Total reserves	$2,497	$—	$47,883	$50,380

*	Withdrawable at book value without adjustment or charge.

	2020
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$1,215	$—	$4,077	$5,292

Reserves

For accounts with assets at:

Fair value	$—	$—	$40,105	$40,105

Amortized cost	2,385	—	—	2,385

Total reserves	$2,385	$—	$40,105	$42,490

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$2,385	$—	$—	$2,385

At fair value	—	—	40,105	40,105

Total reserves	$2,385	$—	$40,105	$42,490

*	Withdrawable at book value without adjustment or charge.

	2019
	Non-indexed Guarantee less than/equal to 4%	Non-indexed Guarantee more than 4%	Non-guaranteed Separate Accounts	Total

Premiums, considerations or deposits	$711	$—	$4,475	$5,186

Reserves

For accounts with assets at:

Fair value	$—	$—	$41,653	$41,653

Amortized cost	1,606	—	—	1,606

Total reserves	$1,606	$—	$41,653	$43,259

By withdrawal characteristics:

Subject to discretionary withdrawal:

At book value without market value adjustment and with current surrender charge of 5% or less*	$1,606	$—	$—	$1,606

At fair value	—	—	41,653	41,653

Total reserves	$1,606	$—	$41,653	$43,259

*	Withdrawable at book value without adjustment or charge.

B-40

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The following is a reconciliation of transfers to (from) the Company to the separate accounts for the years ended December 31, (in millions):

	2021	2020	2019

Transfers reported in the Summary of Operations of the separate accounts statement:

Transfers to separate accounts	$5,755	$5,631	$5,513

Transfers from separate accounts	(4,953)	(8,343)	(4,355)

Reconciling adjustments:

Fund transfer exchange gain (loss)	—	(1)	—

Transfers reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$802	$(2,713)	$1,158

Note 14—policy and contract reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial methodology. The reserves are based on assumptions for interest, mortality and other risks insured.

For annuities and supplementary contracts, policy and contract reserves are calculated using Commissioner’s Annuity Reserve Valuation Method (“CARVM”) in accordance with New York State Regulation 151 and Actuarial Guideline 33 for all other products.

Effective January 1, 2020 variable annuity reserving follow VM-21. During 2020, the Company elected the factor based alternative method under VM-21, which is an option allowed for variable annuity writers with no living benefits. This method is similar to the factor based alternative method used prior to 2020 in accordance with AG43. Given the similar methodology under VM-21 and AG43, there was no impact from the change in the reserve valuation basis. Effective December 31, 2020 reserves were also subject to the NYDFS floor prescribed under NYDFS Regulation 213, Principle-Based Reserving. The Company’s reported reserve for variable annuities as of December 31, 2021 and 2020 is the greater of those prescribed under VM-21 and Regulation 213. The Company did not have a material difference in the reported reserve for variable annuities as a result of the floor prescribed under Regulation 213 for the periods ending December 31, 2021 and 2020.

The Company has established policy reserves on deferred and payout annuity contracts issued January 1, 2001 and later that exceed the minimum amounts determined under Appendix A-820, “Minimum Life and Annuity Reserve Standards” of NAIC SAP. The excess above the minimum is as follows (in millions):

	December 31, 2021	December 31, 2020

Deferred and payout annuity contracts issued after 2000	3,988	$4,118

The Company performed asset adequacy analysis in order to test the adequacy of its reserves in light of the assets supporting such reserves. This analysis reflected the requirements of the NYDFS Special Considerations Letter, which specifies certain requirements related to reserves and asset adequacy analysis. The Company determined that its reserves are sufficient to meet its obligations for the years ending December 31, 2021 and 2020.

For ordinary and collective life insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for the vast majority of issues on and after such date. Five-year renewable term policies issued on or after January 1, 1994 use the greater of unitary and segmented reserves, where each segment is equal to the term period. Annual renewable term policies and cost of living riders issued on and after January 1, 1994 uses the segmented reserves, where each segment is equal to one year in length.

Liabilities for incurred but not reported life insurance claims are based on historical experience and set equal to a percentage of expected claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total active lives disability waiver of premium reserve.

As of December 31, 2021 and 2020, the Company had $201 million and $236 million, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost are determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest is determined from the basic data.

B-41

continued

Withdrawal characteristics of individual annuity reserves, group annuity reserves, and deposit-type contract funds for the years ended December 31, are as follows (in millions):

	2021
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$26,938	$26,938	14.1%

At book value without adjustment (minimal or no charge or adjustment)	31,721	—	—	31,721	16.5%

Not subject to discretionary withdrawal	133,034	—	—	133,034	69.4%

Total (direct + assumed)	$164,755	$—	$26,938	$191,693	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$164,755	$—	$26,938	$191,693

	2020
INDIVIDUAL ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$22,799	$22,799	12.0%

At book value without adjustment (minimal or no charge or adjustment)	32,869	—	—	32,869	17.4%

Not subject to discretionary withdrawal	133,749	—	—	133,749	70.6%

Total (direct + assumed)	$166,618	$—	$22,799	$189,417	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$166,618	$—	$22,799	$189,417

	2021
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$20,930	$20,930	25.7%

At book value without adjustment (minimal or no charge or adjustment)	33,510	2,488	—	35,998	44.1%

Not subject to discretionary withdrawal	24,592	—	—	24,592	30.2%

Total (direct + assumed)	$58,102	$2,488	$20,930	$81,520	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$58,102	$2,488	$20,930	$81,520

	2020
GROUP ANNUITIES:	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$17,293	$17,293	22.9%

At book value without adjustment (minimal or no charge or adjustment)	32,096	2,378	—	34,474	45.6%

Not subject to discretionary withdrawal	23,833	—	—	23,833	31.5%

Total (direct + assumed)	$55,929	$2,378	$17,293	$75,600	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$55,929	$2,378	$17,293	$75,600

B-42

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	2021
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$15	$15	0.4%

At book value without adjustment (minimal or no charge or adjustment)	1,274	9	—	1,283	38.0%

Not subject to discretionary withdrawal	2,081	—	—	2,081	61.6%

Total (direct + assumed)	$3,355	$9	$15	$3,379	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,355	$9	$15	$3,379

	2020
DEPOSIT-TYPE CONTRACTS: (no life contingencies)	General Account	Separate Account with Guarantees	Separate Account Nonguaranteed	Total	% of Total

Subject to Discretionary Withdrawal:

At fair value	$—	$—	$12	$12	0.4%

At book value without adjustment (minimal or no charge or adjustment)	1,172	7	—	1,179	36.0%

Not subject to discretionary withdrawal	2,082	—	—	2,082	63.6%

Total (direct + assumed)	$3,254	$7	$12	$3,273	100.0%

Reinsurance ceded	—	—	—	—

Total (net)	$3,254	$7	$12	$3,273

Note 15—management agreements

Under Cash Disbursement and Reimbursement Agreements, the Company serves as the common pay-agent for certain subsidiaries and affiliates. Under management agreements, the Company provides investment advisory and administrative services for TIAA Life and administrative services to TIAA, FSB (“the Bank”) and VA-1. Additionally, the Company entered into a General Service and Facilities Agreements with Nuveen, LLC, for the Company to provide and receive general services at cost inclusive of charges for overhead.

As the common pay-agent, the Company allocated expenses of $2,125 million, $1,894 million and $2,002 million to its various subsidiaries and affiliates for the years ended December 31, 2021, 2020 and 2019, respectively. The expense allocation process determines the portion of the operating expenses attributable to each legal entity based on defined allocation methodologies. These methodologies represent either shared or direct costs depending on the nature of the service provided. At the completion of the allocation process all expenses are assigned to a legal entity.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization of TIAA, are provided at-cost by the Company and two of its subsidiaries, TIAA-CREF Investment Management, LLC (“TCIM”) and TIAA-CREF Individual and Institutional Services, LLC (“TC Services”). Such services are provided in accordance with an Administrative Service Agreement between CREF and the Company, an Investment Management Agreement between CREF and TCIM, and a Principal Underwriting and Distribution Services Agreement between CREF and TC Services (collectively the “CREF Agreements”). The Company is the common pay-agent for CREF and TC Services. The Company collects the distribution expense reimbursements from CREF and then remits those payments to TC Services. The administration and investment expenses incurred by the Company are included in operating expenses and offset against the related expense reimbursements received from CREF and Nuveen Services, respectively. The expense reimbursements under the CREF Agreements and the equivalent expenses, amounted to approximately $563 million, $610 million, and $566 million for the years ended December 31, 2021, 2020 and 2019, respectively.

TC Services maintains a Distribution Agreement with the Company under which TC Services is the principal underwriter and distributor for variable annuity contracts issued by the Company. TC Services also maintains a Distribution Agreement with the Company under which TC Services is the distributor for proprietary and non- proprietary mutual funds. Such activities performed by TC Services are on a cost reimbursement basis. The Company paid $225 million, $274 million and $259 million for the years ended December 31, 2021, 2020 and 2019, respectively. The Distribution Agreement covering proprietary and non-proprietary mutual funds has been amended as of January 1, 2022, whereby the Company will no longer provide cost reimbursements to TC Services for this service.

B-43

continued

Effective February 2019, the Company renewed a General Service Agreement whereby the Company provides general administrative services such as technology, marketing, finance, corporate overhead and individual advisory services to the Bank. Expense allocations to the Bank were $84 million, $91 million, and $105 million for the years ended December 31, 2021, 2020, and 2019, respectively.

Teachers Advisors, LLC (“Advisors”) provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. Nuveen Securities, LLC (“Securities”), an indirect subsidiary of Nuveen, LLC, distributes registered securities for certain proprietary funds and non-proprietary mutual funds.

The Company has Investment Management Agreements with Advisors and Nuveen Alternatives Advisors, LLC, wholly-owned subsidiaries of Nuveen, LLC, to manage, at a negotiated fee, investments held within the Company’s General Account including investments owned by investment subsidiaries of the Company. The Company paid $187 million, $210 million and $215 million to Advisors and $278 million, $269 million and $233 million to Nuveen Alternatives Advisers, LLC, for the years ended December 31, 2021, 2020 and 2019, respectively.

The Company has an Omnibus Service Agreement with Nuveen, LLC, pursuant to which Nuveen, LLC directly or through its subsidiaries agreed to provide services complementary to investment management to the Company at cost, inclusive of charges for overhead. The Company paid $7 million to Nuveen, LLC for each of the years ended December 31, 2021, 2020 and 2019.

Effective January 1, 2019, the Company entered into a sublease agreement for certain leases and leasehold improvements with Nuveen Services, LLC. The Company makes the applicable lease payments on behalf of Nuveen Services, LLC and then allocates those costs. Under the sublease agreement, the Company allocated $16 million, $16 million and $15 million to Nuveen Services, LLC for the years ended December 31, 2021, 2020, 2019, respectively.

All services necessary for the operation of the REA are provided at-cost by the Company and TC Services. The Company provides investment management and administrative services for the REA in accordance with an Investment Management and Administrative Agreement. Distribution services for the REA are provided in accordance with a Distribution Agreement among TC Services, the Company and the REA (collectively the “Agreements”). The Company and TC Services receive payments from the REA on a daily basis according to formulae established annually and adjusted periodically for performance of these Agreements. The daily fee is based on an estimate of the at-cost expenses necessary to operate the REA and is based on projected REA expense and asset levels, with the objective of keeping the fees as close as possible to actual expenses attributable to operating the REA. At the end of each quarter, any differences between the daily fees paid and actual expenses for the quarter are added to or deducted from REA’s fee in equal daily installments over the remaining days in the immediately following quarter. Reimbursements collected under the Agreements amounted to approximately $140 million, $140 million, and $150 million for the periods ended December 31, 2021, 2020 and 2019, respectively.

The Company provides certain separate account guarantees, including a liquidity guarantee to REA, and is compensated for these guarantees. See Note 20 Contingencies and Guarantees for additional information on separate account guarantees.

The Company has a Service Agreement with the Bank, whereby the Bank provides general services in support of the Company’s and its subsidiaries’ activities at cost inclusive of charges for overhead. The Company paid $11 million, $7 million and $11 million to the Bank for the years ended December 31, 2021, 2020 and 2019, respectively.

The Bank services certain residential mortgage loans held by the Company. As of December 31, 2021 and 2020, the Company held $459 million and $487 million of residential mortgage loans serviced by the Bank, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with Nuveen Investments, an indirect subsidiary of Nuveen, LLC, whereby the Company provides cash disbursements and related services at cost. The Company allocated $145 million, $118 million, and $119 million to Nuveen Investments for the years ended December 31, 2021, 2020, and 2019, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA Endowment and Philanthropic Services (“TEPS”), an indirect subsidiary of TIAA, whereby the Company provides cash disbursements and related services at cost. The Company allocated $39 million, $52 million, and $63 million to TEPS for the years ended December 31, 2021, 2020, and 2019, respectively.

The Company has a Cash Disbursement and Reimbursement Agreement with TIAA-CREF Tuition Financing, Inc. (“TFI”), a subsidiary of the Company, whereby the Company provides cash disbursements and related services at cost. The Company allocated $73 million, $83 million, and $72 million to TFI for the years ended December 31, 2021, 2020, and 2019, respectively.

The Company has a Service Agreement with TIAA India, an indirect wholly-owned subsidiary of the Company, whereby TIAA India provides information technology and non-technology services for the Company and its affiliates. The Company paid $85 million, $74 million, and $68 million to TIAA India for the years ended December 31, 2021, 2020, and 2019, respectively.

The Company has a Technology Support and Services Agreement with MyVest Corporation (“MyVest”), a wholly- owned subsidiary of the Company, whereby MyVest provides project and program management services for the Company. The Company paid

B-44

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

$35 million, $30 million, and $28 million to MyVest for the years ended December 31, 2021, 2020, and 2019, respectively. The Company agrees to provide MyVest administrative services for use in its day to day operations. MyVest reimbursed the Company for administrative services in the amount of $1 million for each of the years ended December 31, 2021, 2020 and 2019, respectively.

The Bank provides Custody and Trustee Services for TIAA Institutional Retirement, Retiree Health and Retirement Choice Plus Plans as well as perform IRA Custodial services for an IRA and Investment Solutions IRA Agreements which is paid by bank fees. The Company paid $6 million, $6 million, and $5 million to the Bank for the years ended December 31, 2021, 2020, and 2019, respectively.

Effective April 1, 2021, the Company entered into a service and subcontracting agreement with TIAA Shared Services, LLC (“TSS”), a wholly-owned subsidiary of the Company. Under the agreement, TSS serves as an internal administrative service provider for the Company as well as for CREF and the Company’s affiliates with existing administrative services agreements with the Company. The Company pays to TSS compensation it receives (and TSS reimburses the Company for disbursements it makes) relating to the provision of administrative services for the Company. The Company also reimburses TSS at cost for administrative services provided in support of the Company’s insurance business and the fulfillment of its contractual obligation to provide such services to CREF and the Company’s affiliates. The Company also provides to TSS any services necessary to conduct its operations, and TSS reimburses the Company at cost for these services. TSS reimbursed the Company $340 million for the year ended December 31, 2021.

Note 16—federal income taxes

By charter, the Company is a stock life insurance company operating on a non-profit basis. However, the Company has been fully subject to federal income taxation as a stock life insurance company since January 1, 1998.

The application of SSAP No. 101 Income Taxes requires a company to evaluate the recoverability of DTAs and to establish a valuation allowance if necessary to reduce the DTA to an amount which is more likely than not to be realized. Based on the weight of all available evidence, the Company has not recorded a valuation allowance on DTAs at December 31, 2021 or December 31, 2020.

Components of the net deferred tax asset/(liability) are as follows (in millions):

	12/31/2021			12/31/2020			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total

a) Gross Deferred Tax Assets	$4,869	$914	$5,783	$5,623	$596	$6,219	$(754)	$318	$(436)

b) Statutory Valuation Allowance Adjustments	—	—	—	—	—	—	—	—	—

c) Adjusted Gross Deferred Tax Assets (a–b)	4,869	914	5,783	5,623	596	6,219	(754)	318	(436)

d) Deferred Tax Assets Non-admitted	1,794	130	1,924	2,767	131	2,898	(973)	(1)	(974)

e) Subtotal Net Admitted Deferred Tax Asset (c-d)	3,075	784	3,859	2,856	465	3,321	219	319	538

f) Deferred Tax Liabilities	1,450	729	2,179	771	395	1,166	679	334	1,013

g) Net Admitted Deferred Tax Assets/(Net Deferred Tax Liability) (e–f)	$1,625	$55	$1,680	$2,085	$70	$2,155	$(460)	$(15)	$(475)

	12/31/2021			12/31/2020			Change
	(1) Ordinary	(2) Capital	(3) (Col 1+2) Total	(4) Ordinary	(5) Capital	(6) (Col 4+5) Total	(7) (Col 1–4) Ordinary	(8) (Col 2–5) Capital	(9) (Col 7+8) Total
Admission Calculation Components SSAP No. 101
a) Federal Income Taxes Paid In Prior Years Recoverable Through Loss Carrybacks	$—	$—	$—	$—	$—	$—	$—	$—	$—
b) Adjusted Gross DTA Expected To Be Realized (Excluding The Amount of DTA From (a) above After Application of the Threshold Limitation.(The Lesser of (b)1 and (b)2 Below)	1,625	55	1,680	2,085	70	2,155	(460)	(15)	(475)
1. Adjusted Gross DTA Expected to be Realized Following the Balance Sheet Date	1,625	55	1,680	2,085	70	2,155	(460)	(15)	(475)
2. Adjusted Gross DTA Allowed per Limitation Threshold	XXX	XXX	6,189	XXX	XXX	5,672	XXX	XXX	517

c) Adjusted Gross DTA (Excluding The Amount Of DTA From (a) and (b) above) Offset by Gross DTL	1,450	729	2,179	771	395	1,166	679	334	1,013
d) DTA Admitted as the result of application of SSAP No. 101. Total ((a)+(b)+(c))	$3,075	$784	$3,859	$2,856	$465	$3,321	$219	$319	$538

B-45

continued

	2021	2020

Ratio percentage used to determine recovery period and threshold limitation amount	1,088%	964%

Amount of adjusted capital and surplus used to determine the threshold limitation in (b)2 above (in millions)	$41,259	$37,811

	12/31/2021		12/31/2020		Change
	(1) Ordinary	(2) Capital	(3) Ordinary	(4) Capital	(5) (Col 1–3) Ordinary	(6) (Col 2–4) Capital

Impact of Tax Planning Strategies: (in millions)

Determination of adjusted gross DTAs and net admitted DTAs, by tax character as a percentage

Adjusted Gross DTAs Amount From Above	$4,869	$914	$5,623	$596	$(754)	$318

Percentage Of Adjusted Gross DTAs By Tax Character Attributable To The Impact Of Tax Planning Strategies	—%	—%	—%	—%	—%	—%

Net Admitted Adjusted Gross DTAs Amount From Above	$3,075	$784	$2,856	$465	$219	$319

Percentage Of Net Admitted Adjusted Gross DTAs By Tax Character Admitted Because Of The Impact Of Tax Planning Strategies	17.93%	—%	14.70%	—%	3.23%	—%

The Company supports the admittance of $548 million of DTA with $2,700 million of tax planning strategies. The Company does not have tax planning strategies that include the use of reinsurance.

The Company has no temporary differences for which DTLs are not recognized.

Income taxes incurred consist of the following major components (in millions):

	2021	2020	2019

Current Income Tax:

Federal income tax expense (benefit)	$(139)	$(352)	$(189)

Foreign taxes	1	—	—

Subtotal	$(138)	$(352)	$(189)

Federal income taxes expense on net capital gains	447	439	204

Generation/(utilization) of loss carry-forwards	(308)	(87)	(15)

Intercompany tax sharing expense/(benefit)	(271)	(22)	(2)

Other	4	10	19

Federal and foreign income tax expense / (benefit)	$(266)	$(12)	$17

	12/31/2021	12/31/2020	Change

Deferred Tax Assets:

Ordinary:

Policyholder reserves	$476	$595	$(119)

Investments	412	463	(51)

Policyholder dividends accrual	420	383	37

Fixed assets	182	183	(1)

Compensation and benefits accrual	330	305	25

Net operating loss carry-forward	108	527	(419)

Other (including items < 5% of total ordinary tax assets)	549	622	(73)

Intangible assets – business in force and software	2,392	2,545	(153)

Subtotal	$4,869	$5,623	$(754)

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	1,794	2,767	(973)

Admitted ordinary deferred tax assets	$3,075	$2,856	$219

Capital:

Investments	$892	$575	$317

Real estate	22	21	1

Subtotal	$914	$596	$318

Statutory valuation allowance adjustment	$—	$—	$—

Non-admitted	130	131	(1)

Admitted capital deferred tax assets	784	465	319

Admitted deferred tax assets	$3,859	$3,321	$538

B-46

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

	12/31/2021	12/31/2020	Change

Deferred Tax Liabilities:

Ordinary:

Investments	$1,243	$513	$730

Reserves transition adjustment	205	256	(51)

Other (including items < 5% of total ordinary tax liabilities)	2	2	—

Subtotal	$1,450	$771	$679

Capital:

Investments	$729	$395	$334

Subtotal	$729	$395	$334

Deferred tax liabilities	$2,179	$1,166	$1,013

Net Deferred Tax:

Assets/Liabilities	$1,680	$2,155	$(475)

The provision for federal and foreign income taxes incurred differs from the amount obtained by applying the statutory federal income tax rate to income before income taxes. The significant items causing this difference at December 31, 2021 are as follows (in millions):

Description	Tax Effect	Effective Tax Rate

Provision computed at statutory rate	$951	21.00%

Dividends received deduction	(94)	(2.08)%

Amortization of interest maintenance reserve	(87)	(1.92)%

Other	52	1.16%

Total statutory income taxes	$822	18.16%

Federal and foreign income tax expense (benefit)—Ordinary	$(266)	(5.86)%

Federal and foreign income tax expense (benefit)—Capital	—	—%

Change in net deferred income tax charge (benefit)	1,088	24.02%

Total statutory income taxes	$822	18.16%

As of December 31, 2021, the Company had the following net operating loss carry forwards (in millions):

Year Incurred	Net Operating Losses	Year of Expiration

2015	$231	2030

2017	283	2032

Total	$514

As of December 31, 2021, the Company had $0 foreign tax credit carry forwards.

As of December 31, 2021, the Company has no taxes available for recoupment in the event of future losses. At December 31, 2021, and 2020, the Company has no capital loss carry forwards.

At December 31, 2021, the Company has general business credits of $33 million generated during the years 2004 to 2020 and expiring between 2024 to 2040.

The Company does not have any protective tax deposits on deposit with the Internal Revenue Service under IRC Section 6603.

Beginning in 1998, the Company filed a consolidated federal income tax return with its includable affiliates (the “consolidating companies”). The consolidating companies participate in tax-sharing agreements. Under the general agreement, which applies to all of the below listed entities except those denoted with an asterisk (*), current federal income tax expense (benefit) is computed on a separate return basis and provides that members shall make payments or receive reimbursements to the extent their income (loss) contributes to or reduces consolidated federal tax expense. The consolidating companies are reimbursed for net operating losses or other tax attributes they have generated when utilized in the consolidated return.

1) 730 Texas Forest Holdings, Inc.

2) AMC Holding, Inc.

3) Business Property Lending, Inc.

4) CustomerOne Financial Network, Inc.

B-47

continued

5) Elite Lender Services, Inc.

6) GreenWood Resources, Inc.

7) MyVest Corporation

8) ND Properties, Inc.

9) NIS/R&T, Inc.*

10) Nuveen Holdings, Inc.*

11) Nuveen Holdings 1, Inc. *

12) Nuveen Investments, Inc.*

13) Nuveen Investments Holdings, Inc.*

14) Nuveen Securities, LLC*

15) Oleum Holding Company, Inc.

16) T-C Europe Holding, Inc.

17) T-C SP, Inc.

18) Terra Land Company

19) TIAA-CREF Life Insurance Company

20) TIAA Board of Governors

21) TIAA-CREF Tuition Financing, Inc.

22) TIAA Commercial Finance, Inc.

23) TIAA FSB Holdings, Inc.

24) TIAA, FSB

25) Tygris Asset Finance, Inc.

26) Tygris Commercial Finance Group, Inc.

27) Westchester Group Asset Management, Inc.

28) Westchester Group Farm Management, Inc.

29) Westchester Group Investment Management Holding Company, Inc.

30) Westchester Group Investment Management, Inc.

31) Westchester Group Real Estate, Inc.

The companies denoted with an asterisk above (collectively, “Nuveen subgroup”), are subject to a separate tax sharing agreement, under which current federal income tax expense (benefit) is computed on a separate subgroup return basis. Under the Agreement, Nuveen Holdings 1, Inc. makes payments to TIAA for amounts equal to the federal income payments that the Nuveen subgroup would be obliged to pay the federal government if the Nuveen subgroup had actually filed a separate consolidated tax return. Nuveen Holdings 1, Inc. is reimbursed for the subgroup losses to the extent that the subgroup tax return reflects a tax benefit that the Nuveen subgroup could have carried back to a prior consolidated return year.

Amounts receivable (payable) from the Company’s subsidiaries for federal income taxes are $7 million and ($27) million at December 31, 2021 and 2020, respectively.

The Company’s tax years 2014 through 2016 are currently under examination by the Internal Revenue Service (“IRS”), and tax years 2017 through 2020 are open for examination.

Note 17—repurchase and securities lending programs

Repurchase program

The Company has a repurchase program to sell and repurchase securities for the purposes of providing additional liquidity. For repurchase agreements, the Company’s policy requires a minimum of 95% of the fair value of securities transferred under repurchase agreements to be maintained as collateral.

The Company has procedures in place to monitor the value of the collateral held and the fair value of the securities transferred under the agreements. If at any time the value of the collateral received from the counterparty falls below 95% of the fair value of the securities transferred, the Company is entitled to receive additional collateral from its counterparty. The Company monitors the estimated fair value of the securities sold under the agreements on a daily basis with additional collateral sent/obtained as necessary. If the counterparty were to default on its obligation to return the securities sold under the agreement on the repurchase date, the Company has the right to retain the collateral.

During the years ended December 31, 2021 and 2020, the Company engaged in certain repurchase transactions as cash taker. These transactions were “bilateral” in nature and the Company did not engage in any “Tri-party” repurchase transactions during the year. Additionally, there were no securities sold during the years ended December 31, 2021 and 2020 that resulted in default.

As of December 31, 2021 and 2020, the Company had no outstanding repurchase agreements.

B-48

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

Securities lending program

The Company has a securities lending program whereby it may lend securities to qualified institutional borrowers to earn additional income. The Company receives collateral (in the form of cash) against the loaned securities and maintains collateral in an amount not less than 102% of the market value of loaned securities during the period of the loan; any additional collateral required due to changes in security values is delivered to the Company the next business day. Cash collateral received by the Company will generally be invested in high-quality short-term instruments or bank deposits.

As of December 31, 2021, the estimated fair value of the Company’s securities on loan under the program was $2,190 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2021, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $2,247 million included in “Payable for collateral for securities loaned”. This collateral received is cash and has not been sold or re-pledged as of December 31, 2021.

Of the cash collateral received from the program, $2,247 million is held as cash or reinvested in overnight, government backed, repurchase agreements as of December 31, 2021. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2021 (in millions):

	Amortized Cost	Fair Value

Open	$2,247	$2,247

Total collateral reinvested	$2,247	$2,247

As of December 31, 2020 the estimated fair value of the Company’s securities on loan under the program was $353 million. The estimated fair value of collateral held by the Company for the bonds on loan as of December 31, 2020, was reported in “Securities lending collateral assets” with an offsetting collateral liability of $361 million included in “Payable for collateral for securities loaned.” This collateral received was cash and had not been sold or re-pledged as of December 31, 2020.

Of the cash collateral received from the program, $361 million was held as cash as of December 31, 2020. Thus, the collateral remains liquid and could be returned in the event of a collateral call. The amortized cost and fair value of the reinvested cash collateral by the maturity date of the invested asset is as follows as of December 31, 2020 (in millions):

	Amortized Cost	Fair Value

Open	$361	$361

Total collateral reinvested	$361	$361

Note 18—federal home loan bank of new york membership and borrowings

The Company is a member of the FHLBNY. Through its membership, the Company has the ability to conduct business activity (“advances”) with the FHLBNY. It is part of the Company’s strategy to utilize these funds to provide additional liquidity to supplement existing sources. The Company is required to pledge collateral to the FHLBNY in the form of eligible securities for all advances received. The Company considers the amount of collateral pledged to the FHLBNY as the amount encumbered by advances from the FHLBNY at a point in time. The Company has determined the estimated maximum borrowing capacity as about $17,172 million. The Company calculated this amount using 5% of total net admitted assets at the current reporting date.

The following table shows the FHLBNY capital stock held in the general account as of December 31, (in millions):

	2021	2020

Membership stock—class A	$—	$—

Membership stock—class B	89	87

Activity stock	97	94

Excess stock	—	—

Total	$186	$181

There were no FHLBNY capital stock held in separate accounts as of December 31, 2021 and 2020.

Membership stock at December 31, 2021 and 2020, is not eligible for redemption.

The Company had $2,080 million and $2,081 million in funding agreements and $75 million and $0 in debt outstanding at December 31, 2021 and December 31, 2020 respectively.

B-49

continued

The following table shows the maximum collateral pledged to FHLBNY in the general account during the year ending December 31, (in millions):

	2021			2020
	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral	Fair Value	Carrying Value	Amount Borrowed at Time of Maximum Collateral

Total	$3,729	$3,352	$3,387	$4,460	$4,019	$4,124

There was no collateral pledged to FHLBNY in the separate accounts during the years ended December 31, 2021 and 2020.

The following table shows the maximum borrowing from FHLBNY in the general account during the year ending December 31, (in millions):

	2021	2020

Debt	$2,750	$2,114

Funding agreements	$637	$2,010

Total	$3,387	$4,124

There were no borrowings from FHLBNY in the separate accounts during the year ended December 31, 2021 and 2020.

The following table shows the collateral pledged to FHLB in the general account as of December 31, 2021 and 2020 (in millions):

	2021			2020
	Fair Value	Carrying Value	Aggregate Total Borrowing	Fair Value	Carrying Value	Aggregate Total Borrowing

Total	$2,377	$2,139	$2,155	$2,275	$1,990	$2,081

There was no collateral pledged to FHLB in the separate account as of December 31, 2021 and 2020.

Note 19—capital and contingency reserves and shareholders’ dividends restrictions

The portion of contingency reserves increased or (reduced) by each item below for the years ended December 31 are as follows (in millions):

	2021	2020	2019

Net income	$3,872	$604	$1,618

Change in net unrealized capital gains (losses), net of taxes	1,645	(678)	118

Change in asset valuation reserve	(2,485)	463	(1,063)

Change in net deferred income tax	(1,088)	(200)	(284)

Change in non-admitted assets	1,029	(301)	365

Change in post-retirement benefit liability	(1)	(8)	(8)

As of December 31, 2021 and 2020, the portion of contingency reserves represented by cumulative net unrealized gains was $3,943 million and $1,938 million, gross of deferred taxes, respectively.

Capital: The Company has 2,500 shares of Class A common stock authorized, issued and outstanding. All of the outstanding common stock of the Company is held by the TIAA Board of Governors, a not-for-profit corporation created for the purpose of holding the common stock of the Company. By charter, the Company operates without profit to its sole shareholder.

Surplus Notes: On May 7, 2020, the Company issued surplus notes in an aggregate principal amount of $1,250 million. The notes bear interest at an annual rate of 3.300%, and have a maturity date of May 15, 2050. Proceeds from the issuance of the notes were $1,248 million, net of issuance discount. Interest on the notes is scheduled to be paid semiannually on May 15 and November 15 of each year through the maturity date.

B-50

Notes to statutory–basis financial statements

Teachers Insurance and Annuity Association of America

The following table provides information related to the Company’s outstanding surplus notes as of December 31, 2021 (in millions):

Date Issued	Interest Rate	Original Issue Amount of Note	Carrying Value of Note Prior Year	Carrying Value of Note Current Year	Current Year Interest Expense Recognized	Life-To-Date Interest Expense Recognized	Life-To-Date Principal Paid	Date of Maturity

12/16/2009	6.850%	$2,000	$1,049	$1,049	$72	$863	$950	12/16/2039

09/18/2014	4.900%	1,650	1,649	1,649	81	565	—	09/15/2044

09/18/2014	4.375%*	350	349	349	15	107	—	09/15/2054

05/08/2017	4.270%	2,000	1,994	1,994	86	386	—	05/15/2047

05/07/2020	3.300%	1,250	1,249	1,249	41	63	—	05/15/2050

Total		$7,250	$6,290	$6,290	$295	$1,984	$950

*

The Company will bear interest at a fixed annual rate of 4.375% from and including September 18, 2014 to but excluding September 15, 2024 payable semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2015, then at an annual floating rate equal to Three-Month LIBOR plus 2.661% (see note below) from and including September 15, 2024 to but excluding the date on which the Fixed-to-Floating Rate Notes are paid in full, payable quarterly, in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 2024.

Note: Three-Month USD LIBOR will cease to be published after June 30, 2023. TIAA’s $350 million in surplus notes maturing in 2054 include fallback language if LIBOR is unavailable, which establishes a new annual rate, subject to further interpretation based on the NY law and any federal law that may be passed.

For the years ended December 31, 2021 and 2020, the Company did not have any related parties as holders of surplus notes or unapproved interest or principal. There were no amounts of current year interest offset or principal paid and the notes were not contractually linked. Surplus note payments are not subject to administrative offsetting and proceeds were not used to purchase assets directly from the holder of the note.

The instruments listed in the above table, are unsecured debt obligations of the type generally referred to as “surplus notes” and are issued in accordance with Section 1307 of the New York Insurance Law. The surplus notes are subordinated in right of payment to all present and future indebtedness, policy claims and other creditor claims of the Company and rank pari passu with any future surplus notes of the Company and with any other similarly subordinated obligations.

The notes were issued in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended, and the notes are evidenced by one or more global notes deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company.

No subsidiary or affiliate of the Company is an obligor or guarantor of the notes, which are solely obligations of the Company. No affiliates of the Company hold any portion of the notes.

The notes are unsecured and subordinated to all present and future indebtedness, policy claims and other creditor claims of the Company. Under New York Insurance Law, the notes are not part of the legal liabilities of the Company. The notes are not scheduled to repay any principal prior to maturity. Each payment of interest and principal may be made only with the prior approval of the Superintendent and only out of the Company’s surplus funds, which the Superintendent of the Department determines to be available for such payments under New York Insurance Law. In addition, provided that approval is granted by the Superintendent of the Department, the notes may be redeemed at the option of the Company at any time at the “make-whole” redemption price equal to the greater of the principal amount of the notes to be redeemed, or the sum of the present values of the remaining scheduled interest and principal payments, excluding accrued interest as of the redemption date, discounted to the redemption date on a semi-annual basis at the adjusted Treasury rate plus a pre-defined spread, plus in each case, accrued and unpaid interest payments on the notes to be redeemed to the redemption date.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). The Company has not paid dividends to its shareholder.

Note 20—contingencies and guarantees

Subsidiary and affiliate guarantees:

At December 31, 2021, the Company has a financial support agreement with TIAA Life. Under this agreement, the Company will provide support so TIAA Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus

B-51

continued

necessary to maintain TIAA Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA Life’s financial strength rating at least the same as the Company’s rating at all times. Since this obligation is not subject to limitations, the Company does not believe that it is possible to determine the maximum potential amount that could become due under these guarantees in the future. At December 31, 2021, the capital and surplus of TIAA Life was in excess of the minimum capital and surplus amount referenced, and its total adjusted capital was in excess of the referenced RBC-based amount calculated at December 31, 2021.

The Company has agreed that it will cause TIAA Life to be sufficiently funded at all times in order to meet all its contractual obligations on a timely basis including, but not limited to, obligations to pay policy benefits and to provide policyholder services. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA Life with recourse to or against any of the assets of the Company.

The Company has unconditionally guaranteed $1,000 million in 4.0% senior unsecured notes issued by Nuveen, LLC due in 2028. The Company agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Nuveen, LLC. The guarantee is made to/on behalf of a wholly-owned subsidiary, and as such the liability is excluded from recognition. The maximum potential amount of future payments the Company could be required to make under the guarantee as of December 31, 2021, is $1,280 million, which includes the future undiscounted interest payments. Should action under the guarantee be required, the Company would contribute cash to Nuveen, LLC, to fund the obligation, thereby increasing the Company’s investment in Nuveen, LLC, as reported in other invested assets. Based on Nuveen, LLC’s financial position and operations, the Company views the risk of performance under this guarantee as remote.

Additionally, the Company has the following agreements and lines of credit with subsidiaries, affiliates, and other related parties:

The Company provides a $100 million unsecured 364-day revolving line of credit arrangement with TIAA Life. $30 million of this facility is maintained on a committed basis with an expiration date of July 1, 2022. As of December 31, 2021, there were no balances outstanding.

The Company also provides a $1,000 million uncommitted line of credit to certain accounts of CREF and certain TIAA-CREF Funds (“Funds”). Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. As of December 31, 2021, there were no balances outstanding. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1,000 million committed credit facility maintained with a group of banks.

The Company guarantees CREF transfers to the Company for the immediate purchase of lifetime payout annuities will produce guaranteed payments that will never be less than the amounts calculated at the stipulated interest rate and mortality defined in the applicable CREF contract.

The Company also provides a $300 million unsecured and uncommitted 364-day revolving line of credit arrangement with the Bank. This line has an expiration date of September 7, 2022. As of December 31, 2021, there were no balances outstanding.

The Company also provides a $100 million committed 364-day revolving line of credit arrangement with Nuveen, LLC. This line has an expiration date of December 22, 2022. As of December 31, 2021, there were no balances outstanding.

The Company also provides a $200 million unsecured revolving line of credit arrangement with T-C M-T REIT LLC. This line has an open ended expiration date and is effective until terminated. As of December 31, 2021, $200 million was outstanding.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, TIAA’s general account will fund them by purchasing accumulation units. Under this agreement, TIAA guarantees that participants will be able to redeem their accumulation units at the accumulation unit value next determined after the transfer or withdrawal request is received in good order.

As of December 31, 2021, there are no outstanding liquidity units under the liquidity guarantee provided to REA by the Company.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a

B-52

Notes to statutory–basis financial statements	concluded

Teachers Insurance and Annuity Association of America

result of adverse mortality experience. The Company also guarantees expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Other contingencies:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of the Company or its subsidiaries. It is the Company management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

The Company receives and responds to subpoenas, examinations, or other inquiries from state and federal regulators, including state insurance commissioners; state attorneys general and other state governmental authorities; the SEC; federal governmental authorities; and the Financial Industry Regulatory Authority (“FINRA”), seeking a broad range of information. The Company cooperates in connection with these inquiries and believes the ultimate liability that could result from litigation and proceedings would not have a material adverse effect on the Company’s financial position.

Note 21—subsequent events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through March 10, 2022, the date the financial statements were available to be issued.

B-53

A15449 (5/22)

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.*

The expenses for the issuance and distribution of the Contracts, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$0.00
Printing and engraving	1,000.00
Accounting fees and expenses	5,000.00
Legal fees and expenses	5,000.00
Miscellaneous	5,000.00

TOTAL EXPENSES	$16,000.00

*	Estimated.

Item 14. Indemnification of Directors and Officers.

The TIAA-CREF Life Insurance Company bylaws provide that the TIAA-CREF Life Insurance Company will indemnify, in the manner and to the fullest extent permitted by law, each person made or threatened to be made a party to any action, suit or proceeding, whether or not by or in the right of the TIAA-CREF Life Insurance Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she or his or her testator or intestate is or was a director, officer or employee of the TIAA-CREF Life Insurance Company, or is or was serving at the request of the TIAA-CREF Life Insurance Company as director, officer or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if such director, officer or employee acted, in good faith, for a purpose that he reasonably believed to be in, or in the case of service for any other corporation or any partnership, joint venture trust, employee benefit plan or other enterprise, not opposed to, the best interests of the TIAA-CREF Life Insurance Company and in criminal actions or proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful. To the fullest extent permitted by law such indemnification shall include judgments, fines, amounts paid in settlement, and reasonable expenses, including attorneys’ fees. No payment of indemnification, advance or allowance under the foregoing provisions shall be made unless a notice shall have been filed with the Superintendent the New York Department of Insurance not less than thirty days prior to such payment specifying the persons to be paid, the amounts to be paid, the manner in which payment is authorized and the nature and status, at the time of such notice, of the litigation or threatened litigation.

Item 15. Recent Sales of Unregistered Securities

None.

TIAA-CREF Investment Horizon Annuity Prospectus

Item 16. Exhibits.

(1)	(A)	Principal Underwriter Distribution Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

	(B)	Cash Disbursement and Reimbursement Agreement for the TIAA-CREF Life Insurance Company Unit Investment Trust Separate Accounts[5]

(2)		None

(3)	(A)	Charter of TIAA-CREF Life Insurance Company[9]

	(B)	Bylaws of TIAA-CREF Life Insurance Company [2]

(4)	(A)	TIAA-CREF Investment Horizon Annuity Contract[3]

	(B)	TIAA-CREF Investment Horizon Annuity Application[2]

	(C)	Endorsements to TIAA-CREF Investment Horizon Annuity Contract[7]

(5)		Legality Opinion and Consent of Ken Reitz, Esquire**

(10)	(A)	Investment Management Agreement dated December 10, 1996, by and between Teachers Insurance and Annuity Association of America and TIAA Life Insurance Company[2]

	(B)	Amended and Restated Service Agreement by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company dated as of January 1, 1999[2]

	(C)	Financial Support Agreement between Teachers Insurance and Annuity Association of America on behalf of TIAA-CREF Life Insurance Company dated November 2, 1998[2]

	(D)	Tax Allocation Agreement dated January 1, 1998 by and among TIAA Board of Overseers, Teachers Insurance and Annuity Association of America and the direct and indirect subsidiaries of TIAA listed on Schedule A to the Agreement[2]

	(E)	Note Purchase Agreement dated as of April 2, 2001 by and between Teachers Insurance and Annuity Association of America and TIAA-CREF Life Insurance Company[7]

	(F)	Service Agreement dated as of December 11, 2001 by and between TIAA-CREF Tuition Financing, Inc. and TIAA-CREF Life Insurance Company[7]

	(G)	Distribution Agreement for TIAA-CREF Life Insurance Company Stable Value Separate Accounts dated as of May 10, 2012 by and between Teachers Personal Investors Services, Inc. and TIAA-CREF Life Insurance Company[7]

	(H)	Investment Management Agreement dated as of May 10, 2012 by and between Teachers Advisors, Inc. and TIAA-CREF Life Insurance[7]

	(I)	Master Independent Contractor Agreement between Teachers Insurance and Annuity Association of America and McCamish Systems, L.L.C. dated March 4, 2005[2]

	(J)	Service and Subcontracting agreement by and between Teachers Insurance and Annuity Association of America and TIAA Shared Services, LLC [12]

(14)		Code of Conduct of TIAA**

(21)		Subsidiaries of TIAA-CREF Life Insurance Company[4]

(23)		Consents of PricewaterhouseCoopers LLP**

(24)		Powers of Attorney[14]

(107)		Filing Fee Table **

*	To be filed by amendment
**	Filed Herewith

[1]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4, filed December 9, 1998 (File No. 333-61761).
[2]	Incorporated by reference to the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed June 13, 2008 (File No. 333-149714).
[3]	Incorporated by reference to the Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed July 18, 2008 (File No. 333-149714).
[4]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 26, 2010 (File No. 333-149714).
[5]	Incorporated by reference to Post-Effective Amendment No. 5 to the Registration Statement on Form N-4, filed on April 24, 2012 (File Nos. 333-145064 and 811-08963).
[6]	Incorporated by reference to the Registration Statement on Form N-6, filed on October 25, 2012 (File Nos. 333-183060 and 811-22659).

TIAA-CREF Investment Horizon Annuity Prospectus

[7]	Incorporated by reference to the Registration Statement on Form S-1, filed on March 23, 2016 (File No. 333-210342).
[8]	Incorporated by reference to the Post-Effective Amendment No. 14 to the Registration Statement on Form N-6, filed on April 27, 2017 (File Nos 333-128699 and 811-10393).
[9]	Incorporated by reference to the Post-Effective Amendment No. 2 to the Registration Statement on Form S-1, filed on April 27, 2018 (File No. 333-210342)
[10]	Incorporated by reference to the Registration Statement on Form N-6, filed on February 28, 2019 (File Nos. 333-229945 and 811-10393)
[11]	Incorporated by reference to the Post-Effective Amendment No. 15 to the Registration Statement on Form N-4, filed on April 29, 2019 (File Nos 333-145064 and 811-08963)
[12]	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)
[13]	Incorporated by reference to the Post-Effective Amendment No. 16 to the Registration Statement on Form N-4, filed on April 27, 2021 (File Nos 333-145064 and 811-08963)
[14]	Incorporated by reference to the Post-Effective Amendment No. 17 to the Registration Statement on Form N-4, filed on January 11, 2022 (File Nos 333-145064 and 811-08963).

Item 17. Undertakings.

(A)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

TIAA-CREF Investment Horizon Annuity Prospectus

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TIAA-CREF Investment Horizon Annuity Prospectus

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TIAA-CREF Life Insurance Company has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Charlotte, and State of North Carolina on the 28th day of April, 2022.

TIAA-CREF LIFE INSURANCE COMPANY

By:	/s/ WILLIAM G. GREISSER
William G. Greisser
President and Chief Executive Officer

TIAA-CREF Investment Horizon Annuity Prospectus

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 28, 2022, in the capacities indicated.

* William G. Greisser	President and Chief Executive Officer

/S/ STACY EISENHAUER Stacy Eisenhauer	Chief Financial Officer (Principal Financial and Accounting Officer)

* William G. Greisser	Director

* Rashme Badwe	Director

* Christine E. Dugan	Director

* Bradley Finkle	Director

* Anne Dobkowski	Director

* Eric T. Jones	Director

* Ali Iqbal	Director

* Nicholas Calarco	Director

* Timothy Penrose	Director

*	Signed by Kenneth W. Reitz, Esq. as attorney-in-fact pursuant to a Power of Attorney effective: March 30, 2020.

/S/ KENNETH W. REITZ
Kenneth W. Reitz, Esq. Attorney-in-fact

TIAA-CREF Investment Horizon Annuity Prospectus